                                                                    EXHIBIT 99.1

                    BEFORE THE PUBLIC UTILITIES COMMISSION

                          OF THE STATE OF CALIFORNIA





 In the Matter Of The                   )
 Application of San Diego Gas &         )
 Electric Company (U 902-E) For: (1)    )
 Authority to Reduce Rates Effective    )  Application No. ____________
 January 1, 1998, (2) Authority To Sell )
 Or Assign Transition Property To One   )
 or More Financing Entities; (3)        )
 Authority To Service Rate Reduction    )
 Bonds On Behalf Of Financing Entities; )
 (4) Authority To Establish Charges     )
 Sufficient To Recover Fixed Transition )
 Amounts; and (5) Such Further          )
 Authority Necessary For SDG&E To Carry )
 Out The Transactions Described In This )
 Application                            )
 ----------------------------------------


           APPLICATION OF SAN DIEGO GAS & ELECTRIC COMPANY (U 902-E) FOR AUTHORITY TO FINANCE A 10% RATE REDUCTION THROUGH THE
                        ISSUANCE OF RATE REDUCTION BONDS



                              STEVEN C. NELSON

                              Attorney for:
                              SAN DIEGO GAS & ELECTRIC COMPANY
                              101 Ash Street
                              Post Office Box 1831
                              San Diego, California  92112
                              Phone: (619) 699-5136
                              Fax: (619) 699-5027
May 6, 1997

                               TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
I.        INTRODUCTION AND PROCEDURAL HISTORY...................................................   2
II.       SUMMARY OF TRANSACTION................................................................   4
III.      STANDARD OF REVIEW....................................................................   7
IV.       SUMMARY OF TESTIMONY..................................................................   8
V.        REQUEST FOR PROCEDURAL SCHEDULE AND EX PARTE CONSIDERATION............................   9
VI.       STATUTORY AUTHORITY, CORPORATE AND FINANCIAL INFORMATION..............................  10

          A. STATUTORY AUTHORITY - RULE 15......................................................  10

          B. LEGAL NAME - RULE 15(A)............................................................  11

          C. CORRESPONDENCE OR COMMUNICATIONS - RULE 15(B)......................................  11

          D. EX PARTE ACTION - RULE 15(D).......................................................  12

          E. ARTICLES OF INCORPORATION - RULE 16(A).............................................  12

          F. FINANCIAL STATEMENT, BALANCE SHEET AND INCOME STATEMENT - RULE 23(A)...............  12

          G. PRESENT AND PROPOSED RATES - RULE 23(B) AND 23(C)..................................  12

          H. DESCRIPTION OF PROPERTY AND EQUIPMENT - RULE 23(D).................................  13

          I. SUMMARY OF EARNINGS - RULE 23(E) AND 23(F).........................................  13

          J. INDEX TO ATTACHMENTS AND EXHIBITS TO THIS APPLICATION - RULE 23(G).................  13

          K. DEPRECIATION - RULE 23(H)..........................................................  14

          L. PROXY STATEMENT - RULE 23(I).......................................................  14

          M. SERVICE OF NOTICE OF APPLICATION - RULE 24.........................................  15

          N. FORM OF FINANCING ORDER - COMMISSION RESOLUTION 173................................  16

IV.       CONCLUSION............................................................................  16

          A. GENERAL AUTHORIZATION..............................................................  17

                                                                                                PAGE
                                                                                                ----
          B. THE FIXED TRANSITION AMOUNTS AND THE FTA CHARGES...................................  18

          C. THE FTA CHARGES TRUE-UP MECHANISM..................................................  19

          D. TRANSITION PROPERTY................................................................  20

          E. STEPS IN THE RATE REDUCTION BOND TRANSACTION.......................................  21

             1. Transfer of Transition Property to the SPE......................................  21
             2. Transfer of SPE Debt Securities to the Issuer...................................  22
             3. Issuance of the Rate Reduction Bonds............................................  22

          F. RATE REDUCTION BOND SERVICING......................................................  23

          G. RATE REDUCTION AUTHORIZATION.......................................................  25

          H. RATEMAKING MECHANISM AUTHORIZATIONS................................................  25

          I. ADDITIONAL AUTHORIZATIONS AND APPROVALS............................................  25

                                    -ii-

                     BEFORE THE PUBLIC UTILITIES COMMISSION
                           OF THE STATE OF CALIFORNIA


 In the Matter Of
 The Application of San Diego Gas &     )
 Electric Company (U 902-E) For: (1)    )
 Authority to Reduce Rates Effective    )
 January 1, 1998, (2) Authority To Sell )
 Or Assign Transition Property To One   )
 or More Financing Entities; (3)        )  Application No. ____________
 Authority To Service Rate Reduction    )
 Bonds On Behalf Of Financing Entities; )
 (4) Authority To Establish Charges     )
 Sufficient To Recover Fixed Transition )
 Amounts; and (5) Such Further          )
 Authority Necessary For SDG&E To Carry )
 Out The Transactions Described In This )
 Application                            )
 ----------------------------------------


           APPLICATION OF SAN DIEGO GAS & ELECTRIC COMPANY (U 902-E) FOR AUTHORITY TO FINANCE A 10% RATE REDUCTION THROUGH THE
                        ISSUANCE OF RATE REDUCTION BONDS

     Pursuant to Sections 1(e), 330(w) and 841(a) of AB 1890, the California Public Utilities Commission's ("Commission") Rules of Practice and Procedure and the Administrative Law Judge's March 4, 1997 Ruling, San Diego Gas & Electric Company ("SDG&E") respectfully submits this Application for authority to finance a rate reduction through the issuance of Rate Reduction Bonds./1/


      In this Application, SDG&E first provides a brief introduction and procedural history (Section I) describing the requirements of AB 1890 to provide residential and small
------------------
/1/ The terms "Financing Entity," "Financing Order," "Fixed Transition Amounts," "Rate Reduction Bonds," "Transition Costs" and "Transition Property", shall have the respective meanings given them in P.U.Code Section 840.

commercial customers with a 10% rate reduction and to provide utilities with the means to finance this rate reduction through the issuance of Rate Reduction Bonds. Section I also summarizes the efforts the Commission, the utilities and interested parties have made to date to facilitate the Commission's processing of the utilities' Rate Reduction Bond applications.

     In Section II of the Application, SDG&E describes the proposed transaction.
Section III of the Application sets forth the applicable standard of review, per the requirements of AB 1890. Section IV summarizes SDG&E's prefiled testimony.
Section V describes the statutory authority upon which SDG&E is filing this Application and it lists the corporate and financial information required by Commission rules. Finally, in Section VI, SDG&E identifies the findings SDG&E is asking the Commission to make in its Financing Order.

                                       I.

                      INTRODUCTION AND PROCEDURAL HISTORY

     AB 1890 requires electric utilities to provide residential and small commercial customers with a 10% rate reduction for the period 1998 through March 31, 2002, assuming the rate freeze does not end earlier. P.U.Code (S) 368(a). AB 1890 also establishes the means for utilities to finance this rate reduction through the issuance of Rate Reduction Bonds. P.U.Code (S) 330(w)./2/

------------------
/2/ SDG&E believes that under AB 1890, the 10% rate reduction is contingent upon issuance of Rate Reduction Bonds in sufficient amounts to provide for the rate reduction.

     Under AB 1890, utilities must file their rate reduction financing applications by June 1, 1997. P.U.Code (S) 330(w). The legislation requires the Commission to act upon the utilities' applications within 120 days after filing. P.U.Code (S) 841(e). AB 1890 states that the Commission "shall" approve the utilities' applications if "issuance of rate reduction bonds . . . would reduce rates that residential and small commercial customers would have paid if the financing order were not adopted." P.U.Code (S) 841(a).

     On March 4, 1997, Administrative Law Judge Richard Careaga issued a ruling scheduling workshops to discuss implementation of AB 1890's Rate Reduction Bond requirements. In his ruling, the ALJ also directed utilities to prepare and submit comments regarding the utilities financing applications "[t]o provide a basis for workshop discussion." Ruling, p. 1. SDG&E was an active participant at the March 20-21, 1997 workshops and, per the ALJ's ruling, filed joint comments on March 14, 1997 regarding AB 1890's Rate Reduction Bond requirements./3/

     The ALJ indicated that one of the purposes of the workshop was to "enhance and focus the Commission's review of utility applications for financing authority." Ruling, p. 4. The ALJ also stated that:

          "Parties are encouraged to work together both before and after the workshop to reach agreement on issues. Utilities

-------------
/3/ "Joint Comments of Pacific Gas and Electric Company (U 39 M), San Diego Gas and Electric Company (U 902-E), and Southern California Edison (U 338-E) Regarding ALJ's Ruling on Rate Reduction Bond Workshop" (March 14, 1997).

          are encouraged to work together to achieve uniformity in their applications for financing authority and incorporate any agreements that can be achieved among a broad representation of parties."

Id.
--
     In recognition of the ALJ's admonitions and the short period of time in which the Commission has to process this Application, SDG&E has endeavored to work with other parties and with the other utilities to achieve as much consensus and uniformity of approach as possible. SDG&E also has endeavored to work proactively with the Commission staff and other parties to solicit and address concerns as early as practicable in this proceeding. In addition to actively participating in the March workshops, SDG&E has participated in other pre-filing briefings with parties and has provided its Application in draft form to several parties for their review prior to filing. SDG&E hopes these efforts will facilitate the Commission's review of its Application.

                                      II.

                             SUMMARY OF TRANSACTION

     AB 1890 requires utilities to provide residential and small commercial customers with a 10% rate reduction and provides utilities with the means to finance this rate reduction through the issuance of Rate Reduction Bonds. In consideration of the rate reduction, residential and small commercial customers will provide the source of payment of principal of and interest on the bonds through separate, nonbypassable charges designated Fixed Transition Amount ("FTA") charges. Pursuant to the legislation, such FTA charges are to be authorized by the Commission in connection with this proceeding and will be subject to an adjustment procedure on at least an annual basis over the term of the bonds. The net effect of the transaction will be to provide SDG&E's residential and small commercial customers with the required 10% rate reduction and to provide net present value benefits to these customers of approximately $100 million over the term of the bonds.

     SDG&E's proposed structure of the Rate Reduction Bond transaction is illustrated in Figure II-1.



                                  Figure II-1

                             Rate Reduction Bonds
                             Transaction Structure

                  [Chart describes structure of transaction]


     Step 1 of this process involves the formation by SDG&E of a Special Purpose Entity ("SPE"). Step 1 also involves the transfer by SDG&E of all of its rights, title and interest in and to the Transition Property (which is defined by AB 1890 to include all rights in and to the FTA charges and any revenues therefrom) to the SPE.

     In Step 2 of this process, the SPE will raise the necessary funds for its purchase of the Transition Property from SDG&E by issuing its own secured debt (the "SPE Debt") to the entity through which the Rate Reduction Bonds will be issued. The SPE Debt will be secured by the Transition Property (including the FTA charges and the right to receive all revenue therefrom) transferred by SDG&E to the SPE in Step 1 discussed above. As called for in AB 1890, the Rate Reduction Bonds will be issued through the California Infrastructure and Economic Development Bank ("Infrastructure Bank"), a Special Purpose Trust formed by the Infrastructure Bank, or another Financing Entity approved by the Infrastructure Bank (collectively the "SPT").

     Step 3 of this process is the issuance through the SPT of the Rate Reduction Bonds to investors. As contemplated by AB 1890, the Rate Reduction Bonds may be in the form of bonds, notes, certificates of participation or beneficial interest, or other evidences of indebtedness or ownership.

     SDG&E proposes to transfer Transition Property to the SPE in an amount sufficient to provide for the 10% rate reduction to residential and small commercial customers. It is currently anticipated that this will be an amount of Transition Property sufficient to support the issuance of an aggregate amount of up to $800 million of Rate Reduction Bonds by financing a portion of its Transition Costs. Thus, SDG&E will receive up to $800 million (less the amount of certain transaction costs) in consideration for the sale of the Transition Property to the SPE at the time the Rate Reduction Bonds are issued.

     SDG&E anticipates based on current estimates that the issuance of Rate Reduction Bonds will result in net present value benefits to its residential and small commercial customers of approximately $100 million. The estimated $100 million net present value savings will be achieved (i) by replacing existing debt and equity carrying costs for the financed Transition Costs with the lower-cost, all-debt structure of the Rate Reduction Bonds and (ii) by recovering these Transition Costs over the anticipated 10-year life of the Rate Reduction Bonds, rather than the 4-year rate freeze period available under AB 1890 in the absence of the issuance of Rate Reduction Bonds.

                                      III.

                               STANDARD OF REVIEW

     AB 1890 states that "[t]he electrical corporation shall in its application specify that the residential and small commercial customers as defined in subdivision (h) of Section 331 would benefit from reduced rates through the issuance of rate reduction bonds." P.U.Code (S) 841(a). Section 841(a) further states that the Commission "shall" approve the utilities' applications if "issuance of rate reduction bonds . . . would reduce rates that residential and small commercial customers would have paid if the financing order were not adopted."

     As summarized in Section II above, and as explained further in SDG&E's attached prefiled testimony, SDG&E's residential and small commercial customers will benefit from issuance of Rate Reduction Bonds in two ways. First, issuance of the bonds will enable the implementation of a 10% rate reduction for such customers beginning January 1, 1998 through the end of the rate freeze period. Second, issuance of the Rate Reduction Bonds will produce net present value savings to these SDG&E customers of approximately $100 million. SDG&E and Edison estimate that the issuance of Rate Reduction bonds will produce net present value savings to their residential and small commercial customers of approximately $850 million. The three utility combined total estimated net present value savings of approximately $950 million constitutes a compelling justification for the issuance of the Rate Reduction Bonds requested by the three utilities.

     Thus, under Section 841(a), the Commission should authorize SDG&E to issue the requested Rate Reduction Bonds.

                                      IV.

                              SUMMARY OF TESTIMONY

     SDG&E's testimony supporting this Application is contained in SDG&E Exhibit-1, which is appended to this Application. SDG&E Exhibit-1 has six chapters, with Chapter I constituting an executive summary and addressing general policy issues.

     In Chapter II of its prefiled testimony, SDG&E provides an overview of the structure of the Rate Reduction Bond transaction.

     In Chapter III, SDG&E describes in greater detail the financing considerations associated with the financing transaction, including a description of the asset-backed securities market in which the bonds will be issued. SDG&E also describes in greater detail the accounting, bankruptcy and tax considerations associated with the transaction.

     In Chapter IV, SDG&E describes the economic benefits to residential and small commercial customers of issuing Rate Reduction Bonds. SDG&E also presents in this Chapter (and Appendix B) its detailed bond sizing analysis.

     In Chapter V, SDG&E describes the tariff and ratemaking issues associated with the transaction.

     Finally, in Chapter VI, SDG&E describes the qualifications of the SDG&E witnesses sponsoring this testimony.

                                       V.

           REQUEST FOR PROCEDURAL SCHEDULE AND EX PARTE CONSIDERATION

     In accordance with P.U.Code (S) 841(e), the Commission is to establish procedures for the expeditious processing of applications for Financing Orders, including a decision on such applications within 120 days of the filing. SDG&E therefore requests that the Commission consider this Application ex parte, without hearings, because prompt action is mandated by AB 1890 to enable the Commission to issue its Financing Order and SDG&E to complete the issuance of Rate Reduction Bonds in time to implement the 10% rate reduction on January 1, 1998.

     SDG&E's prepared testimony, SDG&E Exhibit-1, supports SDG&E's request for ex parte action. If the Commission denies this request for ex parte action, SDG&E is prepared to commence hearings on Rate Reduction Bonds immediately. SDG&E's proposed schedule for this proceeding, based on Commission Resolution 173 (April 23, 1997), is shown below:

                   PROPOSED SCHEDULE FOR RATE REDUCTION BOND
                   APPLICATION AND 10 PERCENT RATE REDUCTION

          -----------------------------------------------------------
          EVENT                                         DATE
          -----------------------------------------------------------
          Application Filed                          5/6/97
          -----------------------------------------------------------
          Response or Protest To Applications        5/20/97
          -----------------------------------------------------------
          Prehearing Conference                      5/27/97
          -----------------------------------------------------------
          Utilities' Replies To Responses/Protests   5/27/97
          -----------------------------------------------------------
          Hearings, if needed                        5/28/97 - 6/3/97
          -----------------------------------------------------------
          Opening Briefs                             6/13/97
          -----------------------------------------------------------
          Reply Briefs                               6/25/97
          -----------------------------------------------------------
          Draft or ALJ Proposed Decision             8/4/97
          -----------------------------------------------------------
          Comments on PD                             8/25/97
          -----------------------------------------------------------
          Reply Comments on PD                       9/2/97
          -----------------------------------------------------------
          Commission Financing Order                 9/3/97
          -----------------------------------------------------------
          Rate Reduction Bonds Issued/FTA Charges    10/97 -- 12/97
          Implemented
          -----------------------------------------------------------
          Ten Percent Rate Reduction                 1/1/98
          -----------------------------------------------------------

                                      VI.

            STATUTORY AUTHORITY, CORPORATE AND FINANCIAL INFORMATION

A.   STATUTORY AUTHORITY - RULE 15.

     This Application is made pursuant to Sections 451, 454, 701, 728, 729 and 840-847 of the Public Utilities Code of the State of California, the Commission's Rules of Practice and Procedure and prior decisions, orders and resolutions of this Commission.

B.   LEGAL NAME - RULE 15(A).

     SDG&E is a public utility corporation organized and existing under, and by virtue of, the laws of the State of California, and is engaged principally in the business of providing electric service in a portion of Orange County and electric and gas service in San Diego County. SDG&E's principal place of business is located at 101 Ash Street, San Diego, California, and its mailing address is Post Office Box 1831, San Diego, California 92112.

C.   CORRESPONDENCE OR COMMUNICATIONS - RULE 15(B).

     All correspondence or communications regarding this Application should be addressed to:

               Steven C. Nelson
               Senior Attorney
               San Diego Gas & Electric Company
               101 Ash Street
               San Diego, CA 92101
               619/699-5136 (phone)
               619/699-5027 (facsimile)
               snelson@sdge.com (e-mail)

     And to:

               Joseph A. Vaccaro, Jr.
               Principal Regulatory Project Manager
               San Diego Gas & Electric Company
               101 Ash Street
               San Diego, CA 92101
               619/696-1853 (phone)
               619/696-4027 (facsimile)
               vaccaro@sdge.com (e-mail)

D.   EX PARTE ACTION - RULE 15(D).

     For the reasons discussed in Section V above, SDG&E requests that the Commission consider this Application ex parte, without hearings.

E.   ARTICLES OF INCORPORATION - RULE 16(A).

     SDG&E is a corporation created under the laws of the State of California.
A certified copy of the Restated Articles of Incorporation of San Diego Gas & Electric Company as amended through April 26, 1994, presently in effect and certified by the California Secretary of State, was filed with the Commission on April 25, 1995 in connection with SDG&E's Application 95-04-046 and is incorporated herein by reference.

F.   FINANCIAL STATEMENT, BALANCE SHEET AND INCOME STATEMENT - RULE 23(A)./4/

     SDG&E's Financial Statement and Balance Sheet as of December 31, 1996, and Income Statement for the period ended December 31, 1996, are attached to this Application as Attachment A.

G.   PRESENT AND PROPOSED RATES - RULE 23(B) AND 23(C).

     SDG&E's rates and charges for electric service are contained in SDG&E's electric tariffs and schedules on file with the Commission. A summary of current rates is contained in Attachment B to this Application. SDG&E's proposed residential and small commercial rates are described in SDG&E Exhibit 1, Appendices C and D.

--------------------
/4/ Although this Application requests a rate decrease, SDG&E routinely provides with its applications the information listed in Rules 23 and 24, which are by their own terms only applicable to rate increases.

H.   DESCRIPTION OF PROPERTY AND EQUIPMENT - RULE 23(D).

     A general description of SDG&E's property and equipment was previously filed with the Commission in connection with SDG&E's Application No. 96-03-053 and is incorporated herein by reference. A statement of account of the original cost and depreciation reserve attributable thereto is attached to this Application as Attachment C.

I.   SUMMARY OF EARNINGS - RULE 23(E) AND 23(F).

     A summary of forecasted earnings for the 1997 attrition year on a combined basis and by department is included herein as Attachment D.

J.   INDEX TO ATTACHMENTS AND EXHIBITS TO THIS APPLICATION - RULE 23(G).

     SDG&E's submission in support of this Application includes the following, which are incorporated herein by reference.

Attachments to Application:
--------------------------
     Attachment A - Financial Statement, Balance Sheet and Income Statement. Attachment B - Statement of Current Rates.
     Attachment C - Statement of Original Cost and Depreciation Reserve. Attachment D - Summary of Earnings.
     Attachment E - Service List of City, County and State Officials.

Exhibits to Application:
-----------------------
SDG&E-1 - Prepared Direct Testimony

K.   DEPRECIATION - RULE 23(H).

      For financial statement purposes, depreciation of utility plant has been computed on a straight-line remaining life basis at rates based on the estimated useful lives of plant properties. For federal income tax accrual purposes, the Company generally computes depreciation using the straight-line method for tax property additions prior to 1954 and liberalized deprecation, which includes Class Life and Asset Depreciation Range Systems, on tax property additions after 1954 and prior to 1981. For financial reporting and rate-setting purposes, SDG&E uses "flow through accounting" for such properties. For tax property additions in years 1981 through 1986, the Company computes its tax depreciation using the Accelerated Cost Recovery System. For additions after 1986, the Company computes its tax depreciation using the Modified Accelerated Cost Recovery System and, since 1982, has normalized the effects of the depreciation difference in accordance with the Economic Recovery Tax Act of 1981 and the Tax Reform Act of 1986.

L.   PROXY STATEMENT - RULE 23(I).

     A copy of SDG&E's latest proxy statement sent to its shareholders dated April 22, 1997 was provided to the Commission on May 1, 1997 in SDG&E's Annual Earnings Assessment Proceeding application and is incorporated by reference herein.

M.   SERVICE OF NOTICE OF APPLICATION - RULE 24.

     Consistent with Commission Rule 24, SDG&E will mail a copy of its notice of availability of this Application to the affected governmental entities listed in Attachment E and the parties of record in the Commission's Electric Industry Restructuring Proceeding OIR/OII 94-04-031/94-04-032. The notice will state that a copy of this Application and related attachments and exhibits will be furnished by SDG&E upon written request./5/ The State of California also is a customer of SDG&E whose rates may be affected by the proposed revisions.

     Within ten days following the filing of this Application, SDG&E will publish at least once in a newspaper of general circulation in each county in which the changes proposed here will become effective, a notice, in general terms, of the changes proposed in this Application. This notice will state that a copy of this Application and related attachments and exhibits may be examined at the Commission's offices and such offices of SDG&E as are specified in its notice. A similar notice will be included in the regular bills mailed to all customers within 45 days of the filing date of this Application.

-------------------
/5/ Rule 4 ("Service of Applications") of Commission Resolution 173 (April 23,
1997) states that: "Any person wishing to become an interested party in any financing order application may serve a notice to that effect on the electrical corporation at any time prior to the date on which such electrical corporation files an application. The electrical corporation shall serve a copy of its application on such person at the time the electrical corporation files such application and, if requested in such notice, the electrical corporation shall also serve a copy of any subsequent financing order application on such person; provided, that the electrical corporation need not serve a copy of any subsequent application on such person if the electrical corporation is notified that such person does not wish to receive service of subsequent applications."

N.   FORM OF FINANCING ORDER - COMMISSION RESOLUTION 173

     The recommended findings, approvals and authorizations set out in Section VII of this Application represent the form of Financing Order SDG&E is requesting.

                                      IV.

                                   CONCLUSION

     AB 1890 is comprised of a complex set of interdependent provisions that together authorize, permit and in some instances mandate certain actions by SDG&E, the Commission and the Infrastructure Bank, among others, in order to implement and maintain the Legislature's intended balance among electric industry deregulation, rate reduction and transition cost recovery. In order that the Fixed Transition Amounts, FTA charges and related Transition Property be established, the Rate Reduction Bonds be issued, and the residential and small commercial rate reduction be implemented as intended, AB 1890 contemplates that certain findings, approvals and authorizations be included in the Financing Order. Transactional constraints, such as legal considerations and rating agency concerns, give rise to the need for additional findings, approvals and authorizations in the Financing Order.

     Therefore, in addition to the duties, obligations, rights and remedies provided for by AB 1890 and other applicable laws, and in addition to seeking general authority to enter into and perform the transactions described in this Application, SDG&E and Electric Company respectfully requests that the Commission in the Financing

Order specifically make the following findings, approvals and authorizations:

A.   GENERAL AUTHORIZATION

     1. Find that SDG&E may recover a portion of its Transition Costs and the costs of providing, recovering, financing and refinancing Transition Costs in an aggregate principal amount of up to $800 million from proceeds of SPE Debt Securities and Rate Reduction Bonds, which shall include all costs of issuance approved by the Infrastructure Bank, and that the owner of the Transition Property may recover principal, interest and related costs associated with the SPE Debt Securities and the Rate Reduction Bonds through Fixed Transition Amounts, as described in this application;

     2. Find, as required by AB 1890, that the designation of the Fixed Transition Amounts and the issuance of up to $800 million of SPE Debt Securities and Rate Reduction Bonds in connection with such Fixed Transition Amounts will reduce rates that residential and small commercial customers of SDG&E would have paid if the Financing Order were not adopted;

     3. Find that the amount of SPE Debt Securities and Rate Reduction Bonds shall be as determined using the sizing methodology described in this Application, based on market conditions at the time the Rate Reduction Bonds are priced; that the principal on the SPE Debt Securities and the Rate Reduction Bonds shall be repaid in substantially equal annual amounts; that the final expected maturity of the SPE

Debt Securities and the Rate Reduction Bonds shall be no later than ten years from the date of issuance, with a final legal maturity to be determined by the Infrastructure Bank; and that the Infrastructure Bank shall have the authority to determine the overcollateralization amount required;

B.   THE FIXED TRANSITION AMOUNTS AND THE FTA CHARGES

     4. Determine that the methodology to calculate the FTA charges associated with Rate Reduction Bond issuance shall be as described in this Application, and that these FTA charges shall be filed with the Commission in Advice Letters (the "Issuance Advice Letters"); and find that FTA charges may be included as a separate line on customers' bills;

     5. Find that each Issuance Advice Letter associated with the Financing Order shall be effective five business days after filing, upon which it shall be deemed a part of this Financing Order for purposes of AB 1890, and that the FTA charges established thereby constitute Fixed Transition Amounts;

     6. Require that, to the extent feasible, if residential and small commercial customers fail to pay their utility bills in full, any shortfall in revenues received shall be allocated between the FTA charges and all other components of the customers' bills based on the ratio of the amount of the bills relating to the FTA charges and the amount relating to all other components of the bills;

C.   THE FTA CHARGES TRUE-UP MECHANISM

     7. Establish that the procedures for the expeditious approval by the Commission of periodic adjustments (the "True-up Mechanisms") to the FTA charges (as may be necessary to ensure timely recovery of all Transition Costs that are the subject of the Financing Order, and the costs of capital associated with the provision, recovery, financing, or refinancing thereof, including the costs of issuing, servicing and retiring the SPE Debt Securities and the Rate Reduction Bonds contemplated by the Financing Order) shall be as described in this Application, and find that such True-up Mechanisms shall continue until the SPE Debt Securities and the Rate Reduction Bonds are paid in full;

     8. Determine that the methodology to calculate routine FTA charge adjustments shall be as described in this Application, and that such adjustments shall be filed with the Commission in routine True-up Mechanism Advice Letters; determine that such routine True-up Mechanism Advice Letters shall be filed with the Commission annually at least 15 days before the end of each calendar year and the resulting adjustments to the FTA charges shall be implemented at the beginning of the next calendar year; and determine that additionally such routine True-up Mechanism Advice Letters may be filed at least 15 days before the end of any calendar quarter and the resulting adjustments to the FTA charges shall be implemented at the beginning of the next calendar quarter;

     9. Find that a non-routine True-up Mechanism Advice Letter may be filed at least 90 days before the end of any calendar quarter and the resulting adjustments to the FTA charges shall be implemented at the beginning of the next calendar quarter;

     10. Find that a True-up Mechanism Advice Letter shall be filed at least 15 days before each anniversary of the issuance of the Financing Order, and that the Commission shall determine, on the Finance Order issuance anniversary as required by AB 1890, whether adjustments to the FTA charges are required, with the resulting adjustments to the FTA charges, if necessary, to be implemented within 90 days of the Finance Order issuance anniversary;

D.   TRANSITION PROPERTY

     11. Find that upon the effective date of each Issuance Advice Letter associated with the Financing Order, all of the Transition Property identified in such Advice Letter constitutes a current property right and shall thereafter continuously exist as property for all purposes;

     12. Find that the Transition Property identified in an Issuance Advice Letter associated with the Financing Order shall include, without limitation (1) the right, title and interest in and to the FTA charges set forth in such Advice Letter, as adjusted from time to time, (2) the right to be paid the total amounts set forth in such Advice Letter, (3) the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from such FTA charges, and (4) all rights to obtain adjustments to such FTA charges under the True-up Mechanism;

     13. Find that the holders of the Transition Property are entitled to recover Fixed Transition Amounts in the aggregate amount equal to the principal amount of the SPE Debt Securities and the Rate Reduction Bonds, all interest thereon, the overcollateralization amount and all related fees, costs and expenses in regard of the SPE Debt Securities and the Rate Reduction Bonds until they have been paid in full;

E.   STEPS IN THE RATE REDUCTION BOND TRANSACTION

     1.   TRANSFER OF TRANSITION PROPERTY TO THE SPE

     14. Approve the sale by SDG&E of the Transition Property identified in an Issuance Advice Letter to one or more SPEs, as identified in such Advice Letter;

     15. Find that, upon the sale by SDG&E of the Transition Property to one or more SPEs, (1) such SPE(s) shall have all of the rights originally held by SDG&E with respect to such Transition Property, including, without limitation, the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of such Transition Property, notwithstanding any objection or direction to the contrary by SDG&E, and (2) any payment by any customer to such SPE shall discharge such customer's obligations in respect of such Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by SDG&E;

     16. Find that, upon the sale by SDG&E of the Transition Property to one or more SPEs, SDG&E shall not be entitled to recover the FTA charges associated with such Transition Property other than for the benefit of the holders of the SPE Debt Securities and the Rate Reduction Bonds in accordance with SDG&E's duties as servicer;

     17. Find that the SPE(s) identified in an Issuance Advice Letter, if so approved by the Infrastructure Bank, constitute Financing Entities;

     2.   TRANSFER OF SPE DEBT SECURITIES TO THE ISSUER

     18. Approve the issuance by the SPE(s), identified in an Issuance Advice Letter and approved by the Infrastructure Bank, of SPE Debt Securities, to one or more Financing Entities, as identified in such Advice Letter, on terms to be approved by the Infrastructure Bank; provided, however, that the aggregate amount of SPE Debt Securities related to all such SDG&E Advice Letters associated with the Financing Order shall not exceed $800 million;

     19. Approve the pledging by the SPE(s), identified in an Issuance Advice Letter, as security for the SPE Debt Securities, of such SPE's right, title and interest in and to the Transition Property, and of such SPE's other assets;

     3.   ISSUANCE OF THE RATE REDUCTION BONDS

     20. Approve the issuance by the Financing Entity identified in an Issuance Advice Letter and approved by the Infrastructure Bank, of Rate Reduction Bonds, on terms to be approved by the Infrastructure Bank; provided, however, that the aggregate amount of Rate Reduction Bonds related to all such SDG&E Advice Letters associated with the Financing Order shall not exceed $800 million;

     21. Approve, to the extent stated in an Issuance Advice Letter, the pledging by the Financing Entity, as security for the Rate Reduction Bonds, of such Financing Entity's right, title and interest in and to the SPE Debt Securities and all security therefor;

     22. Find that any default under the documents relating to the SPE Debt Securities or the Rate Reduction Bonds shall entitle the holders of the SPE Debt Securities or the Rate Reduction Bonds or the trustees or representatives for such holders to exercise any and all rights or remedies such holders or such trustees or representatives therefor may have pursuant to any statutory lien on the Transition Property;

F.   RATE REDUCTION BOND SERVICING

     23. Authorize SDG&E to contract with one or more SPEs and/or Financing Entities to collect amounts in respect of the FTA charges for the benefit and account of such SPEs and/or Financing Entities, and to account for and remit these amounts to or for the account of such SPEs and/or Financing Entities;

     24. Provide that, in the event of default by SDG&E in payment to or for the benefit of the SPE of the FTA charges, the Commission, upon the application by (1) the holders of the SPE Debt Securities or the Rate Reduction Bonds and the trustees or representatives therefor as beneficiaries of any statutory lien permitted by the Public Utilities Code, (2) the SPE or its assignees, (3) the Financing Entity, or (4) pledgees or transferees, including transferees under Public Utilities Code Section 844, of the Transition Property, shall order the sequestration and payment to or for the benefit of the SPE or such other party of revenues arising with respect to the Transition Property;

     25. Find that the Commission shall not approve or require any third party servicer(s) to replace SDG&E in any of its servicing functions in whole or in part without first determining that approving or requiring such third party servicer(s) to replace SDG&E will not cause the then-current rating of the Rate Reduction Bonds to be withdrawn or downgraded;

     26. Find that regardless of who is responsible for billing, residential and small commercial customers shall continue to be responsible for FTA charges;

     27. Find that if a third party meters and bills for the FTA charges, SDG&E must have access to information on kilowatt-hour billing and usage by customers to provide for proper reporting to the SPE and to perform its obligations as servicer;

     28. Find that in the case of a third party servicer default, billing responsibilities must be promptly transferred to another party to minimize losses;

     29. Find that the failure of customers to pay FTA charges shall allow shut-off by SDG&E on behalf of the SPE of the customers failing to pay FTA charges, in accordance with Commission-approved shut-off policies;

G.   RATE REDUCTION AUTHORIZATION

     30. Conditioned on the timely and sufficient issuance of Rate Reduction Bonds, authorize, as required by AB 1890, SDG&E to provide the 10 percent rate reduction to eligible customers effective January 1, 1998;

     31. Find that for purposes of eligibility to receive the rate reduction and responsibility to pay for FTA charges, SDG&E's residential and small commercial customers shall be as described in this Application;

H.   RATEMAKING MECHANISM AUTHORIZATIONS

     32. Authorize SDG&E to establish by Advice Letter filing(s), the Rate Reduction Bond Memorandum Account, FTA charges tariff language, and modifications to SDG&E's Preliminary Statement and Transition Cost Balancing Account as described in this Application;

     33. Adopt the provisions described in this Application to ensure that the FTA charges are non-bypassable, and authorize the rate collection methods relating thereto;

I.   ADDITIONAL AUTHORIZATIONS AND APPROVALS

     34. Provide that this Financing Order shall become effective in accordance with its terms only when SDG&E files with the Commission its written consent to all terms and conditions of the Order; and

     35. Provide such additional authorizations and approvals as may be necessary for SDG&E to carry out the transactions described in this Application.

                         Respectfully submitted

                         SAN DIEGO GAS & ELECTRIC COMPANY



                    By:  /s/ William Reed
                         -----------------------------------
                         William L. Reed
                         Vice President - Regulatory Affairs

/s/ Steven Nelson
_____________________
Steven C. Nelson

Attorney for:
SAN DIEGO GAS & ELECTRIC
COMPANY
101 Ash Street
Post Office Box 1831
San Diego, California 92101
Phone: (619) 699-5136
Fax: (619) 699-5027

May 6, 1997

                                  VERIFICATION

     I, William L. Reed, am an officer of the applicant corporation herein, to wit: Vice President - Regulatory Affairs, and am authorized to make this verification on its behalf. The content of this document is true, except as to matters that are stated on information and belief. As to those matters, I believe them to be true.

     I declare under penalty of perjury that the foregoing is true and correct.

     Executed on May 6, 1997, at San Diego, California.

                                       /s/ William Reed
                                       ___________________________________
                                       William L. Reed
                                       Vice President - Regulatory Affairs

                             CERTIFICATE OF SERVICE

     I hereby certify that copies of the attached APPLICATION OF SAN DIEGO GAS & ELECTRIC COMPANY (U 902-E) have been served on all parties of record in this proceeding by mailing a copy thereof to each such party or to his attorney of record, properly stamped and addressed.

By: /s/ Jackie de Boer                   Date: May 6, 1997
    ------------------
     Jackie de Boer

                    BEFORE THE PUBLIC UTILITIES COMMISSION
                          OF THE STATE OF CALIFORNIA

In the Matter Of The           )
Application of San Diego Gas & )
Electric Company  (U 902-E)    )
For: (1) Authority to Reduce   )
Rates Effective January 1,     )
1998,  (2) Authority to Sell Or)
Assign Transition Property To  )
One or More Financing          )
Entities;  (3) Authority To    )   Application No. ____________________
Service Rate Reduction Bonds   )
On Behalf Of Financing         )
Entities; (4) Authority to     )
Establish Charges Sufficient   )
To Recover Fixed Transition    )
Amounts; and (5) Such Further  )
Authority Necessary For SDG&E  )
To Carry Out The Transactions  )
Described In This Application  )
-------------------------------

                     NOTICE OF AVAILABILITY OF APPLICATION
                OF SAN DIEGO GAS & ELECTRIC COMPANY  (U 902-E)

TO:  All Parties of Record in R.94-04-031/I.94-04-032
     All Parties of Record in A.96-08-001  et al.

      Please be advised that on May 6, 1997, San Diego Gas & Electric Company ("SDG&E") filed with the California Public Utilities Commission a document entitled "Application of SAN DIEGO GAS & ELECTRIC COMPANY (U 902-E) For Authority to Finance a 10% Rate Reduction Through the Issuance of the Rate Reduction Bonds" ("Rate Reduction Bond Application") Pursuant to Rule 4 ("Service of Application") of Commission Resolution 173 issued on April 23, 1997, a copy of SDG&E's Rate Reduction Bond Application will be mailed to you upon your request. Your request should be directed to:

Steve C. Nelson
Senior Attorney
San Diego Gas & Electric Company
101 Ash Street
San Diego, CA  92101
619/699-5136  (phone)
619/699-5027  (facsimile)
snelson@sdge.com  (e-mail)

     SDG&E's Rate Reduction Bond Application respectfully requests that the Commission issue an order granting SDG&E authority to finance a 10% rate reduction for residential and small commercial customers through the issuance of Rate Reduction Bonds.

                                 ATTACHMENT A

                             FINANCIAL STATEMENT,
                                BALANCE SHEET,
                             AND INCOME STATEMENT

                       SAN DIEGO GAS & ELECTRIC COMPANY
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                     TWELVE MONTHS ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                    1. UTILITY OPERATING INCOME

400    OPERATING REVENUES                                                                   $1,938,917,281
401    OPERATING EXPENSES                                         $1,011,280,601
402    MAINTENANCE EXPENSES                                           57,651,558
403-7  DEPRECIATION AND AMORTIZATION EXPENSES                        314,277,702
408.1  TAXES OTHER THAN INCOME TAXES                                  44,760,598
409.1  INCOME TAXES                                                  151,398,421
410.1  PROVISION FOR DEFERRED INCOME TAXES                           173,332,807
411.1  PROVISION FOR DEFERRED INCOME TAXES - CREDIT                 (116,361,228)
411.4  INVESTMENT TAX CREDIT ADJUSTMENTS                              (6,185,000)
                                                                  --------------
                                                                                             1,630,155,459
         TOTAL OPERATING REVENUE DEDUCTIONS                                                 --------------

         NET OPERATING INCOME                                                                  308,761,822

                                                 2. OTHER INCOME AND DEDUCTIONS

415    REVENUE FROM MERCHANDISING, JOBBING AND CONTRACT WORK                 559
417.1  EXPENSES OF NONUTILITY OPERATIONS                                (514,445)
418    NONOPERATING RENTAL INCOME                                      1,524,281
418.1  EQUITY IN EARNINGS OF SUBSIDIARIES                                      -
419    INTEREST AND DIVIDEND INCOME                                    6,817,369
419.1  ALLOWANCE FOR OTHER FUNDS USED DURING CONSTRUCTION              5,898,095
421    MISCELLANEOUS NONOPERATING INCOME                               2,934,439
                                                                  --------------

         TOTAL OTHER INCOME AND DEDUCTIONS                            16,660,298
                                                                  --------------

426    MISCELLANEOUS OTHER INCOME DEDUCTIONS                          15,754,427
                                                                  --------------

408.2  TAXES OTHER THAN INCOME TAXES                                     438,733
409.2  INCOME TAXES                                                    6,607,000
410.2  PROVISION FOR DEFERRED INCOME TAXES                             2,001,000
411.2  PROVISION FOR DEFERRED INCOME TAXES - CREDIT                  (12,835,000)
                                                                  --------------

         TOTAL TAXES ON OTHER INCOME AND DEDUCTIONS                   (3,788,267)
                                                                  --------------

         TOTAL OTHER INCOME AND DEDUCTIONS                                                       4,694,138
                                                                                            --------------

         INCOME BEFORE INTEREST CHARGES                                                        313,455,960
         NET INTEREST CHARGES*                                                                  90,691,188
                                                                                            --------------

         NET INCOME                                                                           $222,764,772
                                                                                            ==============

*NET OF ALLOWANCE FOR BORROWED FUNDS USED DURING CONSTRUCTION. ($3,287,950).

                       SAN DIEGO GAS & ELECTRIC COMPANY
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                     TWELVE MONTHS ENDED DECEMBER 31, 1996

----------------------------------------------------------------------------------------

                             3. RETAINED EARNINGS

RETAINED EARNINGS AT BEGINNING OF PERIOD, AS PREVIOUSLY REPORTED           $662,566,242

NET INCOME (FROM PRECEDING PAGE)                                            222,764,772

DIVIDEND TO PARENT COMPANY                                                 (331,934,763)

DIVIDENDS DECLARED - PREFERRED STOCK                                         (6,582,168)

ADJUSTMENT DUE TO LOSS ON REACQUISITION OF PREFERRED STOCK                     (369,243)
                                                                           ------------

RETAINED EARNINGS AT END OF PERIOD                                         $546,444,840
                                                                           ============

                       SAN DIEGO GAS & ELECTRIC COMPANY
                                BALANCE SHEET
                           ASSETS AND OTHER DEBITS
                               DECEMBER 31, 1996
-------------------------------------------------------------------------------

                               1. UTILITY PLANT

101  UTILITY PLANT IN SERVICE                                  $  5,170,521,472
102  UTILITY PLANT PURCHASED OR SOLD                                    -
105  PLANT HELD FOR FUTURE USE                                          255,160
106  COMPLETED CONSTRUCTION NOT CLASSIFIED                          135,624,783
107  CONSTRUCTION WORK IN PROGRESS                                   68,026,109
108  ACCUMULATED PROVISION FOR DEPRECIATION OF UTILITY PLANT     (2,456,688,194)
111  ACCUMULATED PROVISION FOR AMORTIZATION OF UTILITY PLANT       (114,615,297)
118  OTHER UTILITY PLANT                                            275,861,497
119  ACCUMULATED PROVISION FOR DEPRECIATION AND
      AMORTIZATION OF OTHER UTILITY PLANT                           (38,865,743)
120  NUCLEAR FUEL UNDER CAPITAL LESES - NET                          34,251,112
                                                              ------------------

          TOTAL NET UTILITY PLANT                                 3,074,370,899
                                                              ------------------



                       2. OTHER PROPERTY AND INVESTMENTS

121  NONUTILITY PROPERTY                                              5,895,055
122  ACCUMULATED PROVISION FOR DEPRECIATION AND
      AMORTIZATION OF NONUTILITY PROPERTY                              (907,468)
123  INVESTMENTS IN SUBSIDIARY COMPANIES                                -
124  OTHER INVESTMENTS                                                4,792,760
125  SINKING FUNDS                                                      -
128  OTHER SPECIAL FUNDS                                            327,739,469
                                                              ------------------


          TOTAL OTHER PROPERTY AND INVESTMENTS                      337,519,816
                                                              ------------------

                       SAN DIEGO GAS & ELECTRIC COMPANY
                                 BALANCE SHEET
                            ASSETS AND OTHER DEBITS
                               DECEMBER 31, 1996

--------------------------------------------------------------------------------

            3. CURRENT AND ACCRUED ASSETS

131   CASH                                                         $12,156,872
132   INTEREST SPECIAL DEPOSITS                                        -
134   OTHER SPECIAL DEPOSITS                                        15,420,519
135   WORKING FUNDS                                                    139,408
136   TEMPORARY CASH INVESTMENTS                                    69,113,138
141   NOTES RECEIVABLE                                                 -
142   CUSTOMER ACCOUNTS RECEIVABLE                                 117,158,884
143   OTHER ACCOUNTS RECEIVABLE                                     19,078,237
144   ACCUMULATED PROVISION FOR UNCOLLECTIBLE ACCOUNTS              (2,187,962)
145   NOTES RECEIVABLE FROM ASSOCIATED COMPANIES                       -
146   ACCOUNTS RECEIVABLE FROM ASSOCIATED COMPANIES                  1,892,786
151   FUEL STOCK                                                     8,464,184
152   FUEL STOCK EXPENSE UNDISTRIBUTED                                 -
154   PLANT MATERIALS AND OPERATING SUPPLIES                        40,863,125
156   OTHER MATERIALS AND SUPPLIES                                     145,010
163   STORES EXPENSE UNDISTRIBUTED                                    (981,954)
164   GAS STORED                                                    14,732,563
165   PREPAYMENTS                                                    6,306,533
171   INTEREST AND DIVIDENDS RECEIVABLE                                308,639
173   ACCRUED UTILITY REVENUES                                      53,627,650
174   MISCELLANEOUS CURRENT AND ACCRUED ASSETS                      69,508,194
                                                                --------------
            TOTAL CURRENT AND ACCRUED ASSETS                       425,745,826
                                                                --------------
          4. DEFERRED DEBITS

181   UNAMORTIZED DEBT EXPENSE                                      14,594,714
182   UNRECOVERED PLANT AND OTHER REGULATORY ASSETS                554,931,346
183   PRELIMINARY SURVEY & INVESTIGATION CHARGES                     3,108,557
184   CLEARING ACCOUNTS                                              6,883,949
185   TEMPORARY FACILITIES                                             (77,888)
186   MISCELLANEOUS DEFERRED DEBITS                                 32,121,697
189   UNAMORTIZED LOSS ON REACQUIRED DEBT                           63,142,076
190   ACCUMULATED DEFERRED INCOME TAXES                            356,378,710
                                                                --------------
            TOTAL DEFERRED DEBITS                                1,031,083,161
                                                                --------------
                     TOTAL ASSETS AND OTHER DEBITS              $4,868,719,702
                                                                ==============

                       SAN DIEGO GAS & ELECTRIC COMPANY
                                 BALANCE SHEET
                         LIABILITIES AND OTHER CREDITS
                               DECEMBER 31, 1996

---------------------------------------------------------------------------------------

                            5. PROPRIETARY CAPITAL
201    COMMON STOCK ISSUED                                               $  291,458,395
204    PREFERRED STOCK ISSUED                                               103,475,400
207    PREMIUM ON CAPITAL STOCK                                             592,222,753
210    GAIN ON RETIRED CAPITAL STOCK                                            -
214    CAPITAL STOCK EXPENSE                                                (25,990,045)
216    UNAPPROPRIATED RETAINED EARNINGS                                     546,444,840
                                                                         --------------

               TOTAL PROPRIETARY CAPITAL                                  1,507,611,343
                                                                         --------------

                            6. LONG-TERM DEBT

221    BONDS                                                                986,020,000
224    OTHER LONG-TERM DEBT                                                 229,247,780
225    UNAMORTIZED PREMIUM ON LONG-TERM DEBT                                    561,453
226    UNAMORTIZED DISCOUNT ON LONG-TERM DEBT                                (4,385,093)
                                                                         --------------

               TOTAL LONG-TERM DEBT                                       1,211,444,140
                                                                         --------------

                            7. OTHER NONCURRENT LIABILITIES

227    OBLIGATIONS UNDER CAPITAL LEASES - NONCURRENT                         84,722,694
228.2  ACCUMULATED PROVISION FOR INJURIES AND DAMAGES                        17,733,958
228.3  ACCUMULATED PROVISION FOR PENSIONS AND BENEFITS                        4,439,589
228.4  ACCUMULATED MISCELLANEOUS OPERATING PROVISIONS                        95,680,838
                                                                         --------------

               TOTAL OTHER NONCURRENT LIABILITIES                          202,577,079
                                                                         --------------

                       SAN DIEGO GAS & ELECTRIC COMPANY
                                 BALANCE SHEET
                         LIABILITIES AND OTHER CREDITS
                               DECEMBER 31, 1996

------------------------------------------------------------------------------------------------------------

                      8.  CURRENT AND ACCRUED LIABILITIES

231    NOTES PAYABLE                                                                    $            -
232    ACCOUNTS PAYABLE                                                                    174,884,478
233    NOTES PAYABLE TO ASSOCIATED COMPANIES                                                         -
234    ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES                                              9,107,141
235    CUSTOMER DEPOSITS                                                                    21,976,115
236    TAXES ACCRUED                                                                         8,371,168
237    INTEREST ACCRUED                                                                     12,824,475
238    DIVIDENDS DECLARED                                                                   47,130,749
241    TAX COLLECTIONS PAYABLE                                                               1,665,164
242    MISCELLANEOUS CURRENT AND ACCRUED LIABILITIES                                       286,886,200
243    OBLIGATIONS UNDER CAPITAL LEASES -  CURRENT                                          25,610,449
                                                                                        --------------

             TOTAL CURRENT AND ACCRUED LIABILITIES                                         588,455,939
                                                                                        --------------

                      9.  DEFERRED CREDITS

252    CUSTOMER ADVANCES FOR CONSTRUCTION                                                   23,888,864
253    OTHER DEFERRED CREDITS                                                              254,549,398
254    OTHER REGULATORY LIABILITIES                                                        158,382,000
255    ACCUMULATED DEFERRED INVESTMENT TAX CREDITS                                          98,040,509
257    UNAMORTIZED GAIN ON REACQUIRED DEBT                                                           -
281    ACCUMULATED DEFERRED INCOME TAXES - ACCELERATED                                       3,509,000
282    ACCUMULATED DEFERRED INCOME TAXES - PROPERTY                                        471,231,195
283    ACCUMULATED DEFERRED INCOME TAXES - OTHER                                           349,030,235
                                                                                        --------------

             TOTAL DEFERRED CREDITS                                                      1,358,631,201
                                                                                        --------------

                   TOTAL LIABILITIES AND OTHER CREDITS                                  $4,868,719,702
                                                                                        ==============

                       SAN DIEGO GAS & ELECTRIC COMPANY
                              FINANCIAL STATEMENT
                               DECEMBER 31, 1996


(a)   Amounts and Kinds of Stock Authorized:
      -------------------------------------
       Preferred Stock                                 1,375,000 shares        Par Value $27,500,000
       Preferred Stock                                10,000,000 shares        Without Par Value
       Common Stock                                  255,000,000 shares        Without Par Value

      Amounts and Kinds of Stock Outstanding:
      --------------------------------------
                 PREFERRED STOCK
                             5.0%                        375,000 shares        $7,500,000
                             4.50%                       300,000 shares         6,000,000
                             4.40%                       325,000 shares         6,500,000
                             4.60%                       373,770 shares         7,475,400
                            $1.7625                    1,000,000 shares        25,000,000
                            $1.70                      1,400,000 shares        35,000,000
                            $1.82                        640,000 shares        16,000,000
                   COMMON STOCK                      116,583,358 shares       291,458,395

(b)  Terms of Preferred Stock:
     ------------------------
     Full information as to this item is given in connection with Application No. 53104, to which reference is hereby made.

(c)  Brief Description of Mortgage:
     -----------------------------
     Full information as to this item is given in Application No. 23638, to which reference is hereby made.

(d)  Number and Amount of Bonds Authorized and Issued:
     ------------------------------------------------

                                                                 Par Value
                                        Nominal         -------------------------------
                                        Date of          Authorized                                Interest Paid
First Mortgage Bonds                    Issue            and Issued      Outstanding                  in 1995
--------------------                    -------         -------------   ---------------            -------------
5.5% Series I, due 1997                 03-01-67         $ 25,000,000     $ 25,000,000            $ 1,375,000
4.00% Series CC, due 2008               05-01-84           53,000,000           -                   2,252,500
4.00% Series DD, due 2008               12-01-84           27,000,000           -                   1,147,500
9.25% Series EE, due 2020               09-01-85          100,000,000           -                   6,877,375
3.95% Series FF, due 2007               12-01-85           35,000,000           -                   1,487,500
7.625% Series GG, due 2021              07-01-86           44,250,000           -                   3,374,062
7.375% Series HH, due 2021              12-01-86           81,350,000           -                   5,999,563
8.75% Series II, due 2023               09-01-87           25,000,000       25,000,000              2,187,500
9.625% Series JJ, due 2020              04-15-90          100,000,000      100,000,000              9,625,000
6.8% Series KK, due 2015                12-01-91           14,400,000       14,400,000                979,200
8.5% Series LL, due 2022                04-01-92           60,000,000       60,000,000              5,100,000
7.625% Series MM, due 2002              06-15-92           80,000,000       80,000,000              6,100,000
Var% Series NN, due 2018 & 2019         09-01-92          118,615,000      118,615,000              7,547,513
Var% Series OO, due 2027                12-01-92          250,000,000      250,000,000             12,053,151
5.9% Series PP, due 2018                04-29-93           70,795,000       70,795,000              4,176,905
Var% Series QQ, due 2018                04-29-93           14,915,000       14,915,000              1,010,862
5.85% Series RR, due 2021               06-29-93           60,000,000       60,000,000              3,510,000
5.9% Series SS, due 2018                07-29-93           92,945,000       92,945,000              5,483,755
Var% Series TT, due 2020                06-06-95           57,650,000       57,650,000                963,260
Var% Series UU, due 2020                06-06-95           16,700,000       16,700,000                563,600
Pollution Control Revenue Bonds:
-------------------------------
6.375%, due 2007                        04-01-77            9,575,000            -                    581,719
7.2%, due 2009                          04-01-79            5,700,000            -                    406,440
Unsecured Bonds:
---------------
5.9% CPCFA96A, due 2014                 06-01-96         129,820,000       129,820,000                     -
Var% CV96A, due 2021                    08-02-96          38,900,000        38,900,000                     -
Var% CV96B, due 2021                    11-21-96          60,000,000        60,000,000                     -

                       SAN DIEGO GAS & ELECTRIC COMPANY
                              FINANCIAL STATEMENT
                               DECEMBER 31, 1996

--------------------------------------------------------------------------------

                                         Date of     Date of        Interest                     Interest Paid
Other Indebtedness:                       Issue      Maturity         Rate        Outstanding       in 1995
-------------------                     --------     --------       --------      ------------   -------------
Commercial Paper & ST Bank Loans        Various      Various        Various       $     -          $ 537,600
Long-term Bank Loans
  Mellon Bank                           01-03-95     06-15-00       Various             -          1,179,680
  First Interstate Bank                 01-03-95     01-03-00       Various             -          1,845,596
Sundesert Properties:
  FLBA of Riverside                     1976 [1]     12-01-03       Variable            18,330         2,202
  FLBA of Blythe                        1976 [1]     12-01-03       Variable           509,449        59,329
Capitalized Leases                          -             -              -         110,333,143         -

Amounts and Rates of Dividends Declared:
----------------------------------------
The amounts and rates of dividends during the past five fiscal years are as follows:

                                                               Dividends Declared
                        Shares   ----------------------------------------------------------------------------------
 Preferred           Outstanding
   Stock              @ 12-31-96         1991            1992            1993              1994             1995
----------           ----------------------------------------------------------------------------------------------
   5.0%                375,000      $   375,000    $  375,000      $  375,000     $  375,000        $  375,000
   4.50%               300,000          270,000       270,000         270,000        270,000           270,000
   4.40%               325,000          286,000       286,000         286,000        286,000           286,000
   4.60%    [2]        373,770          344,678       344,678         344,678        344,678           344,273
 $ 7.80     [3]         -             1,560,000     1,560,000       1,005,340        -                  -
 $ 7.20     [4]         -             1,080,000     1,080,000       1,080,000      1,080,000         1,080,000
 $ 2.475    [5]         -             2,475,000     1,794,379         -              -                  -
 $ 8.25     [6]         -               474,375       289,781         -              -                  -
 $ 9.125    [7]         -               486,667       244,432         -              -                  -
 $ 7.05     [8]         -             3,172,500     3,115,043       2,335,493        -                  -
 $ 1.7625   [9]      1,000,000          -             176,250       1,762,500      1,762,500         1,762,500
 $ 1.70    [10]      1,400,000          -             -               892,500      2,380,000         2,380,000
 $ 1.82    [11]        640,000          -             -               171,456      1,164,800         1,164,800
                    -----------------------------------------------------------------------------------------------
                     4,413,770      $10,524,220    $9,532,563      $8,522,967     $7,662,978        $7,662,573
                    ===============================================================================================
Common Stock
------------
Amount                             $155,435,381    $164,042,932     $171,845,666     $177,066,579      $181,808,114
Rate per share                          $1.3875           $1.44            $1.48            $1.52             $1.56

A balance sheet and a statement of income and retained earnings of Applicant for the twelve months ended December 31, 1996, are attached hereto.

            [1]   Year assumed from subsidiary.
            [2]   880 shares were retired in 1995.
            [3]   200,000 shares were retired in 1993.
            [4]   150,000 shares were retired in 1996.
            [5]   1,000,000 shares were retired in 1992.
            [6]   10,000 shares were retired in 1991 and 55,000 shares in 1992.
            [7]   20,000 shares were retired in 1991 and 45,000 shares in 1992.
            [8]   16,300 shares were retired in 1992 and 433,700 shares in 1993.
            [9]   1,000,000 shares were issued in December 1992.
           [10]   1,400,000 shares were issued in August 1993.
           [11]   640,000 shares were issued in November 1993.

                                 Attachment B

                           Summary of Current Rates

                              ELECTRIC DEPARTMENT

                    STATEMENT OF PRESENTLY EFFECTIVE RATES
                    --------------------------------------

The following sheets contain all the effective rates and rules affecting rates, service and information relating thereto, in effect on the date indicated herein.

                                                                                 Cal. P.U.C. Sheet No.
                                                                                 ---------------------
TITLE PAGE..................................................................................... 4812-E
TABLE OF CONTENTS...................................................... 9709, 9707, 9631, 9708, 8404-E
                                                                        9126, 8942, 9132, 9636, 8827-E

PRELIMINARY STATEMENT:
      I.  General Information...................................................... 8274, 8275, 8276-E
     II.  Balancing Accounts................................................. 8951, 8278, 8279, 8280-E
                                                                  8281, 8282, 8283, 8284, 8285, 8286-E
                                                                  8287, 8288, 8456, 8975, 9540, 8977-E
                                                                  8978, 8813, 8979, 8980, 8981, 8982-E
                                                                  8983, 8815, 8534, 8535, 8536, 8537-E
                                                                  8984, 8816, 8540, 8541, 8542, 8543-E
                                                                        8895, 8896, 8897, 9542, 9543-E

    III.  Memorandum Accounts.................................... 9535, 8324, 8325, 8326, 8327, 8328-E
                                                                  8442, 8443, 8444, 8445, 8446, 8447-E
                                                                  8448, 8727, 9175, 9176, 9179, 9536-E
                                                                                          9537, 9538-E

     IV.  Performance Based Ratemaking
            (PBR) Base Rate Mechanism.............................................. 8340, 8341, 8342-E
                                                                  8343, 8344, 8345, 8346, 8347, 8348-E
                                                                  8349, 8350, 8351, 8352, 8353, 8354-E
                                                                  8355, 8356, 8357, 8358, 8359, 8360-E
                                                                  8361, 8362, 8363, 8364, 8365, 8366-E

      V.  SONGS 1 Ratemaking Procedure............................................. 8367, 8368, 8369-E
                                                                  8370, 8371, 8372, 8373, 8374, 8375-E
                                                                                    8376, 8377, 8378-E

     VI.  SONGS 2 & 3 Ratemaking Procedure......................................... 8954, 8955, 8956-E
                                                                  8957, 8958, 8959, 8960, 8961, 8962-E
                                                                              8963, 8964, 8965, 8966-E

    VII.  Miscellaneous............................................................ 8944, 8380, 8381-E
                                                                  8382, 8383, 8384, 8385, 8843, 8387-E
                                                                  8388, 8389, 8390, 8391, 8392, 8393-E
                                                                                    8394, 8395, 8945-E

INDEX OF RATE AREA MAPS.........................................................................9134-E
  Map 1 - Territory Served......................................................................5120-E
  Map 1-A - Territory Served....................................................................4916-E
  Map 1-B - Territory Served....................................................................7295-E
  Map 1-C - Territory Served....................................................................9135-E
  Map 1-D - Territory Served....................................................................9136-E
  Map 2 - Territory Served......................................................................8048-E

Schedule
 Number                       Service                     Cal. P.U.C. Sheet No.
--------                      -------                     ---------------------

                   RESIDENTIAL RATES
                   -----------------
DR         Domestic Service............................ 9559, 7066, 8848, 8849-E
DR-LI      Domestic Service - CARE Program............. 9560, 9648, 8852, 8853-E
                                                                          8854-E
E-LI       Service to Qualified Living Facilities...... 8870, 9649, 8872, 8873-E
                                                                          8874-E
DM         Multi-Family Service........................ 9561, 8856, 8857, 8858-E
                                                                          8859-E
DS         Submetered Multi-Family Service................... 9562, 9398, 8466-E
                                                              9650, 9651, 8862-E
DT         Submetered Multi-Family Service -................. 9563, 9399, 8470-E
            Mobilehome Park.................................. 9652, 9653, 8865-E
DT-RV      Submetered Service - Recreational Vehicle......... 9564, 9400, 8086-E
            Parks and Residential Marinas.............. 8473, 9654, 9655, 8866-E
D-SMF      Cogeneration or Small Power Production............ 9693, 9566, 8553-E
            Assist........................................... 8835, 8836, 8556-E
                                                                    9656, 8558-E
EV-TOU     Domestic Time-of-Use for Electric
            Vehicle Charging....................................... 9567, 8899-E
EV-TOU-2   Domestic Time-of-Use for Households with
            Electric Vehicles................................ 9568, 8901, 8902-E
DE         Domestic Service to Utility Employee.......................... 4524-E


                   COMMERCIAL/INDUSTRIAL RATES
                   ---------------------------

A          General Service......................................... 9569, 9405-E
A-TC       Traffic Control Service................................. 9694, 9144-E
AD         General Service - Demand Metered.................. 9571, 9572, 9573-E
AL-TOU     General Service - Large-Time Metered.............. 9574, 9575, 9576-E
                                                                    9577, 9696-E
AL-TOU-C   General Service - Large-Time Metered -............ 9578, 9005, 9579-E
            Group Load Curtailment                            9580, 9008, 9009-E
AY-TOU     General Service - Large-Time Metered-Optional..... 9697, 9415, 9582-E
AO-TOU     General Service - Large-Time Metered-Optional..... 9698, 9416, 9584-E
                                                                          9016-E
A6-TOU     General Service - Very Large-Time Metered......... 9699, 9418, 9589-E
                                                                          9026-E
A-V1       General Service - Variable Time-of-Use 1.......... 9700, 9420, 9034-E
                                                                          9035-E
A-V2       General Service - Variable Time-of-Use 2.......... 9701, 9421, 9038-E
                                                                          9039-E
A-V3       General Service - Variable Time-of-Use 3.......... 9596, 9423, 9424-E
                                                                          9425-E
A-V6-C     General Service - Variable Time-of-Use 6-C........ 9597, 9426, 9048-E
                                                                    9049, 8615-E
NJ         New Job Incentive Rate............................ 9598, 9051, 9599-E
                                                                    9600, 9128-E
I-2        General Service - Interruptible................... 9601, 9602, 8623-E
                                                                    8624, 8625-E
I-3        General Service - Interruptible................... 9603, 9604, 9605-E
                                                              9430, 8630, 9548-E
                                                                          8832-E


Schedule
 Number                       Service                                       Cal. P.U.C. Sheet No.
--------                      -------                                       --------------------

                          LIGHTING RATES
                          --------------
LS-1    Lighting - Street and Highway -....................................... 9506, 9507, 8635-E
         Utility-Owned Installations................................................ 8636, 8637-E
LS-2    Lighting - Street and Highway -....................................... 9608, 9609, 8640-E
         Customer-Owned Installations...............................................       8641-E
LS-3    Lighting - Street and Highway -
         Customer-Owned Installations............................................... 9610, 4533-E
OL-1    Outdoor Area Lighting Service................................................9611, 9435-E
DWL     Residential Walkway Lighting................................................ 9612, 4537-E

                          MISCELLANEOUS
                          -------------

PA       Power - Agricultural....................................................... 9613, 8648-E
PG-QF    Parallel Generation - Cogeneration
          or Power Production................................................. 6314, 6315, 6080-E
S        Standby Service...................................................... 9614, 8650, 8651-E
S-I      Standby Service - Interruptible...................................... 6804, 6805, 6317-E
SE       Service Establishment Charge............................................... 5598, 8729-E
RCM      Rate Cap Mechanism......................................................... 9615, 9440-E
E-PUC    Surcharge to Fund Public Utilities Commission
          Reimbursement Fee............................................................... 5214-E

                          EXPERIMENTAL RATES
                          ------------------

DR-TOU   Experimental Domestic................................................ 9702, 9442, 8837-E
          Time-of-Use Service............................................................. 8655-E
DR-TOU-2 Experimental Domestic
          Time-of-Use Service................................................. 9703, 9444, 9445-E
A-TOU    Experimental General Service
          Small - Time Metered................................................ 9704, 9448, 8662-E
PG       Experimental Parallel Generation..................................... 6356, 8677, 8678-E
PA-TOU   Experimental Power - Agricultural -
          Optional Time-of-Use...................................................... 9625, 8680-E
PA-T-1   Experimental Power - Agricultural - ................................. 9626, 9627, 8683-E
          Optional Time-of-Use.................................................8684, 8685, 8686-E
RTP-1    Experimental General Service - ...................................... 9705, 9454, 9089-E
          Day Ahead Price Signals................................................... 9090, 9091-E
RTP-2    Experimental General Service - ...................................... 9706, 9455, 9094-E
          Day Ahead Price Signals................................................... 9095, 9096-E

LIST OF CONTRACTS AND DEVIATIONS.................................. 5487, 5488, 5489, 6205, 6206-E
                                                                   5492, 6207, 6439, 5495, 6208-E
                                                                   6209, 8845, 6109, 5902, 5750-E
                                                                   8808, 8809, 6011, 8001, 8891-E

                                 Attachment C

                          Statement of Original Cost
                                      and
                             Depreciation Reserve

                       SAN DIEGO GAS & ELECTRIC COMPANY

                             COST OF PROPERTY AND
                    DEPRECIATION RESERVE APPLICABLE THERETO
                            AS OF DECEMBER 31, 1996


                                                                        Reserve for
                                                                        Depreciation
                                                     Original                and
  No.               Account                             cost             Amortization
------              -------                           --------           -------------

ELECTRIC DEPARTMENT

302        Franchises and Consents                 $      222,841      $      202,900
303        Misc. Intangible Plant                       1,172,226             223,372
                                                   --------------      --------------
           TOTAL INTANGIBLE PLANT                       1,395,067             426,272
                                                   --------------      --------------

310.1      Land                                         5,755,246                   0
310.2      Land Rights                                     37,580              24,034
311        Structures and Improvements                130,884,754          96,997,006
312        Boiler Plant Equipment                     138,916,213         107,563,627
314        Turbogenerator Units                        97,426,460          65,307,348
315        Accessory Electric Equipment                20,767,247          14,407,222
316        Miscellaneous Power Plant Equipment          7,364,600           3,396,793
                                                   --------------      --------------

           TOTAL STEAM PRODUCTION                     401,152,100         287,696,030
                                                   --------------      --------------

320.1      Land                                                 0                   0
320.2      Land Rights                                    283,677              76,862
321        Structures and Improvements                261,681,276         120,753,605
322        Boiler Plant Equipment                     390,635,531         156,314,972
323        Turbogenerator Units                       131,208,833          63,045,078
324        Accessory Electric Equipment               165,943,506          72,716,812
325        Miscellaneous Power Plant Equipment        141,710,305          54,265,459
                                                   --------------      --------------

           TOTAL NUCLEAR PRODUCTION                 1,091,463,128         467,172,788
                                                   --------------      --------------

340.1      Land                                            85,901                   0
340.2      Land Rights                                      2,428               2,428
341        Structures and Improvements                  1,906,638           1,947,542
342        Fuel Holders, Producers &
             Accessories                                4,969,283           3,846,377
343        Prime Movers                                         0                   0
344        Generators                                  38,426,592          38,329,631
345        Accessory Electric Equipment                   968,783             829,439
                                                   --------------      --------------
           TOTAL OTHER PRODUCTION                      46,362,625          44,955,417
                                                   --------------      --------------
           TOTAL ELECTRIC PRODUCTION                1,538,977,853         799,824,235
                                                   --------------      --------------

                               Page 1

                                                                               Reserve for
                                                                               Depreciation
                                                            Original               and
 No.                  Account                                 Cost             Amortization
-----                 -------                              ----------          ------------
350.1     Land                                           $   17,122,086        $          0
350.2     Land Rights                                        42,596,551           4,720,841
352       Structures and Improvements                        48,766,994          12,617,278
353       Station Equipment                                 243,057,860          71,122,612
354       Towers and Fixtures                                90,411,177          43,482,414
355       Poles and Fixtures                                 60,323,717          31,685,361
356       Overhead Conductors and Devices                   120,620,854          77,526,431
357       Underground Conduit                                15,700,183           2,704,876
358       Underground Conductors and Devices                 17,297,869           6,284,176
359       Roads and Trails                                   10,679,564           2,384,772
                                                         --------------        ------------
          TOTAL TRANSMISSION                                666,576,855         252,528,761
                                                         --------------        ------------

360.1     Land                                                7,764,986                   0
360.2     Land Rights                                        49,166,485          12,892,094
361       Structures and Improvements                         1,793,186           1,904,524
362       Station Equipment                                 138,582,512          37,857,592
364       Poles, Towers and Fixtures                        217,091,878         107,858,099
365       Overhead Conductors and Devices                   176,486,396          44,827,641
366       Underground Conduit                               442,102,974         138,204,058
367       Underground Conductors and Devices                478,042,934         205,173,164
368.1     Line Transformers                                 219,942,716          61,936,686
368.2     Protective Devices and Capacitors                  24,545,069           4,565,312
369.1     Services Overhead                                  62,577,031          74,306,214
369.2     Services Underground                              150,048,598          62,176,297
370.1     Meters                                             60,618,225          19,057,946
370.2     Meter Installations                                27,231,279           7,897,627
371       Installations on Customers' Premises                4,974,444           4,372,213
373.1     St. Lighting & Signal Sys.-Transformers                     0                   0
373.2     Street Lighting & Signal Systems                   18,949,734          16,540,960
                                                         --------------        ------------
          TOTAL DISTRIBUTION PLANT                        2,079,918,447         799,570,427
                                                         --------------        ------------

                                                                                  Reserve for
                                                                                 Depreciation
                                                         Original                    and
  No.          Account                                      Cost                 Amortization
-------        -------                                  --------------          --------------
389.1          Land                                     $      416,599          $            0
389.2          Land Rights                                           0                       0
390            Structures and Improvements                  14,924,139               3,163,612
392.1          Transportation Equipment - Autos                 89,394                 139,162
392.2          Transportation Equipment - Trailers             212,633                 110,637
393            Stores Equipment                                 97,127                  38,772
394.1          Portable Tools                                5,837,717               1,644,880
394.2          Shop Equipment                                  486,093                 260,921
395            Laboratory Equipment                          1,141,839                 609,749
396            Power Operated Equipment                        119,348                 175,860
397            Communication Equipment                      61,736,832              17,009,492
398            Miscellaneous Equipment                         264,267                  33,674
                                                        --------------          --------------

               TOTAL GENERAL PLANT                          85,325,988              23,186,759
                                                        --------------          --------------

101            TOTAL ELECTRIC PLANT                      4,372,194,210           1,875,536,454
                                                        --------------          --------------

GAS PLANT

302            Franchises and Consents                          86,104                  86,104
303            Miscellaneous Intangible Plant                  696,434                 530,792
                                                        --------------          --------------

               TOTAL INTANGIBLE PLANT                          782,538                 616,896
                                                        --------------          --------------

360.1          Land                                            122,606                       0
361            Structures and Improvements                     412,998                 339,008
362.1          Gas Holders                                     989,283                 996,411
362.2          Liquefied Natural Gas Holders                         0                       0
363            Purification Equipment                                0                       0
363.1          Liquefaction Equipment                                0                       0
363.2          Vaporizing Equipment                                  0                       0
363.3          Compressor Equipment                            558,651                 518,638
363.4          Measuring and Regulating Equipment                    0                       0
363.5          Other Equipment                                       0                       0
363.6          LNG Distribution Storage Equipment              407,546                 164,634
                                                        --------------          --------------

               TOTAL STORAGE PLANT                           2,491,084               2,018,691
                                                        --------------          --------------

                                                                                             Reserve for
                                                                                             Depreciation
                                                                 Original                         and
   No.                       Account                               Cost                      Amortization
--------                    ---------                            --------                    ------------
365.1                Land                                    $  1,234,570                   $          0
365.2                Land Rights                                2,942,975                        536,545
366                  Structure and Improvements                 9,871,178                      3,159,916
367                  Mains                                     91,539,938                     16,849,921
368                  Compressor Station Equipment              45,838,355                     14,258,127
369                  Measuring and Regulating                   8,421,383                      3,417,721
                       Equipment
371                  Other Equipment                              261,536                        156,893
                                                              -----------                   ------------

                     TOTAL TRANSMISSION PLANT                 160,109,935                     38,379,123
                                                              -----------                   ------------

374.1                Land                                         102,187                              0
374.2                Land Rights                                7,244,620                      2,475,792
375                  Structures and Improvements                  193,651                        220,586
376                  Mains                                    335,956,492                    150,866,215
378                  Measuring & Regulating                     4,546,558                      2,866,215
380                  Services                                 187,255,080                    133,877,829
381                  Meters and Regulators                     50,139,119                     20,504,203
382                  Meter and Regulator                       41,608,281                     13,938,687
                       Installations
385                  Ind. Measuring & Regulating                  675,429                        687,123
                       Station Equipment
386                  Other Property On Customers'                       0                              0
                       Premises
387                  Other Equipment                           10,077,440                      3,316,031
                                                              -----------                   ------------

                     TOTAL DISTRIBUTION PLANT                 637,798,857                    328,752,944
                                                              -----------                   ------------

392.1                Transportation Equipment -                       677                         26,117
                       Autos
392.2                Transportation Equipment -                     3,453                        (26,549)
                       Trailers
394.1                Portable Tools                             3,924,051                        607,387
394.2                Shop Equipment                               183,146                        111,726
395                  Laboratory Equipment                         601,538                        270,225
396                  Power Operated Equipment                     230,777                        (25,918)
397                  Communication Equipment                    2,431,576                        429,687
398                  Miscellaneous Equipment                      642,814                        199,085
                                                              -----------                   ------------

                     TOTAL GENERAL PLANT                        8,018,032                      1,591,760
                                                              -----------                   ------------

101                  TOTAL GAS PLANT                          809,200,446                    371,359,414
                                                              -----------                   ------------

                                                                   Reserve for
                                                                  Depreciation
                                             Original                 and
 No.                   Account                Cost                Amortization
-----                  -------               --------             ------------

COMMON PLANT

303       Miscellaneous Intangible Plant     $    27,992,481     $    17,714,449
350.1     Land                                             0                   0
360.1     Land                                             0                   0
389.1     Land                                     7,519,709                   0
389.2     Land Rights                              1,704,163              20,104
390       Structures and Improvements             70,536,546          18,151,244
391       Office Furniture and                    34,321,985           4,343,591
           Equipment
392.1     Transportation Equipment -                 143,341            (230,365)
           Autos
392.2     Transportation Equipment -                  99,885            (130,914)
           Trailers
393       Stores Equipment                           519,213             (41,331)
394.1     Portable Tools                             913,294             773,048
394.2     Shop Equipment                           1,237,729             371,523
394.3     Garage Equipment                         3,468,550             373,862
395       Laboratory Equipment                     1,705,972             588,864
396       Power Operated Equipment                         0            (193,587)
397       Communication Equipment                 54,932,071          14,992,519
398       Miscellaneous Equipment                  2,821,979            (126,663)
                                             ---------------     ---------------

118.1     TOTAL COMMON PLANT                     207,916,918          56,606,344
                                             ---------------     ---------------

          TOTAL ELECTRIC PLANT                 4,372,194,210       1,875,536,454
          TOTAL GAS PLANT                        809,200,446         371,359,414
          TOTAL COMMON PLANT                     297,916,918          56,606,344
                                             ---------------     ---------------

101 &
118.1     TOTAL                                5,389,311,574       2,303,502,212
                                             ---------------     ---------------

102       Plant Purchased or Sold
            Electric                                       0                   0
            Gas                                            0                   0
                                             ---------------     ---------------
          TOTAL PLANT PURCHASED OR SOLD                    0                   0
                                             ---------------     ---------------

105       Plant Held for Future Use
            Electric                                 255,160                   0
            Gas                                            0                   0
                                             ---------------     ---------------
          TOTAL PLANT HELD FOR
           FUTURE USE                                255,160                   0
                                             ---------------     ---------------

                                                                 Reserve for
                                                                 Depreciation
                                              Original               and
   No.              Account                     Cost              Amortization
--------            -------                   ---------           ------------
107         Construction Work in         $                     $
             Progress
              Electric                       65,822,085            (2,231,475)
              Gas                            10,518,796              (396,804)
118.3         Common                         38,208,382                (6,048)
                                         --------------         -------------

            TOTAL CONSTRUCTION WORK
             IN PROGRESS                    114,549,263            (2,634,327)
                                         --------------         -------------
108.5       Accumulated Nuclear
             Decommissioning
              Electric                                0           234,192,352
                                         --------------        --------------
            TOTAL ACCUMULATED NUCLEAR
             DECOMMISSIONING                          0           234,192,352
                                         --------------        --------------
111.3       Capitalized Leases
             Electric                       124,751,597            66,150,731
             Gas                                      0                     0
             Common                          21,421,426             8,958,265
                                         --------------        --------------
            TOTAL CAPITALIZED
             LEASES                         146,173,023            75,108,996
                                         --------------        --------------
114         ELECTRIC PLANT
             ACQUISITION ADJUSTMENT                   0                     0
                                         --------------        --------------
120         NUCLEAR FUEL
             FABRICATION                     54,174,656            19,923,544
                                         --------------        --------------



            UTILITY PLANT TOTAL          $5,704,463,676        $2,630,092,777
                                         ==============        ==============


Book cost is calculated by taking Original Cost less Reserve for Depreciation and Amortization.

                                 ATTACHMENT D

                              SUMMARY OF EARNINGS

                                 Attachment E

                       Service List of City, County and
                                State Officials

                             Governmental Entities

STATE OF CALIFORNIA                              STATE OF CALIFORNIA
ATTORNEY GENERAL                                 CALIFORNIA PUBLIC UTILITIES
1515 K ST STE 511                                107 S BROADWAY
SACRAMENTO CA 94244                              LOS ANGELES CA 90012


STATE OF CALIFORNIA-ATTN DIRECTOR                CITY OF CARLSBAD
DEPT OF GENERAL SERVICES                         ATTN CITY CLERK
915 CAPITOL MALL                                 1200 ELM AVE
OFFICE BLDG                                      CARLSBAD CA 92008
SACRAMENTO CA 95814


CITY OF CARLSBAD                                 CITY OF CHULA VISTA
ATTN CITY ATTORNEY                               ATTN CITY ATTORNEY
1200 ELM AVE                                     PO BOX 1087
CARLSBAD CA 92008                                CHULA VISTA CA 92102



CITY OF CHULA VISTA                              CITY OF CORONADO
ATTN CITY CLERK                                  ATTN CITY ATTORNEY
PO BOX 1087                                      1825 STRAND WAY
CHULA VISTA CA 92102                             CORONADO CA 92118



CITY OF CORONADO                                 CITY OF DANA POINT
ATTN CITY CLERK                                  ATTN CITY ATTORNEY
1825 STRAND WAY                                  33282 GOLDEN LANTERN
CORONADO CA 92118                                DANA POINT CA 92629

CITY OF DANA POINT                     CITY OF DEL MAR
ATTN CITY CLERK                        ATTN CITY ATTORNEY
33282 GOLDEN LANTERN                   1050 CAMINO DEL MAR
DANA POINT  CA 92629                   DEL MAR CA 92014


CITY OF DEL MAR                        CITY OF EL CAJON
ATTN CITY CLERK                        ATTN CITY ATTORNEY
1050 CAMINO DEL MAR                    200 E MAIN ST.
DEL MAR CA 92104                       EL CAJON CA 92020


CITY OF EL CAJON                       CITY OF ENCINITAS
ATTN CITY CLERK                        ATTN CITY ATTORNEY
200 E MAIN ST.                         505 S VULCAN AVE
EL CAJON CA 92020                      ENCINITAS CA 92024


CITY OF ENCINITAS                      CITY OF ESCONDIDO
ATTN CITY CLERK                        ATTN CITY ATTORNEY
505 S VULCAN AVE                       201 N BROADWAY
ENCINITAS CA 92024                     ESCONDIDO CA 92025


CITY OF ESCONDIDO                      LISA J. HUBBARD
ATTN CITY CLERK                        SAN DIEGO GAS & ELECTRIC CO.
201 N BROADWAY                         801 VAN NESS AVE STE 2060
ESCONDIDO CA 92025                     SAN FRANCISCO CA 94102

CITY OF IMPERIAL BEACH                 CITY OF IMPERIAL BEACH
ATTN CITY CLERK                        ATTN CITY ATTORNEY
825 IMPERIAL BEACH BLVD                825 IMPERIAL BEACH BLVD
IMPERIAL BEACH CA 92032                IMPERIAL BEACH CA 92032


CITY OF LA MESA                        CITY OF LA MESA
ATTN CITY ATTORNEY                     ATTN CITY CLERK
PO BOX 937                             PO BOX 937
LA MESA CA 92041                       LA MESA CA 92041


CITY OF LAGUNA BEACH                   CITY OF LAGUNA BEACH
ATTN CITY ATTORNEY                     ATTN CITY CLERK
505 FOREST AVE                         505 FOREST AVE
LAGUNA BEACH CA 92651                  LAGUNA BEACH CA 92651


CITY OF LAGUNA NIGUEL                  CITY OF LAGUNA NIGUEL
ATTN CITY ATTORNEY                     ATTN CITY CLERK
22781 LA PAZ STE B                     22781 LA PAZ STE B
LAGUNA NIGUEL CA 92656                 LAGUNA NIGUEL CA 92656


CITY OF LEMON GROVE                    CITY OF LEMON GROVE
ATTN CITY ATTORNEY                     ATTN CITY CLERK
3232 MAIN ST                           3232 MAIN ST
LEMON GROVE CA 92045                   LEMON GROVE 92045

CITY OF MISSION VIEJO                  CITY OF MISSION VIEJO
ATTN CITY ATTORNEY                     ATTN CITY CLERK
25909 PALA SUITE 150                   25909 PALA SUITE 150
MISSION VIEJO CA 92691-2778            MISSION VIEJO CA 92691-2778


CITY OF MORENO VALLEY                  CITY OF MORENO VALLEY
ATTN CITY CLERK                        ATTN CITY ATTORNEY
23119 COTTONWOOD BLDG B                23119 COTTONWOOD BLDG B
MORENO VALLEY CA 92388                 MORENO VALLEY CA 92388

CITY OF NATIONAL CITY                  CITY OF NATIONAL CITY
ATTN CITY ATTORNEY                     ATTN CITY CLERK
1243 NATIONAL CITY BLVD                1243 NATIONAL CITY BLVD
NATIONAL CITY CA 92050                 NATIONAL CITY CA 92050


NAVAL FACILITIES ENGINEERING           CITY OF OCEANSIDE
WESTERN DIVISION                       ATTN CITY ATTORNEY
ATTN UTILITIES MANAGEMENT              704 THIRD ST
SAN BRUNO CA 94066                     OCEANSIDE CA 92054


CITY OF OCEANSIDE                      COUNTY OF ORANGE
ATTN CITY CLERK                        ATTN COUNTY CLERK
704 THIRD ST.                          PO BOX 838
OCEANSIDE CA 92054                     SANTA ANA CA 92702

COUNTY OF ORANGE                       CITY OF POWAY
ATTN COUNTY COUNSEL                    ATTN CITY ATTORNEY
PO BOX 1379                            PO BOX 789
SANTA ANA CA 92702                     POWAY CA 92064


CITY OF POWAY                          CITY OF SAN CLEMENTE
ATTN CITY CLERK                        ATTN CITY ATTORNEY
PO BOX 789                             100 AVENIDA PRESIDIO
POWAY CA 92064                         SAN CLEMENTE CA 92672


CITY OF SAN CLEMENTE                   CITY OF SAN DIEGO
ATTN CITY CLERK                        ATTN CITY ATTORNEY
100 AVENIDA PRESIDIO                   202 C ST
SAN CLEMENTE CA 92672                  SAN DIEGO CA 92101


CITY OF SAN DIEGO                      CITY OF SAN DIEGO
ATTN CITY CLERK                        ATTN CITY MANAGER
202 C ST                               202 C ST
SAN DIEGO CA 92101                     SAN DIEGO CA 92101


CITY OF SAN DIEGO                      COUNTY OF SAN DIEGO
ATTN MAYOR                             ATTN COUNTY CLERK
202 C ST                               220 W BROADWAY
SAN DIEGO CA 92101                     SAN DIEGO CA 92101

COUNTY OF SAN DIEGO                           CITY OF SAN MARCOS
ATTN COUNTY COUNSEL                           ATTN CITY ATTORNEY
1600 PACIFIC HWY                              105 RICHMAR AVE
SAN DIEGO CA 92101                            SAN MARCOS CA 92069

CITY OF SAN MARCOS                            CITY OF SANTEE
ATTN CITY CLERK                               ATTN CITY ATTORNEY
105 W RICHMAR AVE                             10601 MAGNOLIA AVENUE
SAN MARCOS CA 92069                           SANTEE CA 92071

CITY OF SANTEE                                CITY OF SOLANA BEACH
ATTN CITY CLERK                               ATTN CITY ATTORNEY
10601 MAGNOLIA AVENUE                         635 S HIGHWAY 101
SANTEE CA 92071                               SOLANA BEACH CA 92075

CITY OF SOLANA BEACH                          UNITED STATES GOVERNMENT
ATTN CITY CLERK                               GENERAL SERVICES ADMINISTRATION
635 S HIGHWAY 101                             300 N LOS ANGELES
SOLANA BEACH CA 92075                         LOS ANGELES CA 90012

CITY OF VISTA                                 CITY OF VISTA
ATTN CITY ATTORNEY                            ATTN CITY CLERK
PO BOX 1988                                   PO BOX 1988
VISTA CA 92083                                VISTA CA 92083

                                                   APPLICATION NO. 97-05________
                                                 EXHIBIT NO. SDG&E - 1__________
                                                              DATE _____________



           APPLICATION OF SAN DIEGO GAS & ELECTRIC COMPANY (U 902-E) FOR AUTHORITY TO FINANCE A 10% RATE REDUCTION THROUGH THE
                        ISSUANCE OF RATE REDUCTION BONDS




                               PREPARED TESTIMONY





                     BEFORE THE PUBLIC UTILITIES COMMISSION
                           OF THE STATE OF CALIFORNIA


                                MAY _____, 1997

                               TABLE OF CONTENTS


I.   EXECUTIVE SUMMARY (AULT)...............................................1

II.  OVERVIEW OF PROPOSED RATE REDUCTION BOND
     TRANSACTION (MONTGOMERY)...............................................6

     A. PROPOSED STRUCTURE OF RATE REDUCTION BOND
          TRANSACTION (MONTGOMERY).....................................6

     B. ROLES OF THE CALIFORNIA INFRASTRUCTURE AND
          ECONOMIC DEVELOPMENT BANK AND THE STATE
          TREASURER'S OFFICE (MONTGOMERY).............................10

     C. ASSET-BACKED SECURITIES MARKET (MONTGOMERY)...................12

III. FINANCING AND OTHER CONSIDERATIONS ASSOCIATED WITH
     THE PROPOSED RATE REDUCTION BOND TRANSACTION
     (MONTGOMERY, TRENT AND HITT)..........................................14

     A. FINANCING CONSIDERATIONS (MONTGOMERY).........................14
          1. Terms of SDG&E's Rate Reduction Bonds....................14
          2. Rating Agency Considerations.............................16
               a. Credit and Legal Issues                             16
               b. Credit Enhancement                                  16
               c. Impact on SDG&E's Existing Debt
                  Ratings                                             17
          3. Servicing Bond Payments from Customers...................18
          4. Use of Proceeds..........................................22
          5. Issuance Costs and Ongoing Expenses......................25
          6. Commission Financing Issues..............................26
               a. Competitive Bidding Requirements.                   26
               b. Commission Financing Fee.                           26

     B. ACCOUNTING CONSIDERATIONS (TRENT).............................27

     C. BANKRUPTCY CONSIDERATIONS (MONTGOMERY)........................28

     D. INCOME TAX CONSIDERATIONS (HITT)..............................28

IV.  ECONOMIC BENEFITS AND BOND SIZING (HITT AND MONTGOMERY)...............30

     A. ECONOMIC BENEFITS OF ISSUING RATE REDUCTION
        BONDS (HITT AND MONTGOMERY)...................................30

     B. BOND SIZING (HITT AND MONTGOMERY).............................31

V.  TARIFF AND RATEMAKING ISSUES (HANSEN AND WHELAN).......................33




     A. TARIFF ISSUES (HANSEN)........................................33

          1. Customers Eligible for 10% Rate Reduction................33
               a. Applicable Rate Schedules for
                    Residential Customers.                            33
               b. Applicable Rate Schedules for Small
                    Commercial Customers.                             33
          2. Fixed Transition Amount ("FTA")..........................35
               a. General Overview.                                   35
               b. True-Up Mechanism for FTA Charges.                  37
               c. Bypass of the FTA Via Change of
                    Schedule.                                         39
               d. Other Forms of Bypass.                              40

     B. RATEMAKING ISSUES (WHELAN)....................................40

          1. The Transition Cost Balancing Account....................41
               a. Overview                                            41

               b. Proposed Modification to the
                    Transition Cost Balancing Account
                    to Incorporate Issuance of the Rate
                    Reduction Bonds and the 10 Percent
                    Rate Reduction and to Prevent Cost
                    Shifting.                                         43
          2. Rate Reduction Bond Memorandum Account...................44
               a. Additional Bond Issuance                            45
               b. Post-Transition Period Credits to
                    Residential and Small Commercial
                    Customers                                         46
          3. Proposed Tariff Changes..................................47

VI.  WITNESS QUALIFICATIONS................................................50

     QUALIFICATIONS OF  FRANK H. AULT.................................50

     QUALIFICATIONS OF  WAYNE M. HITT.................................53

     QUALIFICATIONS OF  DOUGLAS P. HANSEN.............................54

     QUALIFICATIONS OF  JAMES H. MONTGOMERY...........................56

     QUALIFICATIONS OF  JAMES P. TRENT................................57

     QUALIFICATIONS OF  THOMAS L. WHELAN..............................58


Appendices

     A.   Issuance Costs and Ongoing Expenses (Estimates)
     B.   Economic Benefits and Bond Sizing Analysis
     C.   Changes in Language to Existing Tariffs
     D.   Proposed New Fixed Transition Amount Rate Schedule

                   CPUC APPLICATION  -  RATE REDUCTION BONDS
                                   TESTIMONY

                                      I.

                           EXECUTIVE SUMMARY (AULT)

     On August 31, 1996, Assembly Bill ("AB") 1890 was passed and on September 23, 1996, Governor Wilson signed this bill into law. AB 1890, in conjunction with the Commission's Preferred Policy Discussion, provides the master plan for restructuring California's electric utility industry. A critical element of AB 1890's restructuring plan is the provision for utilities to issue up to $10 billion of securities, known as Rate Reduction Bonds, to finance a portion of their Transition Costs./1/ The issuance of Rate Reduction Bonds is necessary to enable utilities to reduce rates for residential and small commercial customers by 10% for the period from 1998 through March 31, 2002. SDG&E believes that under AB 1890, the 10% rate reduction is contingent upon issuance of Rate Reduction Bonds in sufficient amounts to provide for the rate reduction.

     Pursuant to AB 1890, San Diego Gas & Electric ("SDG&E") is requesting in this Application that the Commission approve the issuance of an aggregate amount of up to $800 million of Rate Reduction Bonds in one or more series. The determination of the actual amount of such bonds to be issued depends on factors that will not be known until the time of issuance. The current estimate of the aggregate

--------------------------
/1/ Most definitions for capitalized terms are contained in P.U.Code (S) 840, unless otherwise noted.

principal amount of such bonds to be issued on behalf of SDG&E is $710 million.

     SDG&E currently estimates that issuance of Rate Reduction Bonds will result in net present value benefits to its residential and small commercial customers of approximately $100 million. The estimated $100 million net present value savings will be achieved by replacing existing debt and equity carrying costs for the financed Transition Costs with the lower-cost, all-debt structure of the Rate Reduction Bonds and by recovering these Transition Costs over the anticipated 10-year life of the Rate Reduction Bonds, rather than the 4-year rate freeze period available under AB 1890 in the absence of the issuance of Rate Reduction Bonds.

     In consideration of the rate reduction, residential and small commercial customers will provide the source of payment of principal and interest on the bonds and any related fees or expenses through the separate, nonbypassable charges called Fixed Transition Amount ("FTA") charges. Pursuant to AB 1890, such FTA charges are to be authorized by the Commission in connection with this proceeding and will be subject to an adjustment procedure on at least an annual basis over the term of the bonds.

     SDG&E also is filing, concurrent with this Application, an application with the California Infrastructure and Economic Development Bank ("Infrastructure Bank"), a State agency, for the issuance of the Rate Reduction Bonds. AB 1890 contemplates that Rate Reduction Bonds will be issued through the Infrastructure Bank, a Special Purpose Trust authorized by the Infrastruture Bank or another Financing Entity approved by the Infrastructure Bank.

     SDG&E will use the net proceeds from the Rate Reduction Bond financing principally to reduce SDG&E's capitalization. This reduction will occur for debt, preferred stock and common equity in amounts approximately proportionate to the Company's current debt and equity percentages.

     In the testimony that follows, SDG&E first provides (in Chapter II) an overview of the structure of the transaction. As the testimony indicates, SDG&E proposes to create a Special Purpose Entity that will be consolidated with the utility for financial reporting and tax purposes, but will be a legally separate entity for all business and commercial law purposes. The separate legal entity is designed to keep the SPE and its assets separate from SDG&E in the event of a bankruptcy of the utility. This bankruptcy remoteness is a key element in enabling the bonds to be issued at a higher credit rating than that of SDG&E, anticipated as high as AAA. A higher bond rating will benefit residential and small commercial customers because it will lower the interest payments on the bonds payable through the FTA charges assessed these customers.

     In Chapter III, SDG&E describes in greater detail the financing considerations associated with the transaction, including a description of the asset backed securities market in which the bonds will be issued. SDG&E also describes in greater detail the accounting, bankruptcy and tax considerations associated with the transaction.

     In Chapter IV, SDG&E describes the economic benefits to residential and small commercial customers of issuing Rate Reduction Bonds. SDG&E also presents in this Chapter (and Appendix B) its detailed bond sizing analysis.

     In Chapter V, SDG&E describes the tariff and ratemaking issues associated with the transaction.

     Finally, in Chapter VI, SDG&E describes the qualifications of the SDG&E witnesses sponsoring this testimony.

     SDG&E recognizes that AB 1890 requires the Commission to act on its Application in a limited period of 120 days. In recognition of this short period of time, SDG&E has endeavored to work proactively with the Commission staff and other parties to solicit and address concerns at the front end of this proceeding. For example, SDG&E was an active participant at the March workshops sponsored by the Energy Division, has participated in other pre-filing briefings with parties, and has provided its draft Application to several parties for their review in advance of filing with the Commission. SDG&E hopes these efforts will facilitate the Commission's review of its Application in this very important proceeding.

     It is crucial that SDG&E receive a Commission decision in a timely manner to enable the Company to issue its Rate Reduction Bonds prior to January 1, 1998 as part of the

10% rate reduction process. The issuance of Rate Reduction Bonds is currently planned for the fourth quarter of 1997.

                                      II.

             OVERVIEW OF PROPOSED RATE REDUCTION BOND TRANSACTION
                                 (MONTGOMERY)

A.   PROPOSED STRUCTURE OF RATE REDUCTION BOND TRANSACTION (MONTGOMERY).

     AB 1890 requires utilities to provide residential and small commercial customers with a 10% rate reduction and provides utilities with the means to finance this rate reduction through the issuance of Rate Reduction Bonds. In consideration of the rate reduction, residential and small commercial customers will provide the source of payment of principal and interest on the bonds and any related fees or expenses through separate, nonbypassable charges designated Fixed Transition Amount ("FTA") charges. Pursuant to the legislation, such FTA charges are to be authorized by the Commission in connection with this proceeding and will be subject to an adjustment procedure (see Section V.A.2.b) on at least an annual basis over the term of the bonds. The net effect of the transaction will be to provide SDG&E's residential and small commercial customers with the required 10% rate reduction and to provide net present value benefits to these customers of approximately $100 million over the term of the bonds.

     SDG&E's proposed structure of the Rate Reduction Bond transaction is illustrated in Figure II-1, which follows on the next page.

                                  Figure II-1

                             Rate Reduction Bonds
                             Transaction Structure

                  [Chart describes structure of transaction]






     Step 1 of this process involves the formation by SDG&E of a Special Purpose Entity ("SPE"). Although consolidated with the utility for certain financial reporting and tax purposes, the SPE will be a legally separate entity for all business and commercial law purposes. Thus creditors of the utility will have no rights in or to the assets or property of the SPE, and creditors of the SPE will have no rights in or to the assets or property of the utility, except only as the utility and the SPE shall elect by contract. This structure is intended to cause the SPE assets to be removed from the risk of any bankruptcy of the utility (such structure being sometimes referred to as "bankruptcy remote") in order that the Rate Reduction Bonds be assigned a higher credit rating, and therefore bear a lower interest rate, thus maximizing their benefit to residential and small commercial customers.

     Step 1 also involves the transfer by SDG&E of all of its rights, title and interest in and to the Transition Property (which is defined by AB 1890 to include all rights in and to the FTA charges and any revenues therefrom) to the SPE. This transfer is structured to be a "true sale" for bankruptcy purposes, meaning that for such purposes the SPE will be the sole owner of all of the Transition Property and related revenues collected through the FTA charges, and such property and revenues will not be available for satisfaction of SDG&E's creditors. The true sale nature of the transfer is an element of making the SPE's assets bankruptcy remote from SDG&E as mentioned above. In order to obtain from the credit rating agencies a higher credit rating on the Rate Reduction Bonds than on SDG&E's debt, we anticipate that the credit rating agencies will expect to receive an opinion of counsel at the time the Rate Reduction Bonds are issued confirming that (i) the SPE is a separate legal entity from SDG&E for bankruptcy purposes, and (ii) the transfer of the Transition Property from SDG&E to the SPE constitutes a true sale.

     SDG&E will acquire an ownership interest in the SPE by contributing equity to the SPE in an amount of approximately 0.5%/2/ of the total principal amount of the Rate Reduction Bonds to be issued. The SPE will likely invest SDG&E's equity contribution in another affiliate of SDG&E in the form of a demand loan to such affiliate.

     In Step 2 of this process, the SPE will raise the necessary funds for its purchase of the Transition Property from SDG&E by issuing its own secured debt (the "SPE Debt")

----------------------
/2/ The O.5% amount represents a balance between a meaningful contribution versus minimizing the dollar amount.

to the entity through which the Rate Reduction Bonds will be issued. The SPE Debt will be secured by the Transition Property (including the FTA charges and the right to receive all revenue therefrom) transferred by SDG&E to the SPE in Step 1 discussed above. As called for in AB 1890, the Rate Reduction Bonds will be issued through the California Infrastructure and Economic Development Bank ("Infrastructure Bank"), a Special Purpose Trust formed by the Infrastructure Bank, or another Financing Entity approved by the Infrastructure Bank (collectively the "SPT").

     Step 3 of this process is the issuance through the SPT of the Rate Reduction Bonds, directly or indirectly to investors. The Rate Reduction Bonds may be debt secured by, and payable solely from, the SPE Debt or may be certificates of interest or participation in the SPE Debt. All significant terms of the Rate Reduction Bonds, including timing and amount of principal and interest payments, will mirror the corresponding terms of the SPE Debt. In fact, the Rate Reduction Bonds may be in the form of certificates representing undivided interests in the SPE Debt.

     SDG&E proposes to transfer Transition Property to the SPE in an amount sufficient to provide for the 10% rate reduction to residential and small commercial customers. It is currently anticipated that this will be an amount of Transition Property sufficient to support the issuance of up to $800 million of Rate Reduction Bonds. Thus, SDG&E will receive up to $800 million (less the amount of certain transaction costs) in consideration for the sale of the Transition Property to the SPE at the time the Rate Reduction Bonds are issued.

     SDG&E anticipates based on current estimates that the issuance of Rate Reduction Bonds will result in net present value benefits to its residential and small commercial customers of approximately $100 million. The estimated $100 million net present value savings will be achieved (i) by replacing existing debt and equity carrying costs for the financed Transition Costs with the lower-cost, all-debt structure of the Rate Reduction Bonds and (ii) by recovering these Transition Costs over the anticipated 10-year life of the Rate Reduction Bonds, rather than the 4-year rate freeze period available under AB 1890 in the absence of the issuance of Rate Reduction Bonds.

B. ROLES OF THE CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK AND THE STATE TREASURER'S OFFICE (MONTGOMERY).

     Pursuant to AB 1890, SDG&E will file, concurrent with this Application, a separate application (Part One) with the California Infrastructure and Economic Development Bank ("Infrastructure Bank") to authorize the issuance of the Rate Reduction Bonds. The Infrastructure Bank will not give its final approval of the transaction until the Commission issues a Financing Order, SDG&E files a Part Two application with the bank, and the terms of the Rate Reduction Bonds have been finalized.

     The State Treasurer's office will act as agent for sale of the Rate Reduction Bonds since the bonds will be issued through the Infrastructure Bank. Accordingly, the Infrastructure Bank and/or the State Treasurer's office will approve the pricing, timing and other terms of the Rate Reduction Bonds. SDG&E is not asking the Commission to approve the specific terms of the bonds at this time. Rather, as SDG&E has done with its own Commission-approved financings, SDG&E is seeking to maintain flexibility to determine such matters in light of then-current market conditions. Thus, as each series or class of Rate Reduction Bonds is priced, SDG&E proposes to file Issuance Advice Letters with the Commission to establish the initial levels of FTA charges. Those filings will reflect the amount, pricing and other terms of the Rate Reduction Bonds as approved by the Infrastructure Bank.

     In addition to determining the issuer and the pricing, timing and other terms and conditions of the Rate Reduction Bonds, SDG&E anticipates that the Infrastructure Bank and the State Treasurer's office will participate in the following aspects of the transaction:

            . Selection and approval of certain other participants in the transaction, including the selection of bond counsel, approval of the bond trustee, bond underwriters (including managing and co-managing underwriters) and underwriters' legal counsel and approval of bond rating agencies.

            . Review and approval of transaction documentation, including such principal documents as a Pooling and Servicing Agreement with SDG&E, Trust Indenture, Bond Purchase Agreement, SPE Debt documentation and SEC Registration Statement and other governmental filings.

            . Participation in various aspects of the issuance of the Rate Reduction Bonds, including approval of the marketing plan for the bonds prepared by the managing underwriter, participating in meetings or phone calls with rating agencies and potential investors, and conduct of its own due diligence to the extent it considers necessary or appropriate.

            . Preparation and review of reports to the Legislature or other governmental bodies concerning the transaction, to the extent considered necessary or appropriate.

C.   ASSET-BACKED SECURITIES MARKET (MONTGOMERY).

     Securitization essentially is the raising of money through the issuance and sale of securities backed by the cash flow derived from specified financial or other assets. The securitized assets are pledged directly to secure the payment of the related debt instruments and are isolated from the other property of the issuer (often by transfer to an affiliated single purpose entity) in order to achieve the necessary level of bankruptcy and credit protection to merit higher credit ratings, and lower interest costs, for securitized debt. Issuers have embraced securitization as a source of lower cost financing compared to traditional corporate debt.

     A variety of assets have been securitized by the sale of Asset Backed Securities ("ABS") in the public markets since the inception of the ABS market, including credit card receivables, automobile loans, automobile leases, student loans, home equity loans, home equity lines of credit, equipment leases, manufactured housing contracts, unsecured consumer loans and a number of other assets. The ABS market is characterized by strong investor demand for ABS issues, which offer a slight premium to treasuries and corporates within rating categories, as well as high credit quality and strong market liquidity. Total issuance in the market has grown steadily since the market's inception and has increased from approximately $76 billion in 1994 to $108 billion in 1995 to $150 billion in 1996. During 1997, we expect total market issuance to exceed $180 billion.

     For purposes of the proposed Rate Reduction Bond transaction, the securitized asset is the Transition Property, as that term is defined in P.U.Code (S) 840(g).

                                     III.

            FINANCING AND OTHER CONSIDERATIONS ASSOCIATED WITH THE
         PROPOSED RATE REDUCTION BOND TRANSACTION (MONTGOMERY, TRENT
                                   AND HITT)

A.   FINANCING CONSIDERATIONS (MONTGOMERY).

     1.   TERMS OF SDG&E'S RATE REDUCTION BONDS.

     SDG&E anticipates that the Rate Reduction Bonds issued on its behalf will have a scheduled repayment term of approximately 10 years (maturities could range from one to 15 years) and pay a fixed cost of interest at about .5 - .6% above the 5-year U.S. Treasury rate. The expected principal payment dates generally will be up to three years shorter than the final legal maturity dates of each of the bonds to ensure that all of the principal payments are made prior to ultimate maturity. We anticipate that interest payments will constitute taxable income for federal income tax purposes, but will be exempt from California personal income tax. The issuance of Rate Reduction Bonds is planned for the fourth quarter of 1997.

     The final transaction structure and terms of the Rate Reduction Bonds will be determined in collaboration with the Infrastructure Bank and the Treasurer's Office at the time the Rate Reduction Bonds are marketed and after input from rating agencies and the underwriters. SDG&E also expects, to achieve the most economic pricing, that the Rate Reduction Bonds may be issued in one or more series or classes, each of which may be in a different form and have different terms, including fixed or variable interest rates.

Accordingly, SDG&E is requesting Commission approval of the issuance of up to $800 million of Rate Reduction Bonds with the form and terms of each series or class of the Rate Reduction Bonds to be determined at the time of offering. As discussed below in Section V.A.2.a, SDG&E will notify the Commission by Issuance Advice Letter filing when pricing and other terms are established for the offering of each series or class of Rate Reduction Bonds. This filing will report the specific costs of, and the amounts financed by the Rate Reduction Bonds, and the manner in which such costs are reflected in the initial FTA charges implemented at that time.

     SDG&E expects the market receptivity for the Rate Reduction Bonds to be extremely high. Asset-Backed Security investors will be attracted by the anticipated AAA ratings and comparatively stable cashflow of the transaction. The periodic true-up mechanism required by the enabling legislation (discussed further at Section V.A.2.b below) will contribute to investor comfort with respect to the credit quality and stability of the bonds. We also expect the transaction to generate significant crossover interest from traditional corporate utility investors. These buyers have a high familiarity with utility credit which, in combination with the relative lack of recent new issue supply in the corporate utility market, will make the bonds extremely attractive to this class of investors. The market regularly absorbs multi-billion dollar transactions at competitive interest rates and there have been a number of occasions when the asset backed market issuance in a given week has exceeded $10 billion.

     2.   RATING AGENCY CONSIDERATIONS.

          A.   CREDIT AND LEGAL ISSUES.

     The rating agency process for the Rate Reduction Bond issuance will entail an in-depth analysis of both the credit and legal structure of the transaction. The legal analysis will focus on the degree of bankruptcy protection afforded by the structure, which must be sufficient to separate the credit profile of the Rate Reduction Bonds from that of SDG&E in order to achieve a higher credit rating, and consequent lower interest cost, than that of SDG&E's corporate debt. The transaction's expected structure is intended to provide the level of bankruptcy protection required to achieve the desired AAA ratings. We anticipate the rating agencies will rely on a bankruptcy opinion to be delivered when the Bonds are issued in their evaluation of the transaction's level of bankruptcy protection. The structure also must result in a credit profile for the Rate Reduction Bonds that is separate from the credit of the Infrastructure Bank for the same reasons.

     B.   CREDIT ENHANCEMENT.

     The rating agencies will focus on a number of factors in evaluating the credit quality and determining the sizing of any necessary credit enhancement for the bonds. Any such credit enhancements will be established at a later date. The sizing of the credit enhancement for the transaction will be based on the predictability of the collection of the

FTA charges, which will depend upon the credit performance of the receivables and the divergence from forecasted customer usage. The estimated base collectibility performance of the FTA charges will be projected from an analysis of SDG&E's historical charge-off experience and the historical relationship of actual usage to projected usage.

     Typical forms of credit enhancement include the legislatively mandated true-up mechanism (discussed further in Section V.A.2.b. below), which adjusts customer rates at least annually for sales, and overcollateralization, which provides for a cushion of additional cash flow during the life of the bonds to ensure sufficient amounts are available to pay all principal and interest on the bonds. Other possible credit enhancement mechanisms include a debt service reserve fund, bank letters of credit and surety bonds or similar insurance policies.

     C.   IMPACT ON SDG&E'S EXISTING DEBT RATINGS.

     The credit rating agencies have preliminary indicated that they will view the Rate Reduction Bonds as a securitization, the principal and interest obligations of which should not be added to other SDG&E debt in calculating debt ratios and evaluating credit ratings. Such analysis is dependent on the rating agencies concluding that holders of the bonds will have no claim on the assets or revenues of SDG&E. From an economic perspective, the reduction in revenue available to satisfy SDG&E debt service and equity return caused by the transfer of the Transition Property to the SPE will be offset by the reductions in outstanding

SDG&E debt and equity, the redemption or defeasance of which will be financed with the proceeds of the Rate Reduction Bond issuance. Although the SPE is expected to be consolidated with SDG&E for financial reporting and tax purposes, the overall structure of the securitization transaction (expected to be described in a footnote in SDG&E's financial statements) should not result in any change to the credit ratings of existing SDG&E debt.

     3.   SERVICING BOND PAYMENTS FROM CUSTOMERS.

     SDG&E requests Commission authority to contract with the SPE to function as the servicing agent ("Servicer") for the Rate Reduction Bonds. In such capacity the Company on behalf of the SPE would collect the FTA charges from residential and small commercial customers and forward these collected amounts to the SPT, on account of and as security for amounts payable on the SPE Debt held by the SPT, which SPE Debt amounts will mirror amounts payable by the SPT on the Rate Reduction Bonds. SDG&E's duties as Servicer would include: billing the appropriate FTA charges to residential and small commercial customers, collecting the FTA charges from such customers, tracking billed versus collected FTA charges, remitting collections on a monthly basis to the SPT, preparing a monthly service report and preparing, at least annually, filings with the Commission to make any necessary adjustments to the FTA charges to reflect actual FTA collection experience as contemplated by AB 1890. It is anticipated that the monthly remission of the FTA charge collections from customers to the SPT will be based on a statistical analysis of SDG&E's historical collection experience regarding such class of customers.

     Prior to making the expected monthly deposits to the SPT, SDG&E will treat the FTA charges it collects as Servicer as it treats other collections from customers. Thus, any investment income earned on these amounts is intended to benefit residential and small commercial customers, through the proposed ratemaking mechanism discussed in Section V.B.2.

     Prior to making the payments on the Rate Reduction Bonds, to bond holders, it is anticipated that the monthly remissions of FTA charges received from the Servicer will be invested by the SPT in high quality short-term instruments. Investment earnings not used to make payments on the Rate Reduction Bonds may be remitted to the SPE, in which event the benefit thereon will be returned to customers through an entry in the proposed ratemaking account discussed in
Section V.B.2. below. Alternatively, investment earnings applied to payments on the Rate Reduction Bonds will also benefit customers through operation of the FTA true-up mechansim (described in Section V.A.2.b below), which would result in a reduction in future FTA charges.

     Entities that act as servicer for asset-backed securities typically receive servicing fees. SDG&E proposes to charge customers only for any incremental costs not currently included in rates that are incurred in connection with performing the duties of Servicer, such as paying outside firms to perform special audits. It may be necessary for SDG&E to agree that it will collect servicer fees at levels typical in the asset-backed market in order to support the bankruptcy analysis (e.g., 1.5-2.0%). In such an event any amounts collected in excess of SDG&E's incremental costs will be returned to residential and small commercial customers through rate adjustments in the rate setting process. Similarly, as mentioned above, any investment earnings on funds held prior to making payments on the bonds will be credited to customers at an appropriate short-term investment rate or will be used to make bond payments with a resulting reduction in FTA charges. Also, any overcollateralization amounts remaining after the legal maturity of the bonds also will be credited to customers.

     If an entity other than SDG&E or a successor local distribution company acts as servicer, customers would likely be charged the full servicing fee amount. Such increased costs would be added to the customer FTA charges at the time of issuance or subsequently through the true-up mechanism.

     If third-party entities are allowed to bill customers, such billers would need to be sub-servicers to SDG&E for the purposes of collecting FTA charges related to the Rate Reduction Bonds. SDG&E would need to be the master servicer and would remit all required payments to the SPE, which payments in turn flow to the SPT and to the bond holders. In its role as master servicer, SDG&E will need access to information from third party billers on kilowatt-hour billing and usage by customer to be able to provide the required reports.

      If third-party entities are allowed to bill customers, careful consideration must be given to minimum requirements for the financial strength of these other entities. The rating agencies have expressed concerns about the financial strength of servicer entities other than utilities which bill and collect from customers. Such concerns could impact the rating on the Rate Reduction Bonds. SDG&E requests that the Commission shall not approve or require any third-party servicer(s) to replace SDG&E as servicer without determining that approving or requiring such third party servicer(s) to replace SDG&E will not cause the then current rating of the Rate Reduction Bonds to be withdrawn or downgraded.

     To further strengthen the credit situation for the Rate Reduction Bonds, it will be necessary for residential and small commercial customers to continue to be responsible for payment of FTA charges to the master servicer, even if their bill payment is being handled by a third-party entity. Further, appropriate shut-off policies must be maintained, and appropriate standards, procedures, and credit policies need to be established. For example, to obtain a AAA credit the rating agencies may require third-party billers to remit FTA charges in 1 to 2 days rather than 30 days, and may require deposits, letters of credit, or other assurances.

     The specific resolution of these credit concerns related to third-party billing entities will likely be addressed in the Commission's Direct Access and Ratesetting proceedings. At that time, full consideration needs to be given to possible impacts on the AAA credit rating being sought for the Rate Reduction Bonds.

     4.   USE OF PROCEEDS.

     SDG&E currently estimates that it will receive approximately $710 million, less certain transaction costs, from the issuance of the Rate Reduction Bonds. Upon the receipt of these bond proceeds, SDG&E will cease to collect the costs associated with a corresponding amount of assets (i.e., debt and equity financing costs, depreciation and taxes), which will now be collected as part of the FTAs.

     SDG&E will use the net bond proceeds to reduce its capitalization. To maintain its currently authorized capital structure, SDG&E will reduce its debt by about half of the bond proceeds and its equity by about half of the proceeds, less Rate Reduction Bond issuance costs and less any redemption costs for debt and preferred stock.

     SDG&E plans to reduce its debt through either calls, open market purchases, tenders, or defeasance. Because AB 1890 allows utilities to collect such redemption costs from customers, SDG&E proposes to include these costs in its CTC balancing account for all its customers. All customers should bear the costs due to capitalization reductions since all customers are paying for CTCs over the rate freeze period.

      Under defeasance, an amount of U.S. Treasury securities is purchased sufficient to pay interest and principal on a targeted amount of bonds until the first call date is reached. Per a recent accounting change, defeased bonds must remain on SDG&E's balance sheet as a liability. If the Company does defease any of its bonds, the Commission will need to "adjust out" defeased debt when determining SDG&E's capital structure for cost of capital purposes because such debt has been "economically redeemed" and is no longer available to fund utility construction (i.e., rate base).

     SDG&E plans to reduce its common equity through distributions to its parent, Enova Corporation. SDG&E also may redeem a relatively small amount of preferred stock. The only means available to SDG&E to reduce common equity is by distributions of common equity to its parent. Once Enova receives this SDG&E common equity, it can choose to use the equity for purposes such as redeeming shares of Enova common stock or investing in other ventures. As required by the SDG&E holding company decision approving the creation of Enova Corporation (D.95-12-018): "SDG&E's equity shall be retained such that the Commission's adopted capital structure shall be maintained ... on average over the period the capital structure is in effect for ratemaking purposes."

     The redemption of debt, preferred stock, and common equity may result in minor changes to SDG&E's currently authorized cost of capital in the area of embedded costs for debt and preferred stock. Under the Market-Indexed Capital Adjustment Mechanism ("MICAM") currently in place for SDG&E, the Company's authorized embedded costs would not be updated for actuals until the minimum target change in utility A bond rates is exceeded or the initial MICAM period expires at December 31, 2000.

     Prior to such MICAM adjustment, SDG&E will make adjustments to its CTC balancing account to pass the impact of embedded cost changes through to its customers. Such embedded cost changes will be applied to all of SDG&E's customers, not just residential and small commercial customers, as part of the total impacts from collecting transition costs from all customers through March 31, 2002.

     However, in the calculation of embedded cost charges SDG&E will net any SDG&E short or intermediate-term investment balances against like amounts of existing variable rate, long-term debt. This netting will reflect actions by SDG&E to keep some variable rate, tax-exempt debt series outstanding for a short or intermediate period of time when not needed for cash flow purposes. By keeping such tax-exempt series outstanding, SDG&E maintains the lower, tax-exempt interest rates over the life of the long-term debt to benefit its customers.

     As discussed earlier, it will be necessary for SDG&E to show the Rate Reduction Bonds on its balance sheet as a liability. When the Commission is determining SDG&E's capital structure for cost of capital purposes, it will need to "adjust out" the Rate Reduction Bonds since this debt is not being used to fund the Company's capital construction (i.e., rate base).

     5.   ISSUANCE COSTS AND ONGOING EXPENSES.

     AB 1890 authorizes utilities to collect from customers the costs associated with the Rate Reduction Bonds. SDG&E anticipates that at the time the Bonds are issued these costs will include items such as underwriter fees and expenses, legal counsel fees (SDG&E counsel, underwriter's counsel, and bond counsel), SEC registration fees, rating agency fees, outside accounting fees, Infrastructure Bank fees, other miscellaneous expenses, and possibly credit enhancement costs. SDG&E currently estimates these issuance costs to be approximately $7 million, or about 1% of the issue price of the Rate Reduction Bonds SDG&E is requesting in this proceeding (see Appendix A). SDG&E will have more precise amounts at the time the bonds are issued.

     There will also be ongoing expenses associated with the Rate Reduction Bonds which will be charged to customers annually over the life of the Bonds as part of the annual FTA charge. These ongoing expenses fall into two categories: refundable and non-refundable. The refundable category covers servicer fees that SDG&E may be entitled to collect, but which it will pass back to customers. Such servicer fees will probably be 1.5 - 2.0% annually of the original principal amount. On a net basis SDG&E will only charge its customers any modest incremental costs it incurs as servicer, such as outside audit expenses.

     The non-refundable category of ongoing expenses includes items such as fees for the bond trustee, SPE, and

Infrastructure Bank. A current estimate for these expense is about $50,000 annually (see Appendix A).

     The manner for including the issuance costs and ongoing expenses in the determination of the amount of Rate Reduction Bonds to be issued is discussed in further detail in Appendix B.

     6.   COMMISSION FINANCING ISSUES.

          A.   COMPETITIVE BIDDING REQUIREMENTS.

     Commission competitive bidding requirements do not apply to the Rate Reduction Bond issuance since the bonds are being issued through the Infrastructure Bank, and not by SDG&E. The California Treasurers Office already has selected Morgan Stanley to be the lead underwriter for SDG&E, and the Infrastructure Bank is in the process of selecting a co-lead manager and co-managers for SDG&E.

          B.   COMMISSION FINANCING FEE.

     SDG&E proposes not to pay a Commission financing fee for the issuance of these bonds. The bonds will be issued through the Infrastructure Bank and not by SDG&E. Indeed, the bonds are to be non-recourse and bankruptcy remote from SDG&E. Further, we believe this transaction constitutes a "special" circumstance due to the relatively large principal amount of bonds compared to the Company's financings over the last several years (e.g., for utility construction). SDG&E's request is consistent with the Commission's current practice not to charge fees for bonds which are issued to refinance existing utility debt.

B.   ACCOUNTING CONSIDERATIONS (TRENT).

     In the course of structuring the Rate Reduction Bond transaction, the utilities hoped, consistent with other asset-backed securitizations, that the obligations represented by the bonds would not have to be reflected on their respective balance sheets. This approach is justified because, as with other securitizations, the Rate Reduction Bonds would not be an obligation of the utilities and should have no impact on each utility's respective financial condition. Unfortunately, the Securities and Exchange Commission ("SEC") has decided that it will be necessary to report the bond obligation on the balance sheets.

     The utilities are permitted, however, to add footnotes to the utilities' financial statements explaining that the Rate Reduction Bonds are non-recourse to the utilities and are bankruptcy remote, as currently anticipated. Therefore financial evaluations of the utilities by outside entities such as rating agencies should exclude the bonds.

     Regarding a related accounting item, the cash and ratemaking recovery of certain Transition Costs is projected to occur during the 4-year rate recovery period under SDG&E's current proposal in the CTC filing. SDG&E plans to defer for financial reporting purposes amortization of the portion of Transition costs that relates to the securitization of the Transition Property. These deferred costs will be amortized to expense over the 10-year period of the Rate Reduction Bonds, and will result in a matching for financial reporting purposes of the effects of the securitization transaction.

C.   BANKRUPTCY CONSIDERATIONS (MONTGOMERY).

     As discussed in Section II.A., the utilities are proposing to structure the Rate Reduction Bond transaction so that the SPE is "bankruptcy remote." Such a structure will benefit residential and small commercial customers because a bankruptcy remote transaction will lower the interest rate on the bonds. The benefit of lower interest rates will be passed on to the residential and small commercial customers in the form of lower FTA charges.

D.   INCOME TAX CONSIDERATIONS (HITT).

     It is critical that SDG&E's income tax liability associated with the Rate Reduction Bonds, particularly the transfer of the Transition Property, be payable over the life of the bonds as FTA charges are collected from customers, rather than all at once when the Transition Property is transferred and the bonds are issued. This deferral of tax payments is necessary to produce the desired economic benefits for customers and neutral effect for shareholders. There are two key elements to receiving the desired tax treatment: (1) the Rate Reduction Bonds must be treated, for tax purposes, as debt of the SPE rather than the transaction constituting a sale of Transition Property from the SPE to the SPT and (2) the customer revenue needed to cover debt service on the bonds must be taxable to SDG&E in the year(s) the services are provided rather than fully taxable at the time the bonds are issued.

     In order to ensure favorable tax consequences for both tax issues of the proposed transaction, SDG&E, Edison and PG&E have each requested rulings from the Internal Revenue Service ("IRS"). SDG&E, Edison and PG&E met with the IRS on December 19, 1996 at a pre-submission conference in anticipation of filing a ruling request. Each utility filed a separate, but essentially identical ruling request on about February 25, 1997. SDG&E hopes that the IRS will issue favorable rulings no later than the third quarter of 1997.

     It is possible that a favorable ruling will not be received by the time the Commission issues its decision on this Application. If an unfavorable ruling is received or if the IRS refuses to rule, SDG&E will attempt to make necessary changes to mitigate these problems. In addition, efforts are being made to assure that the transaction does not generate adverse California Corporation franchise tax consequences. It may be necessary to significantly modify the transaction to mitigate unfavorable tax consequences, in which case SDG&E will present the modifications to the Commission for approval.

                                      IV.

           ECONOMIC BENEFITS AND BOND SIZING (HITT AND MONTGOMERY).

A.   ECONOMIC BENEFITS OF ISSUING RATE REDUCTION BONDS (HITT
     AND MONTGOMERY).

     SDG&E anticipates that issuance of Rate Reduction Bonds will result in net present value benefits to its residential and small commercial customers of approximately $100 million. The net present value savings will be achieved by
(i) replacing existing debt and equity carrying costs for the financed Transition Costs with the lower-cost, all-debt structure of the Rate Reduction Bonds and (ii) by recovering these Transition Costs over the anticipated 10-year life of the Rate Reduction Bonds, rather than the 4-year rate freeze recovery period available under AB 1890 in the absence of the issuance of Rate Reduction Bonds.

     The estimated customer benefit of about $100 million on a net present value basis is a considerable saving to be enjoyed by residential and small commercial customers due to issuing the Bonds. This result provides ample justification to the Commission for authorizing SDG&E to issue the bonds as requested in this Application.

     The net present value savings may vary from the $100 million SDG&E currently estimates depending upon such factors as the interest rate for the Rate Reduction Bonds at the time of issuance. SDG&E's detailed analysis supporting its estimate of approximately $100 million in benefits from issuance of Rate Reduction Bonds is included in Appendix B.

B.   BOND SIZING (HITT AND MONTGOMERY).

     SDG&E is asking the Commission for authority to issue an aggregate amount of up to $800 million of Rate Reduction Bonds. SDG&E currently estimates, however, that a Rate Reduction Bond financing of $710 million, assuming an average expected repayment schedule of approximately 10 years and a coupon rate of 7.5 percent, will provide savings sufficient for the 10% rate reduction (assuming sales forecasts are accurate) -- and the estimated $100 million in net present value benefits. SDG&E's detailed bond sizing analysis is included in Appendix B, as referenced above.

     To facilitate the Advice Letter filing process at the time of issuance (see
Section V.A.2.a), SDG&E is requesting that the Commission approve as part of this Application the methodology set forth in Appendix B for determining the amount of Rate Reduction Bonds to be issued. Thus the Issuance Advice Letter will contain the model shown in Appendix B with inputs to match the actual terms of the Rate Reduction Bonds being issued.

     Even at the time the Rate Reduction Bonds are issued, SDG&E will not be able to exactly match the amount financed to the required savings necessary to produce the 10% rate reduction. This inability to accurately size the issuance arises because the actual amount of required savings will vary depending upon actual sales during the rate freeze period to eligible customers. For example, if actual sales to residential and small commercial customers exceed our forecast, this sales variation will result in the need for additional bond issuance to support the 10% rate reduction associated with these additional sales.

     If the amount financed is inadequate to provide the required savings for the 10% rate reduction, SDG&E will request authority from the Commission to issue additional Rate Reduction Bonds. If the amount financed provides savings greater than required for the 10% rate reduction, the additional savings will be returned to residential and small commercial customers through the proposed ratemaking mechanisms discussed below in Section V-B.

                                      V.

               TARIFF AND RATEMAKING ISSUES (HANSEN AND WHELAN)

A.   TARIFF ISSUES (HANSEN).

     1.   CUSTOMERS ELIGIBLE FOR 10% RATE REDUCTION.

     AB 1890 requires electric utilities to provide residential and small commercial customers with a 10% rate reduction for 1998 through March 31, 2002, assuming the rate freeze does not end earlier. P.U.Code (S) 368(a).

     If an existing, or new, residential or small commercial customer receives service from SDG&E after January 1, 1998, but before the end of the rate freeze period, that customer will receive the 10% rate reduction. Correspondingly, these existing or new, customers will be obligated to pay the FTA tariff.

          A.   APPLICABLE RATE SCHEDULES FOR RESIDENTIAL
               CUSTOMERS.

     All of SDG&E's residential customers are served on one of the following rate schedules:

     Rate Schedule DR          Rate Schedule DR-LI
     Rate Schedule E-LI        Rate Schedule DM
     Rate Schedule DS          Rate Schedule DT
     Rate Schedule DT-RV       Rate Schedule D-SMF
     Rate Schedule EV-TOU      Rate Schedule EV-TOU-2
     Rate Schedule DR-TOU      Rate Schedule DR-TOU-2

     SDG&E proposes to provide the 10% rate reduction to all customers on the above rate schedules.

          B.   APPLICABLE RATE SCHEDULES FOR SMALL
               COMMERCIAL CUSTOMERS.

     AB 1890 defines "small commercial customers" to "mean[] a customer that has a maximum peak demand of less than 20 kilowatts." P.U.Code (S) 331(h). Customers that meet this definition are served on one of the following rate schedules:

     Rate Schedule A         Rate Schedule A-TC
     Rate Schedule AD        Rate Schedule AL-TOU
     Rate Schedule AL-TOU-C  Rate Schedule AY-TOU
     Rate Schedule AV-TOU    Rate Schedule AV-1
     Rate Schedule A-2       Rate Schedule AV-3
     Rate Schedule A-TOU

     The above rate schedules serve not only "small commercial customers," as that term is defined by AB 1890, but also some commercial and industrial customers, who do not meet the definition of "small commercial customers." In other words, some customers who are served on the above rate schedules have maximum peak demands in excess of 20 kilowatts, some far in excess of 20 kW.

     To avoid providing the 10% rate reduction to ineligible customers, SDG&E proposes to provide the 10% rate reduction to all customers on Rate Schedule A only. Rate Schedule A is the rate schedule on which SDG&E normally would serve a small commercial customer with a maximum peak demand of less than 20 kW. SDG&E would place all new small commercial customers on Schedule A absent that customer selecting another rate option. Those customers on the other, optional rate schedules that wish to take service under Schedule A and thus receive the 10% rate reduction would be permitted to do so under the provisions of Rule 12. Rule 12 generally allows a customer to switch to a different schedule at the next regular meter reading following notice from the customer to the utility requesting a change./3/

     The proposed tariff language changes necessary to effect the 10% rate reduction for both residential and small commercial customers is contained in Appendix C.

     2.   FIXED TRANSITION AMOUNT ("FTA").

          A.   GENERAL OVERVIEW.

     In conjunction with issuance of the Rate Reduction Bonds, SDG&E will establish nonbypassable Fixed Transition Amount ("FTA") charges to recover the Fixed Transition Amounts associated with issuance of the bonds. The FTA charges will be added to the charges for PX energy, transmission, distribution, public benefit programs and nuclear decommissioning costs before these charges are subtracted from total rate levels to determine the Competition Transition Charge ("CTC") applicable to residential and small commercial customers. Thus, the FTA charges will not change the total rate paid by residential and small commercial customers during the rate freeze period because reductions in the residually determined CTC revenues will exactly offset the FTA charge collections (see Figure V-1).

---------------
/3/ The option to switch to Schedule A and obtain the 10% rate reduction would not apply to those customers who SDG&E does not consider "small commercial customers" (e.g., street lighting, traffic control or agricultural customers).

                                  Figure V-1

      Components of Residential and Small Commercial Revenue Requirements
      -------------------------------------------------------------------


____________________________________
AB 1890                                          10% Rate Reduction
Rate Freeze                         - - - - -    ___________________
                     Residual CTC                        FTA
                 _____________________            ___________________
                     Distribution                    Distribution
                 _____________________            ___________________
                     Transmission                    Transmission
                 _____________________            ___________________
                    Power Exchange                  Power Exchange
                 _____________________            ___________________
                        Nuclear                         Nuclear
                    Decommissioning                  Decommissioning
                 _____________________            ___________________
                    Public Purpose                   Public Purpose
                       Programs                         Programs
                 _____________________            ___________________
                 At Frozen Rate Levels                With 10% Rate
                                                    Reduction & Rate
                                                     Reduction Bond
                                                      Payment (FTA)

     SDG&E proposes to implement the 10% rate reduction on January 1, 1998 contingent upon the timely and sufficient issuance of Rate Reduction Bonds. The 10% rate reduction will remain in effect for the duration of the rate freeze period and the FTA charges will remain in effect until the Rate Reduction Bonds are paid off, which is expected to occur not later than 15 years after issuance.

     Because the Rate Reduction Bonds likely will be issued a month or two prior to January 1, 1998, SDG&E proposes to implement FTA charges as a component of rates prior to January 1, 1998 by advice letter filing(s) to become effective on five days notice. While SDG&E proposes that the Rate Schedule become effective on a five-day notice, SDG&E proposes that the rates on the approved Rate Schedule not be billed until January 1, 1998. It is imperative that the FTA tariff be in place and approved within five days of the advice letter filing so that the Rate Reduction Bonds receive a higher credit rating. Any delay in implementing the initial tariff would be detrimental to a high credit rating for the Rate Reduction Bonds.

     To facilitate the advice letter filing process at the time of issuance, SDG&E is requesting that the Commission approve the methodology for determining the amount of Rate Reduction Bonds to be issued as part of this Application. The requested methodology is discussed in Section IV.B.

          B.   TRUE-UP MECHANISM FOR FTA CHARGES.

     Due to differences between forecasted and actual kWh sales to residential and small commercial customers and forecast and actual write-off percentages and the timing of the collections, the revenues collected through the FTA charges will differ from the Fixed Transition Amounts targeted for collection. In other words, the actual amortization will differ from the targeted amortization.

     To ensure recovery of all costs associated with the Rate Reduction Bonds, and to enhance the credit rating of the bonds, SDG&E proposes to adjust the FTA charges at least annually and as often as quarterly with a trigger mechanism based on a specified variance from scheduled collections of principal. The actual criteria for the true-up trigger are to be established in the servicing agreement, based on input from rating agencies, but would at a minimum require an annual adjustment to track the expected decline in FTA charges over time as interest charges decrease with declining amounts of principal outstanding.

     The new FTA charges will be determined using the process as described in Schedule FTA set forth in Attachment D. This process involves the updating of sales, charge-offs and customer payment pattern if necessary. The calculation will reflect the debt service revenue requirement and account for previous over- or under-collections compared to the amortization schedule. The new FTA charges will be established for the next forecast 12-month period. SDG&E requests that the Commission authorize SDG&E to make such routine adjustments by Advice Letter filings using the model described in SDG&E's workpapers. Such filings will be made no later than 15 days before the end of each calendar quarter, if required by the trigger mechanism, or at least on an annual basis, if not required by the trigger mechanism. For administrative ease, SDG&E proposes to link the true-up dates to each calendar quarter. The revised FTA charges provided by these Advice Letter filings would then be effective on the first day of the following calendar quarter.

     In some instances SDG&E may wish to propose changes to the recommended model for periodic FTA adjustments. In such an instance, SDG&E will file a non-routine adjustment Advice Letter at least 90 days before the end of any calendar quarter on which the adjustments are to go into effect. No changes should be made in the model except as requested by SDG&E.

     The proposed tariff language additions necessary to make the FTA adjustments described above are contained in Appendix D.

     In addition to the routine and non-routine true-ups stated above, AB 1890 states that the Commission shall determine, on each Finance Order issuance anniversary, whether adjustments to the FTA charge are required, with any resulting adjustments to the FTA charge to be implemented within 90 days of issuance anniversary (P.U.Code (S)841(e)). SDG&E expects to comply with the statute by filing an advice letter 15 days before each Finance Order issuance anniversary but expects to state that these true-ups are unnecessary given the annual and quarterly true-up approaches stated above.

          C.   BYPASS OF THE FTA VIA CHANGE OF SCHEDULE.

     During the term of the Rate Reduction Bonds, customers may switch to and from any applicable rate schedule within the residential and small commercial groups in accordance with existing tariff provisions. However, to ensure credit risks are minimized, it is necessary to take measures to prevent "gaming" by customers who would take advantage of the 10% rate reduction but avoid the repayment period for the bonds by switching to a schedule outside the residential or small commercial rate groups. For example, a customer might take service on the small commercial rate schedule during the rate reduction period and then switch to an ineligible agricultural rate schedule to avoid the FTA charge once the rate reduction period has ended.

     To address this concern, SDG&E proposes to include language in its tariffs that indicate that the Schedule FTA charges are not avoidable. This can be seen in the proposed tariff provisions set forth in Appendix C and Appendix D.

          D.   OTHER FORMS OF BYPASS.

     Customers subject to the FTA charge who subsequently leave the utility system but remain at the same physical location within the utility's service territory remain responsible for paying the FTA charge. P.U.Code (S)840(d). In assessing the FTA charge for these departing customers, SDG&E proposes to apply the same nonbypassability provisions as applicable to CTC.

     Thus, each customer's FTA charge payment will be based on that customer's consumption of electricity. Electricity consumption will include both the electricity delivered to customers via utility transmission and distribution facilities and electricity provided off-system, e.g., by on-site generation, cogeneration, or "over-the-fence" generation. Where SDG&E is no longer able to meter or obtain the customer's electricity consumption, the FTA charge will be based on the customer's historical usage. The definition of bypass does not include a customer who relocates outside of SDG&E's service territory to a new location or a customer who no longer is served electricity from any supplier.

B.   RATEMAKING ISSUES (WHELAN)

     In this section, SDG&E proposes that the Commission adopt two ratemaking mechanisms to address Rate Reduction

Bonds (RRB) issues. These proposed mechanisms -- a revised Transition Cost Balancing Account and a Rate Reduction Bond Memorandum Account -- will: (1) prevent cost shifting between residential/small commercial customers and all other customers, and (2) ensure that the rate reduction provided to residential and small commercial customers during the transition period is commensurate with the amount of transition costs financed by the Rate Reduction Bonds and describes the treatment of any credits due to residential and small commercial customers during the post-transition period as a result of the RRB increase.

     1.   THE TRANSITION COST BALANCING ACCOUNT.

     SDG&E's proposal, described below, will ensure that all customers other than residential and small commercial customers will pay the same amount of transition costs that they would have, absent issuance of the Rate Reduction Bonds and the 10 percent rate reduction. This means that the rate freeze period will end at the same time as it otherwise would have. The following section describes the Transition Cost Balancing Account, as proposed in SDG&E's transition cost filing (A.96-08-072), then explains how SDG&E proposes to incorporate the Rate Reduction Bonds and the 10 percent rate reduction into the Transition Cost Balancing Account to prevent cost shifting between residential and small commercial customers and all other customers.

          A.   OVERVIEW

     In the transition cost proceeding, SDG&E proposed to establish a Transition Cost Balancing Account which consists of a CTC revenue component and a transition cost component. Each month during the transition period, the CTC revenue component would be credited with residual CTC revenues billed to all appropriate customers. As proposed in SDG&E's Unbundling Filing (A.96-12-011), billed revenues under the rate freeze will first be used to recover all of SDG&E's non-transition costs (e.g., distribution revenue requirements, Public Purpose Programs, etc.). Any remaining revenue would be considered residual CTC revenues, available to recover the transition cost revenue requirements. As these revenue requirements are recovered, depreciation expense is recovered.

     Due to the manner in which CTC revenues are calculated residually under the rate freeze, if the Transition Cost Balancing Account were not modified (as described below), the imposition of an FTA Tariff on residential and small commercial customers would decrease the residual amount of CTC revenues available to recover CTC revenue requirements. In addition, the 10 percent rate reduction would directly reduce the CTC revenues. (The rest of this chapter will refer to this combined reduction in revenues as "CTC revenue reduction.") All else being equal, the result of this CTC revenue reduction would be that certain CTC revenue requirements that could have been recovered would not now be recovered, but would remain as a debit balance in the Transition Cost Balancing Account. On a forecast basis the transition costs associated with this revenue requirement reduction are equivalent to the financed Transition Costs that are financed through Rate Reduction Bonds.

          B. PROPOSED MODIFICATION TO THE TRANSITION COST BALANCING ACCOUNT TO INCORPORATE ISSUANCE OF THE RATE REDUCTION BONDS AND THE 10 PERCENT RATE REDUCTION AND TO PREVENT COST SHIFTING.

     To incorporate the 10 percent rate reduction and issuance of the Rate Reduction Bonds into the Transition Cost Balancing Account, SDG&E proposes that each month during the transition period, in addition to the actual residual CTC revenues received, the Transition Cost Balancing Account be credited with an imputed revenue amount equal to the CTC revenue reduction due to the FTA Tariff and 10 percent reduction for residential and small commercial customers. This total additional credit amount is the amount of revenue that would have been collected from residential and small commercial customers and used to recover the CTC approved costs, absent the 10 percent rate reduction and the FTA Tariff. On a monthly basis, these imputed revenues will be used to credit or be applied to transition costs as part of the monthly Transition Cost Balancing Account adjustments.

     Based on these entries, the balance in the Transition Cost Balancing Account may reach zero at some time during the rate freeze period. This determines the point at which all transition cost revenue requirements would have been recovered (except those recoverable after December 31, 2001), absent the 10 percent rate reduction and the FTA

Tariff. At this point, the rate freeze will end for all customers./4/

     This approach ensures that the rate freeze ends at the same time as it otherwise would have, regardless of the 10 percent rate reduction and issuance of the Rate Reduction Bonds. Thus, large customers' responsibility for paying transition costs is unaffected by the 10 percent discount and issuance of the Rate Reduction Bonds.

     In addition, this approach ensures that the actual CTC revenue reduction that residential and small commercial customers receive must be commensurate with the amount of transition costs financed by the Rate Reduction Bonds, the financed Transition Costs. The Rate Reduction Bond Memorandum Account described in Section 2 below, ensures that this is the case.

     2.   RATE REDUCTION BOND MEMORANDUM ACCOUNT

     The function of the Rate Reduction Bond Memorandum Account is twofold:
     1) to determine the need to issue additional bonds, and

     2) to track other credits that may be given to residential and small commercial customers in the post-rate freeze period. The ending balance in the Rate Reduction bond Memorandum Account will either be debited or credited

-----------------
/4/ The rate freeze may be further extended for customers to recover exemptions, mandated by AB 1890 as described in SDG&E's transition cost filing. The firewall mandated by AB 1890 (P.U. Code, Section 330(v)(2)) ensures that the two categories of customers pay only for their own CTC exemptions. The two categories of customers are residential/small commercial customers and all other customers. CTC collection and the rate freeze would only continue for a category of customers in order to pay for their own exemptions. Once these are recovered the rate freeze for that customer category would end.

to residential and small commercial customers' revenue requirements in the post-rate freeze period.

          A.   ADDITIONAL BOND ISSUANCE

     When the Rate Reduction Bonds are sized, the transition costs associated with the forecast reduction in CTC revenues received from residential and small commercial customers due to the 10 percent rate reduction and FTA Tariff are exactly equal to the financed Transition Costs. The bonds are sized by setting these two amounts equal to each other. However, the actual residential and small commercial customer CTC revenue reduction may end up being more or less than forecast, depending on whether actual sales to these customers are higher or lower than was forecast when the Rate Reduction Bonds were sized.

     If sales are higher than was originally forecast, the reduction in the CTC revenue actually received also will be higher than was expected when the bonds were sized. In this case, the amount of transition costs financed in the original financing will not be sufficient to cover actual revenue reduction provided to residential and small commercial customers. If this is the case, SDG&E requests authorization to issue additional Rate Reduction Bonds to finance the necessary additional amount of transition costs to make up for the additional CTC revenue reduction./5/

     If, on the other hand, sales are lower than was originally forecast, the reduction in the CTC revenue will

----------------------
/5/ The decision to issue additional RRBs will be based on a threshold amount of the size of the issuance.

also be lower than was expected when the bonds were sized. In this case, not all of the revenue reduction associated with the Rate Reduction Bonds will have been provided to residential and small commercial customers during the rate freeze period. In this case, the remainder of the savings to which they are entitled will be passed on to these customers after the rate freeze period.

     Similarly, if transition costs are recovered early, thereby ending the rate freeze early, the reduction in CTC revenue may be lower than was expected when the bonds were sized. As in the case where sales are lower than expected, not all of the revenue reduction associated with the Rate Reduction Bonds will have been provided to residential and small commercial customers. The remainder of the savings to which they are entitled will be passed on to them after the rate freeze period.

          B. POST-TRANSITION PERIOD CREDITS TO RESIDENTIAL AND SMALL COMMERCIAL CUSTOMERS

     This section describes the treatment of any credits due to residential and small commercial customers during the post-rate freeze period as a result of the RRB issuance. Adjustments may be necessary due to: (1) the refund of servicing fees after the rate freeze period, (2) the carrying cost earned on the difference in timing from when SDG&E receives FTA Tariff revenue from ratepayers and when SDG&E actually remits the funds to the Bond Trustee, (3) the investment earnings on the funds held by the Bond Trustee in the collection account between distribution dates, and (4) any overcollateralization of FTA Tariff collections that are in excess of total debt service. In addition, credits due to ratepayers may be necessary due to (5) sizing of the RRBs and (6) post-transition period savings from the RRBs, which would include benefits due to carrying cost savings of the financed taxes that occur after the rate freeze period. In each of these cases, the credit to ratepayers will be given after the transition period to the residential and small commercial customers.

     3.   PROPOSED TARIFF CHANGES

     The purpose of this section is to provide SDG&E's proposed tariffs which are needed to enable the issuance of the Rate Reduction Bonds and the 10 percent rate reduction.

              Proposed Tariff for Rate Reduction Bond Memorandum
              --------------------------------------------------
                                    Account
                                    -------

     The following tariff language would be inserted into SDG&E's current tariffs as part of SDG&E's Preliminary Statement.

     Rate Reduction Bond Memorandum Account ("RRB Memorandum Account")

     The Company shall maintain a RRB Memorandum Account to record the difference between the Rate Reduction Bond Savings Amount and the Ten Percent Rate Reduction Amount provided to residential and small commercial customers in accordance with AB 1890. This RRB Memorandum Account will also be used to record other credit amounts for financed tax credits, overcollateralization not needed to discharge the Rate Reduction Bonds, servicing fees, and interest earned on cash flow timing differences, less incremental costs associated with servicing activities, and any other related costs.

a.   Definitions
1.   "Rate Reduction Bonds":
Rate Reduction Bonds shall be authorized by the Commission in its Financing Order to allow for the ten percent rate reduction in accordance with AB 1890.

2.   "Rate Reduction Bond Savings Amount":
The Rate Reduction Bond Savings Amount shall include items such as the avoided revenue requirement of the transition cost financed tax credit, overcollateralization not needed to discharge the Rate Reduction Bonds, servicing fees, interest earnings on FTA charges held prior to remittance to bondholders, less the principal and interest payments and other related fees (including FF&Us) associated with the repayment of the Rate Reduction Bonds and other related costs.

3.   "Ten Percent Rate Reduction Amount":
The Ten Percent Rate Reduction Amount shall be the difference between the residential and small commercial customer revenues actually billed and the residential and small commercial customer revenues that would have been billed absent the rate reduction in accordance with AB 1890.


Entries shall be made to the Rate Reduction Bond Memorandum Account at the end of each month and shall be the result of the following calculation:


(a)  The Ten Percent Rate Reduction Amount (defined above).


(b)  Less: The Rate Reduction Bond Savings Amount (defined above).


If the resulting amount is positive, a debit entry shall be recorded in the RRB Memorandum Account. If the resulting amount is a negative amount, a credit entry shall be recorded in the Rate Reduction Bond Memorandum Account.


The Company shall maintain the Rate Reduction Bond Memorandum Account until the Rate Reduction Bond obligations are discharged. At that time, if a credit balance exists in the RRB Memorandum Account, the Company shall propose a credit adjustment to return the additional savings to residential and small commercial customers. To the extent a credit or debit balance exists in the RRB Memorandum at the end of any year following the rate freeze period until the Rate Reduction Bond obligations are discharged, SDG&E shall request inclusion of that amount in rates for residential and small commercial customers along with other revenue changes in the annual RAP, or successor proceeding authorized by the commission.


Interest shall accrue monthly by applying the Interest Rate to the average of the beginning and ending month balance in the RRB Memorandum Account.

                                      VI.

                            WITNESS QUALIFICATIONS

                               QUALIFICATIONS OF
                                 FRANK H. AULT

     My name is Frank H. Ault. My business address is 101 Ash Street, San Diego, California 92101. I am the Vice President and Controller of San Diego Gas & Electric Company. I received my Bachelor of Arts from Stanford University in 1966, with a major in economics and a minor in statistics. Following graduation I served for three years in the United States Army as a battalion operations officer.

     I was hired by San Diego Gas & Electric Company ("SDG&E") in 1969 and worked in various roles in the Accounting Departments. I earned a Master in Business Administration degree with an emphasis in accounting and finance, and attended United States International University in 1972.

     In November 1981, I became SDG&E's Director of Internal Auditing, assuming responsibility for reviewing internal controls throughout the corporation. My responsibilities included the auditing of computerized systems, gas procurement and transmission contracts and the performance of various operational audits. I also responded to special requests from the Company's Board of Directors and Audit Committee.

     I became SDG&E's Controller, my current position, in May 1986. In this position, I have responsibility for the

Company's accounting functions. I establish and enforce SDG&E's accounting policies and practices, including the system of internal controls which assures the reliability of the Company's financial statements and other data provided to the Securities and Exchange Commission ("SEC") and the investing public. I am responsible for recording the transactions of the Company, issuing external financial reports, and researching special accounting issues. I play a significant role in controlling the Company's overall expenditures of capital and operating funds. I also interpret and implement the accounting rules and decisions established by the California Public Utilities Commission and the Federal Energy Regulatory Commission.

     In 1992, I was promoted to Vice President and Controller which added the responsibility of overseeing the procurement and material warehousing functions. I ensure the Company's procurement and material handling practices are consistent with our business needs and run as efficiently as possible. I review our inventory practices and utilization and ensure inventories are maintained at the lowest practical level. I approve all major contracts of the Company and administer our Emerging Business Enterprises program, which encourages doing business with minority, woman, and disabled veteran-owned vendors.

     In 1994, I added oversight of all of the information systems and telecommunications operations to my responsibilities. In this capacity I oversee the operations of the computer and telecommunications infrastructure for the Company. I ensure the existing systems' reliability as well as direct the development of computer systems needed to meet the Company's business requirements. I also oversee the procurement and maintenance of the Company's workstation environment and the reliability of our local and wide-area networks.

     I have represented the Edison Electric Institute and the American Gas Association at FASB, FERC, and SEC. I am also a member of the Board of Directors of the San Diego Community Foundation, where I serve as Vice President-Finance. I also serve as Chairman of the San Diego Regional Fire and Emergency Services Foundation.

     This concludes my statement of qualifications.
     The purpose of my testimony is to sponsor Chapter I

("Executive Summary")

                               QUALIFICATIONS OF
                                 WAYNE M. HITT

     My name is Wayne M. Hitt and my business address is 101 Ash Street, San Diego, CA 92101.

     I am a Corporate Tax Principal in the Corporate Tax Services Department. I am responsible for the development and analysis of income tax estimates and other tax estimates for use in SDG&E's ratemaking proceedings.

     I received a Bachelor of Science in Business Administration/Accounting degree with Honors from Southern Illinois University. Prior to joining SDG&E in 1996, I was Tax Planning and Regulatory Tax Manager for Pacific Enterprises and Southern California Gas Company. I have testified before the California Public Utilities Commission at various times in the past regarding tax issues.

     The purpose of my testimony is to sponsor Section D ("Income Tax Considerations") of Chapter III and co-sponsor Chapter IV ("Economic Benefits and Bond Sizing").

                               QUALIFICATIONS OF

                               DOUGLAS P. HANSEN

     My name is Douglas P. Hansen. I am employed by San Diego Gas & Electric Company ("SDG&E") as a Principal Pricing Analyst in the Pricing Services Department. My Business address is 101 Ash Street, San Diego, California, 92101.

     My present responsibilities include the leadership of numerous pricing issues of SDG&E. These activities generally include the development of price for SDG&E's gas and electric services including the development of billing units, marginal and embedded costs, revenues allocation, rate design, terms and conditions of service and prices. These activities also include the evaluation and interpretation of regulatory agency rulings, review and analysis of reports and actions of other utilities, and review of articles in various trade journals related to my areas of responsibility. I am also responsible for the preparation of exhibits and proposals for regulatory proceedings related to my areas of responsibility.

     I received a Bachelor Degree in Public Administration from San Diego State University. In addition, I have participated in several courses and seminars associated with cost of service, revenue requirements, revenue allocation and rate design.

     I have been employed by SDG&E since 1972 and have held various positions subsequent to that time. In 1977, I was promoted to Gas Regulatory Analyst with responsibility for analyzing and directing action in SDG&E's gas supplier applications before various regulatory agencies. In 1978, I was promoted to Supervising Rate Analyst and assigned responsibility for gas and steam rate design, revenue forecasting and gas offset revenue requirements. In 1982, I was promoted to Rate Development Supervisor, which involved rate design, revenue allocation, rate and load research, cost of service and revenue forecasting. In 1983, I was promoted to Acting Manager - Rate Department. In 1987, I was promoted to Manager - Pricing Department and in August 1994, I was given my current position.

     I have previously testified before the California Public Utilities Commission.
     The purpose of my testimony is to sponsor Section A ("Tariff Issues") of Chapter V.

                               QUALIFICATIONS OF
                              JAMES H. MONTGOMERY

     My name is James H. Montgomery. I am a Principal Financial Analyst for San Diego Gas & Electric Company ("SDG&E"). My business address is 101 Ash Street, San Diego, California 92101.

     I received a Bachelor and Masters degree in Electrical Engineering from Purdue University, and a Masters in Business Administration in Finance from San Diego State University. Prior to joining SDG&E, I was employed as a mechanical engineer with the U.S. Navy.

     I joined SDG&E in 1977 as an Engineer. Subsequently I held various other engineering positions. In 1993 I joined the finance division as a Senior Analyst. I have held various financial positions in the areas of financial planning, cost of capital, and financial analyses. My current responsibilities as a Principal Financial Analyst include long-term financing.

     I have previously testified before the California Public Utilities Commission.

     The purpose of my testimony is to sponsor Chapter II ("Overview of Proposed Rate Reduction Bond Transaction"), Section A ("Financing Considerations") and Section C ("Bankruptcy Considerations") of Chapter III and co-sponsor Chapter IV ("Economic Benefits and Bond Sizing").

                               QUALIFICATIONS OF
                                JAMES P. TRENT

     My name is James P. Trent. I am the Manager of the Accounting Operations Department for San Diego Gas & Electric Company ("SDG&E"). My business address is 101 Ash Street, San Diego, California 92101.

     I received a Bachelor of Science degree in Accounting from Canisius College in Buffalo, New York and a Masters Degree in Business Administration from the State University of New York at Buffalo. Prior to joining SDG&E, I was employed as a Certified Public Accountant by two of the "Big 6" international accounting firms. I am a Certified Public Accountant.

     I joined SDG&E in 1985 as a Research Accountant. I have held various positions in the accounting departments of the Company. My current responsibilities as Manager of the Accounting Operations Department include management and external financial reporting, cost/fixed asset accounting, accounts payable, and payroll.

     I have previously testified before the California Public Utilities Commission. The purpose of my testimony is to sponsor Section B ("Accounting Considerations") of Chapter III.

                               QUALIFICATIONS OF
                               THOMAS L. WHELAN

     My name is Thomas L. Whelan. My business address is 101 Ash Street, San Diego, California 92101.

     I analyze tariff proposals and California Public Utility Commission rulings to determine their impact on Company revenues and expenses. I develop revisions to rate schedules and prepare related data and exhibits for presentation to government regulatory agencies.

     I attended San Diego State University where I received a Bachelor of Science Degree in Marketing. In 1969 I joined SDG&E. Since that time, I have held positions of increasing responsibility leading to my present position of Project Administrator I.

     The purpose of my testimony is to sponsor Section B ("Ratemaking Issues") of Chapter V of this application. I have previously testified before the Commission.

                                  APPENDIX A

                                  APPENDIX A
                ISSUANCE COSTS AND ONGOING EXPENSES (ESTIMATES)

ISSUANCE COSTS (ESTIMATES)
--------------------------
Underwriting Fees (.625% of principal)                      $ 4.38 million
Underwriters' Expenses                                         .04
Legal Fees (SDG&E Counsel, Underwriters'
 Counsel, Bond Counsel)                                       1.5
SEC Registration Fees                                          .21
Rating Agency Fees                                             .3
Outside Accounting Fees                                        .2
Infrastructure Bank Fees                                       .1
Other (Trustee, Printer, SPE MetWest
 miscellaneous)                                                .27
                                                             ------
                                                    Total   $ 7.0  million
ONGOING ANNUAL EXPENSES (ESTIMATES)
-----------------------------------
REFUNDABLE/1/
-------------
Servicer (at 1.75% of original principal)                   $12.25 million

NON REFUNDABLE
--------------
Bond Trustee                                                $15  thousand
SPE                                                          15
SPE Manager                                                  15
Infrastructure                                                5
                                                           ------
                                                    Total   $50  thousand

-----------------------
/1/ During time SDG&E acts as servicer, these expenses will not be charged to customers.

                                  APPENDIX B

                                  APPENDIX B
                  ECONOMIC BENEFITS AND BOND SIZING ANALYSIS

     SDG&E is asking the Commission for authority to issue an aggregate amount of up to $800 million of Rate Reduction Bonds. SDG&E currently estimates, however, that a Rate Reduction Bond financing of $710 million, assuming the bonds have an average repayment schedule of 10 years and coupon rate of 7.5 percent, will provide savings sufficient for the 10% rate reduction -- and an estimated $100 million in net present value benefits to residential and small commercial customers.
     The following discussion explains in detail how SDG&E intends to determine the size of the Rate Reduction Bonds needed to produce the 10% rate reduction with actual Bond terms used at the time of issuance. The discussion also explains how SDG&E calculated the net present value benefits to residential and small commercial customers.

A.   BOND SIZING MODEL

     The key to the methodology for calculating the amount of Rate Reduction Bonds to issue is to determine the Bond size necessary to equate to a 10% rate reduction for residential and small commercial customers. This calculation is done by comparing over the rate freeze period two sets of revenue requirements:
1) as if the Rate Reduction Bonds had not been issued and 2) with the issuance of Rate Reduction Bonds.

     This approach is shown in Figure APP-1. The solid line gives annual revenue requirements on the $710 million of transition costs being financed assuming revenue is collected under typical ratemaking treatment over the rate freeze period. In comparison, the dashed line shows annual principal and interest payments on $710 million of Rate Reduction Bonds over an assumed 10-year Bond life. The amount of Rate Reduction Bonds is varied until the difference between the solid line and the dashed line over the 4-year rate freeze period equals the 10% reduction (about $95 million annually).
     Table APP-1 shows the detailed Bond sizing model. Table APP-1 is organized as follows: page 1 lays out several assumptions, page 2 calculated the revenue requirements as it the Rate Reduction Bonds were not issued, pages 3 - 5 calculate the revenue requirements with the Bond issuance, and pages 6 - 8 show the differences between the revenue requirements. Calculations of revenue requirements have been performed on a quarterly basis since interest will be paid to holders of the Bonds quarterly.

     1.   MODEL PAGE 1

     On Table APP-1, page 1, lines 3 and 4 show the amount of revenue reduction which equates to a 10% rate reduction. In 1998 the revenue reduction needed is $91.8 million (based on a 10% reduction for rates currently in place/2/), and this

-----------------------
/2/ The 10% reduction is for rates in place January 1, 1998. Current rates are a good estimate for January 1, 1998 rates. SDG&E has the amount is forecasted to increase by 2.5% per year as sales increase over the period. The total revenue reduction over the period is $406 million.
      Line 12 and 13 on page 1 gives the amortization period for transition costs without Rate Reduction Bonds as 4 years and 1 quarter, or 1/1/98 - 3/31/02. Line 15 shows SDG&E's authorized return on transition costs of 9.52% /3/ pre-tax. Franchise fees are applied at 1.93% and uncollectibles at
 .274%, as authorized for SDG&E in its last applicable rate case (D. 92-12-019), producing a "gross up" amount of 2.2537% as shown in line 17.
      In lines 21-25 it is assumed for now that the Bonds will have a 10 year life and a AAA interest rate of 7.5%. These amounts will need to be updated at the time the Bonds are issued for actual values. Line 27 shows an estimate for refundable ongoing expenses of 1.75% of original principal, and line 29 has non-refundable ongoing expenses of $50,000 annually. SDG&E's cost of capital for
 1997 of 13.61% pre-tax, or 9.35% weighted, is listed on line 31 (D. 96-11-060).
      SDG&E has assumed in this model that the Bonds will be issued with a constant principal amortization over the Bond life, as shown in line 33. Under this assumption the total payments for principal and interest will decrease over the

______________________________________________________________________________
authorization to make specified adjustments to its rate freeze level based on fuel prices.
/3/The rate of 9.52% is the simple average of two authorized rates: 9.78% for SONGS assets and 9.25% for all other transition cost assets. SDG&E's transition cost assets are very roughly half SONGS and half other. The proportion assumed has only a minor impact on the Bond sizing and customer benefits calculation.

10-year period, and thus rates will be lower for residential and small commercial customers toward the end of the 10-year period. Bond issue expenses, as discussed in Section III.A.5, are estimated at $7 million in line 37.
     Line 41 shows the amount of transition costs and income taxes that will be financed through the Bond issuance, and these two amounts are summed in line 43. These two amounts are varied until the targeted 10%, or $406 million, revenue reduction is achieved. The income tax amount is a full tax gross up on the transition costs. Thus the income tax amount is the transition cost value times
 .68765./4/
     This approach for income taxes assumes that the transition costs being financed are "generic" and can come from any of the following categories of transition costs associated with residential and small commercial customers: rate base amounts, regulatory costs, or purchased power/QF expenses. Customers are not impacted by this generic asset approach since the specific transition costs being financed will be carefully tracked in the CTC balancing account, along with the appropriate income tax effects./5/ Further, the determination of the amount of bonds necessary to provide the 10% rate reduction is not affected by the

------------------------
/4/ (1/(1-tax rate))-1 = .68765, where the combined federal and state tax rate =
 .40746.
/5/ Entries in the CTC balancing account will include actual amounts on a monthly basis for specific transition cost items and related income taxes, including all deferred taxes and an appropriate gross-up on deferred taxes.

generic asset assumption. Finally, use of a generic asset in the Bond sizing model simplifies the analysis.

     2.  MODEL PAGE 2

     Page 2 gives the calculation of revenue requirements for the targeted transition costs as if the Bonds were not issued. Line 4 begins at year end 1997 with the amount of rate base assets to be financed: $417 million (see page 1, line 41), and then amortizes this amount over the 1/1/98 - 3/31/02 period. Line 5 gives the annual depreciation, line 6 the annual, average rate base balance from line 4, and line 7 the annual rate base return (line 6 times 9.52%).
     The calculations on page 2 include the impacts of income taxes in lines 12 and 13. The basis for these calculations is that SDG&E will be required to pay these taxes to the IRS over the four year and one quarter time period and thus customers would need to pay for these income taxes. Line 12 shows the unpaid balance of these income taxes, starting with the $287 million shown on line 41 of page 1, and line 13 provides the annual tax payments from the $287 million tax total.
     The total revenue requirement for the no Bonds case is shown in lines 18-23. First is the depreciation of the targeted assets, as listed in line 18. Line 19 provides return on rate base, and line 20 the income tax payments. The revenue requirement is sub-totaled in line 21, franchise fees and uncollectibles are added in line 22, and the total revenue requirement is found in line 23.

      3. MODEL PAGES 3-5

      Pages 3-5 provide the details for the determination of the revenue requirement for the issuance of the Rate Reduction Bonds. Line 4 shows the principal payments each quarter for 10 years, which total to the amount financed of $711 million (i.e., net assets and financed income taxes of $704 million plus issue expenses of $7 million). Interest payments at the assumed 7.5% rate are in line 5 refundable ongoing costs are in line 6, non-refundable ongoing costs are in line 7, and the total debt service and fees is in line 8. Line 12 shows the customer credit for refundable ongoing costs.

      Lines 16-21 give the benefits to customers of carrying costs on unamortized income tax amounts. This adjustment recognizes that SDG&E will be receiving the financed income tax amounts when the Bonds are issued, but will pay these taxes over the 10 year period. Thus customers deserve the benefit of carrying costs on the unamortized amounts. The appropriate rate of return is the CTC authorized amount of 9.52% during the 1/1/98 - 3/31/02 period, and SDG&E's full authorized cost of capital thereafter. This full cost of capital is assumed to be the 1997 amount authorized for SDG&E, or 13.61% pre-tax.

      The total revenue requirement for the issuing Bonds case is depicted in line 25-32. Line 25 shows the Bonds principal payments, line 26 the Bonds interest payment, line 27 the total ongoing costs, line 28 the refundable ongoing cost credit, and line 29 the carrying cost credit for financed income taxes. These three amounts are sub-totaled on line 30, line 31 adds the franchise fees and uncollectibles, and line 32 shows the total revenue requirement.

      4. MODEL PAGES 6-8
      Pages 6-8 of Table APP-1 provides the differences in revenue requirements for the two cases: as if the Bonds were not issued (line 4), and with the Bond issuance (line 5). The revenue differences by quarter for the 10 year period are given in line 6. Line 8 shows the amount of the 10% rate reduction by quarter (page 1, line 7). The sum of line 6 equals the sum of line 8 over the 1/1/98 - 3/31/02 period. The difference between line 6 and 8, line 7, will be tracked in the Rate reduction Bond Account.
      Line 12 provides the total revenue requirement differences shown in line 6 for the period 1/1/98 - 3/1/02. The model iterates on the amount of financed transition costs (page 1, line 41) until the value on line 12 equals the targeted 10% reduction amount of $406 million of revenue. Line 14 shows the bond proceeds, or financed transition costs, of $704 million, and line 15 has the assumed issuance expenses of $7 million. Thus the total Bond size is $711 million as listed on line 16.

B.      CUSTOMER BENEFITS

        AB 1890 states that a major item for review by the CPUC is to ensure that there are customer benefits provided by issuing the Rate Reduction Bonds. Line 20 on page 6 of the Table App-1 shows that customers will benefit form the issuance of bonds by $104 million, on a present value basis, given the assumptions currently in the model. This level of Benefits should not change significantly when the actual values are experienced at the time the bonds are issued.

        The calculation of customer benefits is based on a 10% discount rate. This value comes from SDG&E's currently authorized cost of capital,rounded up to the nearest whole percentage amount. While it is not clear what the discount rate is for customers, the assumed approach provides a good estimate for these purposes.

        The estimated customer benefit of $104 million on a net present value basis is a considerable savings to be enjoyed by residential and small commercial customers due to issuing the Rate Reduction Bonds. This result provides ample justification to the CPUC for authorizing SDG&E to issue the bonds as requested in this application.

                                 FIGURE APP-1
                               Bond Sizing Model

               [LINE GRAPH SHOWING REVENUE PER YEAR FOR 4-YEAR
                           COLLECT AND ISSUE BONDS]

                           SAN DIEGO GAS & ELECTRIC

RATE REDUCTION BONDS--SIZING CALCULATIONS
INPUT PAGE ($ in Millions)

1    Target revenue reduction, 1/1/1998-3/3/2002:
     -------------------------------------------
2                                                      1998      1999    2000    2001    2002
                                                       ----      ----    ----    ----    ----
3    Annual revenue reduction with 10% rate reduction   $92       $94     $96     $99     $25
4    Total revenue reduction                           $406
5
6                                                     3/3/98   6/30/98  9/30/98 12/31/98 3/31/99  6/30/99  9/30/99  12/31/99
                                                      ------   -------  ------- -------- -------  -------  -------  --------
7    Quarterly revenue reduction with 10%
     rate reduction                                      $23       $23      $23      $23     $24      $24      $24       $24

           (continued)                       3/31/00  6/30/00  9/30/00  12/31/00 3/31/01  6/30/01  9/30/01 12/31/01   3/31/02
                                             -------  -------  -------  -------- -------  -------  -------  -------  --------
                                                 $24      $24      $24       $24     $25      $25      $25      $25       $25


8    Total revenue reduction                    $406
9
10   Transition cost amortization without
     ------------------------------------
      debt financing:
      --------------
11
12       Amortization period                           4 years            1 quarter(s)
13       Number of amortization periods               17 quarters
14
15       Annual authorized pretax transition
          cost return                               9.52%  Reduced authorized return for CTC's
16
17       Franchise fees & uncollectibles          2.2537%
18
19   Transition cost amortization with
     ---------------------------------
      debt financing:
      --------------
20
21       Amortization Period                          10 years             0 quarter(s)
22       Number of amortization periods               40 quarters
23
24                                                 Annual              Quarterly
                                                   ------              -------
25       Interest (pre-tax carrying cost)           7.59%               1.88%    (percent of outstanding principal)
26
27       Refundable costs/fees                      1.75%               0.44%    (percent of initial principal)
28
29       Non-refundable costs/fees ($ millions)    $0.05               $0.01     (fixed dollar amount)
30
31       Annual authorized pre-tax rate of return  13.61%
32
33       Rate reduction bond type                      2  (constant-principal)
34       (Enter 1 for mortgage-style, 2 for constant-principal)
35
36
37       Bond issuance expense ($ million)          $7.0
38
39  Transition cost amounts financed:
    ---------------------------------
40                                                  Net assets            Financed Taxes
                                                    ----------            --------------
41       Generic Assets                              417 Plant            287 Income Taxes
42                                                  ----------            --------------
43       Total Net Assets plus financed Taxes            704

                                                                     Table APP-1
                                                                          Page 2


                           San Diego Gas & Electric


RATE REDUCTION BONDS-SIZING CALCULATIONS
17-QUARTER AMORTIZATION CASE
($ in millions)

Assumptions: 17-quarter amortization
-----------
              9.52% pre-tax carrying cost

1                                                      12/31/97   3/31/98   6/30/98   9/30/98   12/31/98   3/31/99  6/30/99  9/30/99
                                                       -----------------------------------------------------------------------------
2    Rate-Base Balances
     ------------------
3
4    EOY Transition Cost-Rate Base Balance                  417      -         -         -           319      -        -        -
5    Annual Transition Cost-Rate Base Depreciation                   -         -         -            98      -        -        -
6    Average Transition Cost-Rate Base Balance                       -         -         -           368      -        -        -
7    Annual Pre-tax Return on Average Balance                        -         -         -            35      -        -        -
8
9
10   Financed Taxes:
     ---------------
11
12   EOY Financed Taxes Balance                             287      -         -         -           219      -        -        -
13   Annual Financed Taxes Amortization                              -         -         -            67      -        -        -
14
15
16   Quarterly Revenue Requirement, 17-quarter Amortization
     ------------------------------------------------------
17
18   Transition Cost-Rate Base Depreciation (ln 5 + 4)                 25        25        25         25        25       25       25
19   Pre-tax Return on Transition Cost-Rate Base (ln 7 + 4)             9         9         9          9         6        6        6
20   Financed Tax (ln 13 + 4)                                          17        17        17         17        17       17       17
                                                               ---------------------------------------------------------------------
21   Subtotal (ln 18 + ln 19 + ln 20)                                  50        50        50         50        48       48       48
22   Franchise Fees & Uncollectibles                                    1         1         1          1         1        1        1
                                                               ---------------------------------------------------------------------
23   Total Revenue Requirement, 1/1/1998 - 3/31/2002                   51        51        51         51        49       49       49
          collection if no financing from ratepayers
                                                               =====================================================================
1                                                      12/31/99   3/31/00   6/30/00   9/30/00   12/31/00   3/31/01  6/30/01  9/30/01
                                                       -----------------------------------------------------------------------------
2    Rate-Base Balances
     ------------------
3
4    EOY Transition Cost-Rate Base Balance                  221         -         -         -        123         -        -        -
5    Annual Transition Cost-Rate Base Depreciation           98         -         -         -         98         -        -        -
6    Average Transition Cost-Rate Base Balance              270         -         -         -        172         -        -        -
7    Annual Pre-tax Return on Average Balance                26         -         -         -         16         -        -        -
8
9
10   Financed Taxes:
     ---------------
11
12   EOY Financed Taxes Balance                             152         -         -         -         84         -        -        -
13   Annual Financed Taxes Amortization                      67         -         -         -         67         -        -        -
14
15
16   Quarterly Revenue Requirement, 17-quarter Amortization
     ------------------------------------------------------
17
18   Transition Cost-Rate Base Depreciation (ln 5 + 4)       25        25        25        25         25        25       25       25
19   Pre-tax Return on Transition Cost-Rate Base (ln 7 + 4)   6         4         4         4          4         2        2        2
20   Financed Tax (ln 13 + 4)                                17        17        17        17         17        17       17       17
                                                       -----------------------------------------------------------------------------
21   Subtotal (ln 18 + ln 19 + ln 20)                        48        45        45        45         45        43       43       43
22   Franchise Fees & Uncollectibles                          1         1         1         1          1         1        1        1
                                                       -----------------------------------------------------------------------------
23   Total Revenue Requirement, 1/1/1998 - 3/31/2002         49        47        47        47         47        44       44       44
      collection if no financing from ratepayers
                                                       =============================================================================

1                                                                           12/31/01   3/31/02
                                                                            ------------------
2    Rate-Base Balances
     ------------------
3
4    EOY Transition Cost-Rate Base Balance                                     25        -
5    Annual Transition Cost-Rate Base Depreciation                             98       25
6    Average Transition Cost-Rate Base Balance                                 74       12
7    Annual Pre-tax Return on Average Balance                                   7        1
8
9
10   Financed Taxes:
     ---------------
11
12   EOY Financed Taxes Balance                                                17       (0)
13   Annual Financed Taxes Amortization                                        67       17
14
15
16   Quarterly Revenue Requirement, 17-quarter Amortization
     ------------------------------------------------------
17
18   Transition Cost-Rate Base Depreciation (ln 5 + 4)                         25       25
19   Pre-tax Return on Transition Cost-Rate Base (ln 7 + 4)                     2        1
20   Financed Tax (ln 13 + 4)                                                  17       17
                                                                            --------------
21   Subtotal (ln 18 + ln 19 + ln 20)                                          43       43
22   Franchise Fees & Uncollectibles                                            1        1
                                                                            --------------
23   Total Revenue Requirement, 1/1/1998 - 3/31/2002                           44       44
                   collection if no financing from ratepayers
                                                                            ==============

EOY = End Of Year

                           SAN DIEGO GAS & ELECTRIC                  Table APP-1
                                                                          Page 3

RATE REDUCTION BONDS--SIZING CALCULATIONS
BOND-ISSUANCE CASE
($ in millions)

Assumptions: 10-year amortization
-----------
             7.5% pre-tax carrying cost

1                                                      12/31/97   3/31/98   6/30/98   9/30/98  12/31/98   3/31/99  6/30/99  9/30/99
                                                       ----------------------------------------------------------------------------
2    Debt Service
     ------------
3
                          ------------------------------
4    Principal Payment    Sum of payments = $     711 MM               18        18        18        18        18       18       18
                          ------------------------------
5    Interest Payment                                                  13        13        13        12        12       12       11
6    Refundable Ongoing Costs/Fees                                      3         3         3         3         3        3        3
7    Non-refundable Ongoing Costs/Fees                                  0         0         0         0         0        0        0
                                                               ---------------------------------------------------------------------
8    Quarterly Total Debt Service & Fees      Total FTA                34        34        34        33        33       33       32
                                                               =====================================================================
9
10   Refundable Ongoing Costs/Fees Credit
     ------------------------------------
11
12   Quarterly Total Refundable Ongoing Costs/Fees Credit              (3)       (3)       (3)       (3)       (3)      (3)      (3)
13
14   Financed Taxes Carrying Cost Credit
     -----------------------------------
15
16   EOQ Balance of Financed Taxes                          287       280       272       265       258       251      244      237
17   Financed Taxes Amortization (reduce per ln 1)                      7         7         7         7         7        7        7
18   Average Balance of Financed Taxes                                -         -         -         272       -        -        -
19   Carrying Cost on Balance of Financed Taxes                       -         -         -       9.52%       -        -        -
20   Annual Financed Taxes Carrying Cost Credit                       -         -         -         (26)      -        -        -
21   Quarterly Financed Taxes Carrying Cost Credit                     (6)       (6)       (6)       (6)       (6)      (6)      (6)
22
23   Quarterly Revenue Requirement on Rate Reduction Bonds
     -----------------------------------------------------
24
25   Principal Payment (ln 4)                                          18        18        18        18        18       18       18
26   Interest Payment (ln 5)                                           13        13        13        12        12       12       11
27   Total Ongoing Costs/Fees (ln 6 + ln 7)                             3         3         3         3         3        3        3
28   Refundable Ongoing Costs/Fees Credit (ln 12)                      (3)       (3)       (3)       (3)       (3)      (3)      (3)
29   Financed Taxes Carrying Cost Credit (ln 21)                       (6)       (6)       (6)       (6)       (6)      (6)      (6)
                                                               ---------------------------------------------------------------------
30   Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)                  25        24        24        24        24       24       23
31   Franchise Fees & Uncollectibles                                    1         1         1         1         1        1        1
                                                               ---------------------------------------------------------------------
32   Total Revenue Requirement, 12/31/98 - 12/31/07                    25        25        25        24        25       24       24
                                                               =====================================================================
1                                                      12/31/99   3/31/00   6/30/00   9/30/00  12/31/00   3/31/01  6/30/01  9/30/01
                                                       ----------------------------------------------------------------------------
2    Debt Service
     ------------
3
                          ------------------------------
4    Principal Payment    Sum of payments = $     711 MM     18        18        18        18        18        18       18       18
                          ------------------------------
5    Interest Payment                                        11        11        10        10        10         9        9        9
6    Refundable Ongoing Costs/Fees                            3         3         3         3         3         3        3        3
7    Non-refundable Ongoing Costs/Fees                        0         0         0         0         0         0        0        0
                                                       -----------------------------------------------------------------------------
8    Quarterly Total Debt Service & Fees      Total FTA      32        32        31        31        31        30       30       30
                                                       =============================================================================
9
10   Refundable Ongoing Costs/Fees Credit
     ------------------------------------
11
12   Quarterly Total Refundable Ongoing Costs/Fees Credit    (3)       (3)       (3)       (3)       (3)       (3)      (3)      (3)
13
14   Financed Taxes Carrying Cost Credit
     -----------------------------------
15
16   EOQ Balance of Financed Taxes                          229       222       215       208       201       193      186      179
17   Financed Taxes Amortization (reduce per ln 1)            7         7         7         7         7         7        7        7
18   Average Balance of Financed Taxes                      244       -         -         -         215       -        -        -
19   Carrying Cost on Balance of Financed Taxes           9.52%       -         -         -       9.52%       -        -        -
20   Annual Financed Taxes Carrying Cost Credit             (23)      -         -         -         (20)      -        -        -
21   Quarterly Financed Taxes Carrying Cost Credit           (6)       (5)       (5)       (5)       (5)       (4)      (4)      (4)
22
23   Quarterly Revenue Requirement on Rate Reduction Bonds
     -----------------------------------------------------
24
25   Principal Payment (ln 4)                                18        18        18        18        18        18       18       18
26   Interest Payment (ln 5)                                 11        11        10        10        10         9        9        9
27   Total Ongoing Costs/Fees (ln 6 + ln 7)                   3         3         3         3         3         3        3        3
28   Refundable Ongoing Costs/Fees Credit (ln 12)            (3)       (3)       (3)       (3)       (3)       (3)      (3)      (3)
29   Financed Taxes Carrying Cost Credit (ln 21)             (6)       (5)       (5)       (5)       (5)       (4)      (4)      (4)
                                                       -----------------------------------------------------------------------------
30   Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)        23        23        23        23        22        23       22       22
31   Franchise Fees & Uncollectibles                          1         1         1         1         1         1        1        1
                                                       -----------------------------------------------------------------------------
32   Total Revenue Requirement, 12/31/98 - 12/31/07          24        24        24        23        23        23       23       23
                                                       =============================================================================



                           SAN DIEGO GAS & ELECTRIC
                                                                     TABLE APP-1
                                                                          PAGE 4

RATE REDUCTION BONDS - SIZING CALCULATIONS
BOND - ISSUANCE CASE
($ in millions)

Assumptions:     10-year amortization
------------     7.5% pre-tax carrying cost

1                                                           12/31/01   3/31/02   6/30/02   9/30/02   12/31/02   3/31/03
                                                            -----------------------------------------------------------
2  Debt Service
   ------------
3                         --------------------------
4  Principal Payment      Sum of payments= $     711              18        18        18         18        18        18
                          --------------------------
5  Interest Payment                                                8         8         8          7         7         7
6  Refundable Ongoing Costs/Fees                                   3         3         3          3         3         3
7  Non-refundable Ongoing Costs/Fees                               0         0         0          0         0         0
                                                            -----------------------------------------------------------
8  Quarterly Total Debt Service & Fees                            29        29        29         28        28        28
                                                            ===========================================================
9
10 Refundable Ongoing Costs/Fees Credit
   ------------------------------------
11
12 Quarterly Total Refundable Ongoing Costs/Fees Credit           (3)       (3)       (3)        (3)       (3)       (3)
13
14 Financed Taxes Carrying Cost Credit
   -----------------------------------
15
16 EOQ Balance of Financed Taxes                                 172       165       158        150       143       136
17 Financed Taxes Amortization (reduce per ln 1)                   7         7         7          7         7         7
18 Average Balance of Financed Taxes                             186       168         -          -       154         -
19 Carrying Cost on Balance of Financed Taxes                   9.52%     9.52%        -          -     13.61%         -
20 Annual Financed Taxes Carrying Cost Credit                    (18)       (4)        -          -       (16)        -
21 Quarterly Financed Taxes Carrying Cost Credit                  (4)       (4)       (5)        (5)       (5)       (4)
22
23 Quarterly Revenue Requirement on Rate Reduction Bonds
   -----------------------------------------------------
24
25 Principal Payment (ln 4)                                       18        18        18         18        18        18
26 Interest Payment (ln 5)                                         8         8         8          7         7         7
27 Total Ongoing Costs/Fees (ln 6 + ln 7)                          3         3         3          3         3         3
28 Refundable Ongoing Costs/Fees Credit (ln 12)                   (3)       (3)       (3)        (3)       (3)       (3)
29 Financed Taxes Carrying Cost Credit (ln 21)                    (4)       (4)       (5)        (5)       (5)       (4)
                                                            -----------------------------------------------------------
30 Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)               22        22        20         20        20        20
31 Franchise Fees & Uncollectibles                                 0         1         0          0         0         0
                                                            -----------------------------------------------------------
32 Total Revenue Requirement, 12/31/98 - 12/31/07                 22        22        21         20        20        21
                                                                      ===========================================================


1                                                            6/30/03   9/30/03  12/31/03    3/31/04   6/30/04   9/30/04
                                                            -----------------------------------------------------------
2  Debt Service
   ------------
3                         --------------------------
4  Principal Payment      Sum of payments= $     711              18        18        18         18        18        18
                          --------------------------
5  Interest Payment                                                6         6         6          5         5         5
6  Refundable Ongoing Costs/Fees                                   3         3         3          3         3         3
7  Non-refundable Ongoing Costs/Fees                               0         0         0          0         0         0
                                                            -----------------------------------------------------------
8  Quarterly Total Debt Service & Fees                            27        27        27         26        26        26
                                                            ===========================================================
9
10 Refundable Ongoing Costs/Fees Credit
   ------------------------------------
11
12 Quarterly Total Refundable Ongoing Costs/Fees Credit           (3)       (3)       (3)        (3)       (3)       (3)
13
14 Financed Taxes Carrying Cost Credit
   -----------------------------------
15
16 EOQ Balance of Financed Taxes                                 129       122       115        107       100        93
17 Financed Taxes Amortization (reduce per ln 1)                   7         7         7          7         7         7
18 Average Balance of Financed Taxes                               -         -       129          -         -         -
19 Carrying Cost on Balance of Financed Taxes                      -         -     13.61%         -         -         -
20 Annual Financed Taxes Carrying Cost Credit                      -         -       (18)         -         -         -
21 Quarterly Financed Taxes Carrying Cost Credit                  (4)       (4)       (4)        (3)       (3)       (3)
22
23 Quarterly Revenue Requirement on Rate Reduction Bonds
   -----------------------------------------------------
24
25 Principal Payment (ln 4)                                       18        18        18         18        18        18
26 Interest Payment (ln 5)                                         6         6         6          5         5         5
27 Total Ongoing Costs/Fees (ln 6 + ln 7)                          3         3         3          3         3         3
28 Refundable Ongoing Costs/Fees Credit (ln 12)                   (3)       (3)       (3)        (3)       (3)       (3)
29 Financed Taxes Carrying Cost Credit (ln 21)                    (4)       (4)       (4)        (3)       (3)       (3)
                                                            -----------------------------------------------------------
30 Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)               20        19        19         20        19        19
31 Franchise Fees & Uncollectibles                                 0         0         0          0         0         0
                                                            -----------------------------------------------------------
32 Total Revenue Requirement, 12/31/98 - 12/31/07                 20        20        19         20        20        19
                                                            ===========================================================


1                                                           12/31/04   3/31/05   6/30/05    9/30/05
                                                            ---------------------------------------
2  Debt Service
   ------------
3                         --------------------------
4  Principal Payment      Sum of payments= $     711              18        18        18         18
                          --------------------------
5  Interest Payment                                                4         4         4          3
6  Refundable Ongoing Costs/Fees                                   3         3         3          3
7  Non-refundable Ongoing Costs/Fees                               0         0         0          0
                                                            ---------------------------------------
8  Quarterly Total Debt Service & Fees                            25        25        25         24
                                                            =======================================
9
10 Refundable Ongoing Costs/Fees Credit
   ------------------------------------
11
12 Quarterly Total Refundable Ongoing Costs/Fees Credit           (3)       (3)       (3)        (3)
13
14 Financed Taxes Carrying Cost Credit
   -----------------------------------
15
16 EOQ Balance of Financed Taxes                                  86        79        72         64
17 Financed Taxes Amortization (reduce per ln 1)                   7         7         7          7
18 Average Balance of Financed Taxes                             100         -         -          -
19 Carrying Cost on Balance of Financed Taxes                  13.61%        -         -          -
20 Annual Financed Taxes Carrying Cost Credit                    (14)        -         -          -
21 Quarterly Financed Taxes Carrying Cost Credit                  (3)       (2)       (2)        (2)
22
23 Quarterly Revenue Requirement on Rate Reduction Bonds
   -----------------------------------------------------
24
25 Principal Payment (ln 4)                                       18        18        18         18
26 Interest Payment (ln 5)                                         4         4         4          3
27 Total Ongoing Costs/Fees (ln 6 + ln 7)                          3         3         3          3
28 Refundable Ongoing Costs/Fees Credit (ln 12)                   (3)       (3)       (3)        (3)
29 Financed Taxes Carrying Cost Credit (ln 21)                    (3)       (2)       (2)        (2)
                                                            ---------------------------------------
30 Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)               19        19        19         19
31 Franchise Fees & Uncollectibles                                 0         0         0          0
                                                            ---------------------------------------
32 Total Revenue Requirement, 12/31/98 - 12/31/07                 19        20        19         19
                                                            =======================================

                           SAN DIEGO GAS & ELECTRIC

                                                                     Table APP-1
                                                                          Page 5

RATE REDUCTION BONDS - SIZING CALCULATIONS
BOND-ISSUANCE CASE
($ in millions)

Assumptions:  10-year amortization
-----------   7.5% pre-tax carrying cost

1                                                 12/31/05  3/31/06  6/30/06  9/30/06  12/31/06  3/31/07  6/30/07  9/30/07  12/31/07
                                                  ----------------------------------------------------------------------------------
2  Debt Service
   ------------
3
                        ----------------------
4  Principal Payment    Sum of payments = $711         18      18       18       18        18       18       18       18        18
                        ----------------------
5  Interest Payment                                     3       3        2        2         2        1        1        1         0
6  Refundable Ongoing Costs/Fees                        3       3        3        3         3        3        3        3         3
7  Non-refundable Ongoing Costs/Fees                    0       0        0        0         0        0        0        0         0
                                                  ----------------------------------------------------------------------------------
8  Quarterly Total Debt Service & Fees                 24      24       23       23        23       22       22       22        21
                                                  ==================================================================================
10 Refundable Ongoing Costs/Fees Credit
   ------------------------------------
11
12 Quarterly Total Refundable Ongoing
   Costs/Fees Credit                                   (3)     (3)      (3)      (3)       (3)      (3)      (3)      (3)       (3)
13
14 Financed Taxes Carrying Cost Credit
   -----------------------------------
15
16 EOQ Balance of Financed Taxes                       57      50       43       36        29       21       14        7        (0)
17 Financed Taxes Amortization (reduce per ln 1)        7       7        7        7         7        7        7        7         7
18 Average Balance of Financed Taxes                   72       -        -        -        43        -        -        -        14
19 Carrying Cost on Balance of Financed Taxes       13.61%      -        -        -     13.61%       -        -        -     13.61%
20 Annual Financed Taxes Carrying Cost Credit         (10)      -        -        -        (6)       -        -        -        (2)
21 Quarterly Financed Taxes Carrying Cost Credit       (2)     (1)      (1)      (1)       (1)      (0)      (0)      (0)       (0)
22
23 Quarterly Revenue Requirement on
   --------------------------------
   Rate Reduction Bonds
   --------------------
24
25 Principal Payment (ln 4)                            18      18       18       18        18       18       18       18        18
26 Interest Payment (ln 5)                              3       3        2        2         2        1        1        1         0
27 Total Ongoing Costs/Fees (ln 6 + ln 7)               3       3        3        3         3        3        3        3         3
28 Refundable Ongoing Costs/Fees Credit (ln 12)        (3)     (3)      (3)      (3)       (3)      (3)      (3)      (3)       (3)
29 Financed Taxes Carrying Cost Credit (ln 21)         (2)     (1)      (1)      (1)       (1)      (0)      (0)      (0)       (0)
                                                  ----------------------------------------------------------------------------------
30 Subtotal (ln 25 + ln 26 + ln 27 + ln 28 +ln 29)     18      19       19       18        18       19       18       18        18
31 Franchise Fees & Uncollectibles                      0       0        0        0         0        0        0        0         0
                                                  ----------------------------------------------------------------------------------
32 Total Revenue Requirement, 12/31/98-12/31/07        19      19       19       19        18       19       19       18        18
                                                  ==================================================================================

                           SAN DIEGO GAS & ELECTRIC

                                                                     Table APP-1
                                                                          Page 6

RATE REDUCTION BONDS - SIZING CALCULATIONS
BOND-ISSUANCE CASE
($ millions)



1                                                           12/31/97  3/31/98  6/30/98  9/30/98  12/31/98  3/31/99  6/30/99  9/30/99
                                                            ------------------------------------------------------------------------
2  Revenue Requirement Difference
   ------------------------------
3
4  Revenue Requirement, 17-quarter Transition
   Cost Amortization                                                     51       51       51        51       49       49       49
5  Revenue Requirement, RRBs                                            (25)     (25)     (25)      (24)     (25)     (24)     (24)
                                                                      --------------------------------------------------------------
6    Subtotal Calculated Difference                                      26       26       27        27       24       25       25
7  Timing Adjustment                                                     (3)      (4)      (4)       (4)      (1)      (1)      (2)
                                                                      --------------------------------------------------------------
8    Difference Savings                                                  23       23       23        23       24       24       24
                                                                      ==============================================================
9
10 Sizing Calculation:
   -------------------
11
12 Total Calculated Difference, 1/1/1998-3/31/2002 (ln 6)      406 (Model iterates on amount financed on page 1, line 39, until this figure equals total target revenue reduction on page 1, line 8).
13
14 Proceeds on Bonds Issued                                    704
   ------------------------
15 Bond Issuance Expense                                         7
                                                            --------
16 Face Value of Bonds Issued                                  711
17
18 Customer Benefits Calculation:
   ------------------------------
19
20 NPV of Quarterly Difference, 1/1/98-12/31/2007 (ln 8)       104
21 Annual Discount Rate     10.0%
22 Quarterly Discount Rate   2.5%

1                                                           12/31/99  3/31/00  6/30/00  9/30/00  12/31/00  3/31/01  6/30/01  9/30/01
                                                            ------------------------------------------------------------------------
2  Revenue Requirement Difference
   ------------------------------
3
4  Revenue Requirement, 17-quarter Transition
   Cost Amortization                                            49       47       47       47        47       44       44       44
5  Revenue Requirement, RRBs                                   (24)     (24)     (24)     (23)      (23)     (23)     (23)     (23)
                                                            ------------------------------------------------------------------------
6    Subtotal Calculated Difference                             25       23       23       23        24       21       21       22
7  Timing Adjustment                                            (2)       1        1        1         0        4        3        3
                                                            ------------------------------------------------------------------------
8    Difference Savings                                         24       24       24       24        24       24       25       25
                                                            ========================================================================
9
10 Sizing Calculation:
   -------------------
11
12 Total Calculated Difference, 1/1/1998-3/31/2002 (ln 6)
13
14 Proceeds on Bonds Issued
   ------------------------
15 Bond Issuance Expense

16 Face Value of Bonds Issued
17
18 Customer Benefits Calculation:
   ------------------------------
19
20 NPV of Quarterly Difference, 1/1/98-12/31/2007 (ln 8)
21 Annual Discount Rate     10.0%
22 Quarterly Discount Rate   2.5%

                            SAN DIEGO GAS & ELECTRIC                Table APP-1
                                                                         Page 7

RATE REDUCTION BONDS--SIZING CALCULATIONS
REVENUE REQUIREMENT DIFFERENCES
($ MILLIONS)

 1                                                               12/31/01   3/31/02  6/30/02    9/30/02   12/31/02  3/31/03
                                                                 ------------------------------------------------------------
 2 Revenue Requirement Difference
   ------------------------------
 3
 4 Revenue Reguirement, 17-quarter Transition Cost Amortization    44         44        -          -          -         -
 5 Revenue Reuirement, RRBs                                       (22)       (22)     (21)       (20)       (20)      (21)
                                                                 ------------------------------------------------------------
 6    Subtotal Calculated Difference                               22         21      (21)       (20)       (20)      (21)
 7 Timing Adjustment                                                3          4        -          -          -         -
                                                                 ------------------------------------------------------------
 8    Difference                                                   25         25      (21)       (20)       (20)      (21)
                                                                 ============================================================
 9
10 Sizing Calculation
   ------------------
11
12 Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)
13
14 Proceeds on Bonds Issued
   ------------------------
15 Bond Issuance Expense
16 Face Value of Bonds Issued
17
18 Customer Benefits Calculation:
   ------------------------------
19
20 NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)
21 Annual Discout Rate         10.0%
22 Quarterly Discount Rate      2.5%




 1                                                                6/30/03   9/30/03   12/31/03    3/31/04    6/30/04   9/30/04
                                                                 ---------------------------------------------------------------
 2 Revenue Requirement Difference
   -------------------------------
 3
 4 Revenue Reguirement, 17-quarter Transition Cost Amortization        -       -          -          -          -         -
 5 Revenue Reuirement, RRBs                                          (20)    (20)       (19)       (20)       (20)      (19)
                                                                 ---------------------------------------------------------------
 6    Subtotal Calculated Difference                                 (20)    (20)       (19)       (20)       (20)      (19)
 7 Timing Adjustment                                                   -       -          -          -          -         -
                                                                 ---------------------------------------------------------------
 8    Difference                                                     (20)    (20)       (19)       (20)       (20)      (19)
                                                                 ===============================================================
 9
10 Sizing Calculation
   ------------------
11
12 Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)
13
14 Proceeds on Bonds Issued
   ------------------------
15 Bond Issuance Expense
16 Face Value of Bonds Issued
17
18 Customer Benefits Calculation:
   ------------------------------
19
20 NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)
21 Annual Discout Rate         10.0%
22 Quarterly Discount Rate      2.5%



 1                                                                  12/31/04   3/31/05   6/30/05    9/30/05
                                                                   ----------------------------------------
 2 Revenue Requirement Difference
   -------------------------------
 3
 4 Revenue Reguirement, 17-quarter Transition Cost Amortization         -         -          -          -
 5 Revenue Reuirement, RRBs                                           (19)      (20)       (19)       (19)
                                                                   ----------------------------------------
 6    Subtotal Calculated Difference                                  (19)      (20)       (19)       (19)
 7 Timing Adjustment                                                    -         -          -          -
                                                                   ----------------------------------------
 8    Difference                                                      (19)      (20)       (19)       (19)
                                                                   ========================================
 9
10 Sizing Calculation
   ------------------
11
12 Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)
13
14 Proceeds on Bonds Issued
   ------------------------
15 Bond Issuance Expense
16 Face Value of Bonds Issued
17
18 Customer Benefits Calculation:
   ------------------------------
19
20 NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)
21 Annual Discout Rate         10.0%
22 Quarterly Discount Rate      2.5%


                           SAN DIEGO GAS & ELECTRIC                 TABLE APP-1
                                                                         PAGE 8


RATE REDUCTION BONDS--SIZING CALCULATIONS
REVENUE REQUIREMENT DIFFERENCES
($ MILLIONS)

1                                     12/31/05   3/31/06   6/30/06   9/30/06   12/31/06   3/31/07   6/30/07   9/30/07   12/31/07
                                      ------------------------------------------------------------------------------------------
2  Revenue Requirement Difference
   ------------------------------
3
4  Revenue Requirement, 17-quarter
    Transition Cost Amortization        -         -         -         -          -         -         -         -          -
5  Revenue Requirement, RRBs            (19)      (19)      (19)      (19)       (18)      (19)      (19)      (18)       (18)
                                      ------------------------------------------------------------------------------------------
6     Subtotal Calculated Difference    (19)      (19)      (19)      (19)       (18)      (19)      (19)      (18)       (18)
7  Timing Adjustment                    -         -         -         -          -         -         -         -          -
                                      ------------------------------------------------------------------------------------------
8     Difference                        (19)      (19)      (19)      (19)       (18)      (19)      (19)      (18)       (18)
9                                     ==========================================================================================
10 Sizing Calculation:
   -------------------
11
12 Total Calculated Difference,
    1/1/1998 - 3/31/2002 (ln 6)
13
14 Proceeds on Bonds Issued
   ------------------------
15 Bond Issuance Expense
16 Face Value of Bonds Issued
17
18 Customer Benefits Calculation:
   ------------------------------
19
20 NPV of Quarterly Difference,
    1/1/98 - 12/31/2007 (ln 8)
21 Annual Discount Rate     10.0%
22 Quarterly Discount Rate   2.5%

                                  APPENDIX C

                                  APPENDIX C

                    CHANGES IN LANGUAGE TO EXISTING TARIFFS

Add the following language to Schedules DR, DR-LI, E-LI, DM, DS, DT, DT-RV, D-SMF, EV-TOU, EV-TOU-2, Dr-TOU, DR-TOU-2, and A just after the language discussing the Rate Cap Mechanism:

Rate Reduction Adjustment
Effective from January 1, 1998 until March 31, 2002*, the above rates will be adjusted downward by 10%. After March 31, 2002*, the above rates shall be adjusted to reflect the Schedule FTA rate in all billings. A customer once billed at rates reflecting the 10% adjustment in rates will continue to have their rates adjusted by the Schedule FTA rate as long as Schedule FTA exists, regardless of the Schedule the customer receives service on.

*Note: The March 31, 2002 date is subject to change as set forth in Assembly Bill 1890.

                                  APPENDIX D

                                  APPENDIX D

               PROPOSED NEW FIXED TRANSITION AMOUNT RATE SCHEDULE

                                 SCHEDULE FTA
                            FIXED TRANSITION AMOUNT
                            -----------------------

APPLICABILITY
-------------

This schedule is applicable to all residential and small commercial customers as defined in AB 1890. This schedule is also applicable to all customers that have taken service on this schedule previously. The rates on this schedule are to be added to the rates from the otherwise applicable schedule(s).

TERRITORY
---------

Within the entire territory served by the utility.



RATES                                           $/kWh
Energy rate, per kWh
      Residential Rate Schedules........        xxx
      Small Commercial Rate Schedules...        xxx


Franchise Fee Differential:
   A Franchise Fee Differential of 1.9% will be applied to the monthly billings calculated under this schedule for all customers within the corporate limits of the City of San Diego. Such Franchise Fee Differential shall be so indicated and added as a separate item to bills rendered to such customers.

SPECIAL CONDITIONS
-----------------

1. Definitions: The Definitions of principal terms used in this schedule are found either herein or in Rule 1, Definitions.

2. Rate Changes: The Rates shall change at least annually after the utility files an advice letter in conformance with the procedures defined in this Rate Schedule. The Commission will approve the advice letter filing within 15 days of the filed date. The utility shall file an advice letter to be approved by the Commission on 15 day notice, at an interval of up to one each quarter, if a 1% threshold is exceeded as addressed herein.

3. Annual Average Rate Change: In the annual advice letter filing, to be made 15 days prior to the end of a quarter, the utility shall report the amount of revenues paid to the Special Purpose Entity to date, which reflects that amount collected form the billing of Schedule FTA, less the amount that it would have paid to the Special Purpose Entity to date if the utility had paid exactly what is required to pay the scheduled interest and principle will be then added to the mount that the utility is forecasted to owe the Special Purpose Entity the ensuing year. This total amount will then be divided by the last adopted sales forecast to the sum of the residential and small commercial classes of customers to arrive at a new average rate.

4. Quarterly Average Rate Change: In the utility's quarterly filed advice letter, to be made 15 days prior to the end of the quarter if the threshold is exceeded, the utility shall report the amount of revenues paid to the Special Purpose Entity to date, which reflects that amount collected from the billing of Schedule FTA, less the amount that it would have paid to the Special Purpose Entity to date if the utility had paid exactly what was required to pay the scheduled interest and principle on the Rate Reduction Bonds. If the difference in the foregoing exceeds a threshold of 1% of the total scheduled payments to the Special Purpose Entity for the quarter then the utility shall file an advice letter to amortize that difference. The change to the average rate shall be determined by dividing the difference by the last adopted sales forecast to the sum of the residential and small commercial classes of customers for the period up to the next annual rate change to arrive at a change to the average rate. The change to the average rate will then be added to the last filed average rate for a new average rate.

5. Average Rate Split to Class: Once an average rate for the residential and small commercial customers has been calculated, the average rate will be multiplied by .98674 to derive the residential FTA rate and the average rate will be multiplied by 1.0426 to derive the small commercial FTA rate. This calculation will cause each of these classes FTA rate to be adjusted in proportion to their June 10, 1996 average rates.

6. Payment to Special Purpose Entity: The utility shall make payments to the Special Purpose Entity of all funds collected under the terms of this tariff within the first 15 days of each month. On an annual basis the utility will adjust for any difference between the actual amount of uncollectibles and the amount embedded in the distribution on the table below. Unless the utility has in place procedures that will exactly determine the amount of collections, the utility will pay the Special Purpose Entity on the following schedule each month:

15 days after the close of the month
     relative to the rendering                           Small
     of bills to the customer        Residential       Commercial
     -------------------------       -----------       ----------
             Month 1                   28.00%            31.00%
             Month 2                   68.00%            66.00%
             Month 3                    1.00%             0.90%
             Month 4                    1.00%             0.80%
             Month 5                    1.75%             1.15%

7. Collection of Rates: The rates on this schedule will be subject to collection not only by the utility but also by the Special Purpose Entity, or subsequent servicer, through which the utility has financed Rated Reduction Bonds.

8. Termination of Rates: This tariff shall remain in effect until the earlier of either when the bond legal maturity is reached or all legal obligations of the utility to the Special Purpose Entity have been met.

9. Non-bypassable: Where a customer has previously taken service and been billed on this schedule and then subsequently is served electricity from on-site generation, cogeneration, or "over-the-fence" generation the FTA rules shall apply to all generated power used by the customer. Should a customer's energy consumption no longer be available, the FTA rates will be billed based on the last twelve months of recorded usage available.